As filed with the Securities and Exchange Commission on July 30, 1996

                                                 Registration No. 333-_____

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                         ------------------------------
                                    FORM S-3
                             REGISTRATION STATEMENT
                        Under The Securities Act of 1933
                         ------------------------------

                          APPLIED MAGNETICS CORPORATION
             (Exact name of Registrant as specified in its charter)

                    Delaware                          95-1950506
          (State or other jurisdiction of         (I.R.S. Employer
          incorporation or organization)          Identification No.)
                         ------------------------------
                               75 Robin Hill Road
                          Goleta, California 93117-3108
                                 (805) 683-5353

          (Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)
                         ------------------------------
                                CRAIG D. CRISMAN
                            Chairman of the Board and
                             Chief Executive Officer
                          Applied Magnetics Corporation
                               75 Robin Hill Road
                          Goleta, California 93117-3108
                                 (805) 683-5353

            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)
                         ------------------------------
                                 With a Copy to:
                            JAMES J. SLABY, JR., ESQ.
                                STANLEY SZE, ESQ.
                     Sheppard, Mullin, Richter & Hampton LLP
                        333 South Hope Street, 48th Floor
                          Los Angeles California 90071
                                 (213) 620-1780
                         ------------------------------

          APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
     From time to time after the effective date of this Registration
     Statement.

          If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]


                                  Page 1 of 137









          If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

          If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

          If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

          If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                               -------------------

                         CALCULATION OF REGISTRATION FEE

     =========================================================================
                                     Proposed      Proposed
     Title of Each                   Maximum       Maximum
     Class of                        Offering      Aggregate        Amount of
     Securities to    Amount to be   Price Per     Offering Price   Registra-
     be Registered    Registered     Share <F1>    <F1>             tion Fee
     -------------------------------------------------------------------------
     7% Convertible
     Subordinated
     Debentures       $93,000,000      100%        $93,000,000      $32,068.97

     Common Stock,
     par value $0.10
     per share        5,000,000<F2>     --             --              --
     =========================================================================

     [FN]
     <F1> Estimated solely for the purpose of calculating the
          registration fee, pursuant to Rule 457(i) or (c), as applicable, of Regulation C under the Securities Act of 1933.
     <F2> Represents the maximum number of shares of Common Stock presently issuable upon conversion of the Debentures being registered hereunder. If issued, such shares of Common Stock will be issued for no additional consideration and therefore no registration fee is required. An indeterminate number of additional shares of Common Stock that may be issued pursuant to the antidilution provisions of the Debentures is also registered hereunder.



                                  Page 2 of 137









          The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission (the "Commission"), acting pursuant to said
     Section 8(a), may determine.



                          EXHIBIT INDEX ON PAGE 69











































                                  Page 3 of 137








                       APPLIED MAGNETICS CORPORATION

      Cross-Reference Sheet Pursuant to Item 501(b) of Regulation S-K
             Showing Locations in Prospectus of the Information
                       Required by Items of Form S-3

     Form S-3 Caption                        Caption in Prospectus
     ----------------                        ---------------------

     Item 1.   Forepart of the               Outside Front Cover Page of
               Registration Statement        Prospectus
               and Outside Front Cover
               Page of Prospectus

     Item 2.   Inside Front and Outside      Inside Front and Outside Back
               Back Cover Pages of           Cover Pages of Prospectus
               Prospectus

     Item 3.   Summary Information, Risk     Prospectus Summary, Risk
               Factors and Ratio of          Factors; Ratio of Earnings to
               Earnings to Fixed Charges     Fixed Charges

     Item 4.   Use of Proceeds               Use of Proceeds

     Item 5.   Determination of Offering     Inapplicable
               Price

     Item 6.   Dilution                      Inapplicable

     Item 7.   Selling Security Holders      Selling Securityholders

     Item 8.   Plan of Distribution          Plan of Distribution

     Item 9.   Description of Securities     Outside Front Cover Page;
               to be Registered              Prospectus Summary;
                                             Description of the Debentures;
                                             Description of Capital Stock

     Item 10.  Interests of Named            Inapplicable
               Experts and Counsel

     Item 11.  Material Changes              Inapplicable

     Item 12.  Incorporation of Certain      Incorporation of Certain
               Information by Reference      Documents by Reference


     Item 13.  Disclosure of Commission      Inapplicable
               Position on Indemnifi-
               cation for Securities Act
               Liabilities






                                  Page 4 of 137









                   Subject to Completion, July ___, 1996

     Prospectus


                       APPLIED MAGNETICS CORPORATION

                                $93,000,000
                   7% Convertible Subordinated Debentures
                    Due March 15, 2006 (Interest Payable
                         March 15 and September 15)

                                    and

                      5,000,000 Shares of Common Stock



               This Prospectus relates to the public offering by the Selling Securityholders (see "Selling Securityholders") of up to $93,000,000 aggregate principal amount of 7% Convertible Subordinated Debentures due March 15, 2006 (the "Debentures") of Applied Magnetics Corporation, a Delaware corporation (the "Company"), and the shares of common stock, par value $0.10 per share, of the Company (the "Common Stock" and, together with the Debentures, the "Securities") that are issuable upon conversion of the Debentures. The Debentures are convertible into a maximum of 5,000,000 shares of Common Stock at a conversion price of $18.60 per share (the "Conversion Price"), subject to adjustment in certain circumstances, at any time prior to redemption or maturity. See "Description of the Debentures." The Common Stock is traded on the New York Stock Exchange (the "NYSE") under the symbol "APM." The last reported sales price of the Common Stock on the NYSE on July 29, 1996 was $10 3/8 per share. See "Description of Capital Stock."

               Interest on the Debentures is payable semi-annually in arrears on each of March 15 and September 15, commencing
     September 15, 1996, and the Debentures will mature on March 15, 2006, unless previously redeemed. See "Description of the Debentures."

               The Debentures are redeemable at the option of the Company, in whole or in part, at the redemption prices set forth in this Prospectus, together with accrued and unpaid interest to the date fixed for redemption, except that no redemption may be
     made prior to April 2, 1999.   The Debentures are also redeemable
     at any time at the option of the Company, in whole or in part, at a redemption price of 100% of their principal amount, together with accrued and unpaid interest through the date fixed for redemption upon the occurrence of certain changes in the law, rules, regulations or rulings related to the United States federal income tax. Upon the occurrence of a Change of Control (as defined herein), the Company, at its option, may redeem the


                                  Page 5 of 137








     Debentures, in whole but not in part, prior to April 1, 1999, at the redemption prices set forth in this Prospectus, together with accrued and unpaid interest to the date fixed for redemption.
     See "Description of Debentures -- Redemption."

               The Debentures are general unsecured obligations of the Company and are subordinated to all present and future Senior Indebtedness (as defined herein) of the Company and will be effectively subordinated to all indebtedness and liabilities of subsidiaries of the Company. The Indenture does not restrict the incurrence of any other indebtedness or liabilities by the Company or its subsidiaries. See "Description of Debentures -- Subordination."

               The Company will not receive any proceeds from this offering. The aggregate proceeds to the Selling Securityholders from the sale of the Securities will be the offering price of the Securities sold, less applicable agents' commissions and underwriters' discounts, if any. The Company will pay all expenses incident to the preparation and filing of a registration statement for the Securities under federal securities laws. The Selling Securityholders may sell the Securities from time to time on terms to be determined at the time of sale, either directly or through agents designated from time to time or dealers or underwriters designated from time to time. To the extent required, the principal amount of Debentures or the number of shares of Common Stock to be sold, the offering price thereof, the name of each Selling Securityholder and each agent, dealer and underwriter, if any, and any applicable commissions or discounts with respect to a particular offering will be set forth in an accompanying Prospectus Supplement. See "Plan of Distribution."

               The Debentures have been designated for trading in the Private Offerings, Resales and Trading through Automated Linkages ("PORTAL") Market.

               SEE "RISK FACTORS" BEGINNING ON PAGE 11 FOR A
          DESCRIPTION OF CERTAIN FACTORS THAT SHOULD BE CAREFULLY
                    CONSIDERED BY PROSPECTIVE INVESTORS.

               No dealer, salesman or any other person has been authorized to give any information or to make any representation not contained in this Prospectus and, if given or made, such information or representation must not be relied upon as having been authorized by the Company. This Prospectus does not relate to any securities other than those described herein or constitute an offer to sell, or the solicitation of an offer to buy, securities in any jurisdiction where, or to any person to whom, it is unlawful to make such an offer or solicitation. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create an implication that the information herein is correct as of any time subsequent to the date hereof or that there has been no change in the affairs of the Company since such date.


                                  Page 6 of 137









               FOR NEW HAMPSHIRE RESIDENT: NEITHER THE FACT THAT A REGISTRATION STATEMENT OR AN APPLICATION FOR A LICENSE HAS BEEN FILED UNDER RSA 421-B WITH THE STATE OF NEW HAMPSHIRE NOR THE FACT THAT A SECURITY IS EFFECTIVELY REGISTERED OR A PERSON IS LICENSED IN THE STATE OF NEW HAMPSHIRE CONSTITUTES A FINDING BY THE SECRETARY OF STATE THAT ANY DOCUMENT FILED UNDER RSA 421-B IS TRUE, COMPLETE AND NOT MISLEADING. NEITHER ANY SUCH FACT NOR THE FACT THAT AN EXEMPTION OR EXCEPTION IS AVAILABLE FOR A SECURITY OR A TRANSACTION MEANS THAT THE SECRETARY OF STATE OF THE STATE OF NEW HAMPSHIRE HAS PASSED IN ANY WAY UPON THE MERITS OR QUALIFICATIONS OF, OR RECOMMENDED OR GIVEN APPROVAL TO, ANY PERSON, SECURITY OR TRANSACTION. IT IS UNLAWFUL TO MAKE, OR CAUSE TO BE MADE, TO ANY PROSPECTIVE PURCHASER, CUSTOMER OR CLIENT ANY REPRESENTATION INCONSISTENT WITH THE PROVISIONS OF THIS PARAGRAPH.

               THE ATTORNEY GENERAL OF THE STATE OF NEW YORK HAS NOT PASSED ON OR ENDORSED THE MERITS OF THIS OFFERING. ANY
     REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

               THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

               THE DATE OF THIS PROSPECTUS IS JULY ___, 1996.

     INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.
     THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

















                                  Page 7 of 137








                           AVAILABLE INFORMATION

               The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files periodic reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's Regional Offices at 7 World Trade Center, Suite 1300, New York, New York 10048; and 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. In addition, copies of such reports, proxy statements and other information concerning the Company may also be inspected and copied at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005 and are also accessible by the public using the Internet at http://www.sec.gov.

               The Company has filed with the Commission a registration statement on Form S-3 (such registration statement, together with all amendments and exhibits thereto, being hereinafter referred to as the "Registration Statement") under the Securities Act, for the registration under the Securities Act of the Debentures and Shares offered hereby. This Prospectus does not contain all the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. For further information, reference is hereby made to the Registration Statement and the documents incorporated herein by reference which may be examined without charge at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549. Copies thereof may be obtained from the Commission upon payment of the prescribed fees. Statements herein as to the contents of any document referred to are not necessarily complete and in each instance are qualified in all respects by reference to the applicable documents filed with the Commission.

              INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

               The following documents filed with the Commission (File No. 1-6635) pursuant to the Exchange Act are incorporated herein by reference:

               1. The Company's Annual Report on Form 10-K for the fiscal year ended September 30, 1995, as amended by Form 10-K/A No. 1 filed with the Commission on June 11, 1996;

               2. The Company's Quarterly Report on Form 10-Q for the quarter ended December 30, 1995;



                                  Page 8 of 137








               3.   The Company's Quarterly Report on Form 10-Q/A
     No. 1 for the quarter ended December 30, 1995;

               4. The Company's Current Report on Form 8-K filed with the Commission on March 11, 1996;

               5. The Company's Current Report on Form 8-K filed with the Commission on March 20, 1996;

               6. The Company's Current Report on Form 8-K filed with the Commission on April 2, 1996;

               7. The Company's Quarterly Report on Form 10-Q for the quarter ended March 30, 1996;

               8. The Company's Proxy Statement with respect to the 1995 Annual Meeting of Stockholders; and

               9. All other documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the Offering of the Securities.

               Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus and the Registration Statement of which it is a part to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated herein modifies or replaces such statement. Any statement so modified or superseded shall not be deemed, in its unmodified form, to constitute a part of this Prospectus or such Registration Statement.

          THIS PROSPECTUS INCORPORATES DOCUMENTS BY REFERENCE WHICH ARE NOT PRESENTED HEREIN OR DELIVERED HEREWITH. THESE DOCUMENTS (NOT INCLUDING EXHIBITS TO SUCH DOCUMENTS, UNLESS SUCH EXHIBITS ARE SPECIFICALLY INCORPORATED BY REFERENCE IN SUCH DOCUMENTS) ARE AVAILABLE WITHOUT CHARGE UPON WRITTEN OR ORAL REQUEST DIRECTED
     TO: APPLIED MAGNETICS CORPORATION, 75 ROBIN HILL ROAD, GOLETA, CALIFORNIA 93117-3108, ATTENTION: SECRETARY, TELEPHONE: (805) 683-5353.

                       ------------------------------


                             PROSPECTUS SUMMARY

               The following summary is qualified in its entirety by, and should be read in conjunction with, the more detailed information appearing elsewhere in this Prospectus and in the consolidated financial statements, including the notes thereto, incorporated by reference therein. Prospective investors should carefully consider the matters set forth under the heading "RISK FACTORS" beginning on page 11.



                                  Page 9 of 137









                                The Company

               The Company is one of the world's leading independent manufacturers of advanced magnetic recording heads for hard disk drives. The Company manufactures advanced inductive thin film and magnetoresistive ("MR") disk head products and assembles ferrite disk head products, in each case, primarily for supply to manufacturers of 3.5 inch hard disk drives. The Company's products compete on the basis of price, performance and availability. The Company's products are used in disk drives manufactured by, among others, International Business Machines ("IBM"), Maxtor Corporation ("Maxtor"), Micropolis Corporation ("Micropolis"), NEC Electronics, Inc. ("NEC"), Quantum Corporation ("Quantum"), Seagate Technology, Inc. ("Seagate Technology") and Western Digital ("Western Digital").

               Although the demand for disk drive units has grown significantly in recent years largely in response to the global proliferation of PCs and the increasing demand for data storage capacity, such demand recently appears to be subsiding. However, due primarily to increased sales to Western Digital, the industry's subsiding demand for disk drive units has so far not adversely impacted the Company's operating and financial performance.

               The Company's product line is currently centered around thin film disk heads, the largest segment of the recording head industry. Thin film heads permit greater storage capacity per disk and provide higher transfer rates than ferrite disk heads. The Company continues to expand its thin film production capacity and further develop its thin film technology. The Company is also committing engineering and production resources to further its MR disk head capability, which it believes to be the next generation of recording head technology. MR disk heads offer still greater recording densities and other performance advantages demanded by the disk drive market.

               The Company suffered substantial losses and financial difficulties in fiscal years 1993 and 1994. In August 1994, in an effort to reverse this situation, the Company engaged a consulting firm to provide it with crisis management assistance. Mr. Craig D. Crisman, then a member of the consulting firm, was appointed the Company's Chief Executive Officer. Under his direction, the Company has significantly improved its yields in thin film disk head production, implemented a number of cost reduction programs, instituted aggressive cash management practices, consolidated its manufacturing activities and divested itself of certain non-core assets. These measures have significantly improved the Company's cash and working capital positions. The Company and Mr. Crisman entered into a five-year employment agreement in August 1995 and on November 3, 1995, Mr. Crisman was elected Chairman.




                                 Page 10 of 137








               In an effort to capitalize on these improvements and to add to its existing market share, the Company intends to increase its thin film and MR disk head capacity. To achieve this goal, the Company currently plans approximately $125 million of capital expenditures, including those financed by operated leases, in fiscal 1996, primarily to improve inductive thin film production processes and increase thin film and MR production volumes.

               The Company's manufacturing and assembly operations are located in California, Ireland, Korea, Malaysia and the People's Republic of China (the "PRC"). The Company's principal place of business is in Goleta, California; its telephone number at that location is 805-683-5353.


                                RISK FACTORS
                                ------------

               In addition to the other information contained in this Prospectus and the documents incorporated herein by reference, prospective purchasers of the Debentures and the Shares should carefully consider the following factors before purchasing the Debentures or the Shares being offered by this Prospectus.


     RAPID TECHNOLOGICAL CHANGES

               The magnetic recording head industry has been characterized by rapidly changing technology, short product life cycles and price erosion. The Company estimates that the industry product life cycle is currently running as short as 12 to 18 months. The demand for smaller, lighter products with greater data storage capacity requires disk drive and disk head manufacturers to continue to build greater performance into smaller products. There is no assurance that the Company's products will achieve such performance or that the Company will continue to qualify for disk drive manufacturers' programs. During fiscal 1993 and 1994 and the first two quarters of fiscal 1995, the Company experienced substantial losses and significant production and product quality problems as it sought to adapt to the market's transition from ferrite disk heads to thin film disk heads. There is no assurance that the Company will continue to qualify for disk head manufacturing programs or that it will not experience similar manufacturing and product quality problems in the future. The Company's future success depends in large part on its ability to develop and qualify new products on a timely basis and in sufficient quantities that compete effectively on the basis of price and performance. See "The Company."

     FLUCTUATIONS IN QUARTERLY AND ANNUAL OPERATING RESULTS

               The Company's operating results have fluctuated and may continue to fluctuate from quarter to quarter and year to year. The Company experienced net losses (i) for the fiscal year ended September 30, 1991 of $18,284,000 on an aggregate basis, or $1.12


                                 Page 11 of 137








     per share (a net loss from continuing operations of $15,805,000, or $0.97 per share), (ii) for the fiscal year ended September 30, 1992 of $25,107,000 on an aggregate basis, or $1.51 per share (net income from continuing operations of $315,000, or $0.02 per share), (iii) for the fiscal year ended September 30, 1993 of $43,728,000 on an aggregate basis, or $2.17 per share, and (iv) for the fiscal year ended September 30, 1994 of $52,670,000 on an aggregate basis, or $2.39 per share. As recently as the first two quarters of fiscal 1995, the Company experienced substantial losses. The Company's sales are generally made pursuant to individual purchase orders and production is scheduled and customer-specific materials are ordered on the basis of such purchase orders. As customer programs mature, the Company may have to write-down inventory and equipment. In addition, the Company must qualify on future programs to sell its products.
     The Company has also, on occasion, experienced cancellation and rescheduling of orders and reductions in quantities ordered as customer requirements change. As a result, the Company's backlog may not be a reliable indicator of future sales. Cancellation, rescheduling and reductions of orders in the future could result in inventory losses, under-utilization of production capacity and write-downs of tooling and equipment which would have a material adverse effect on the Company's future operating results. Moreover, the Company and several of its major competitors have announced large capital expenditure programs, and there is no assurance that market demand will be adequate to absorb this expanded capacity. The Company's operating results have in the past and likely will in the future be adversely affected during periods when production capacity is under-utilized.

     DEPENDENCE ON CYCLICAL HARD DISK DRIVE INDUSTRY

               Demand for the Company's products is driven first by demand for disk drive units. Demand for more and faster disk drives is in turn driven by demand for such products as personal computers ("PCs"), network servers, disk arrays, workstation drives, mainframes and internet servers and for memory intensive services such as video on demand, voicemail and multimedia services. The disk drive industry is cyclical and historically has experienced periods of oversupply and reduced production levels, resulting in significantly reduced demand for disk heads, as well as pricing pressures. The effect of these cycles on suppliers, including the Company, has been magnified by hard disk drive manufacturers' practice of ordering components, including disk heads, in excess of their needs during periods of rapid growth, which increases the severity of the drop in the demand for components during periods of reduced growth or contraction. In recent years, the disk drive industry has experienced significant growth, and the Company has expanded its capacity and expects to do so further. There is no assurance that such growth will continue, that the level of demand for disk drives will not decline, or that future demand will be sufficient to support existing and future capacity. A decline in demand for hard disk drives may have a material adverse effect on the Company's future operating results.


                                 Page 12 of 137









     SIGNIFICANT CAPITAL NEEDS

               The magnetic disk head industry is capital intensive and requires significant expenditures for research and development in order to develop and take advantage of technological improvements and new technologies such as thin film and MR disk head products. The Company believes that, in order to achieve its objectives, it will need significant additional resources over the next several years for capital expenditures, working capital and research and development. In fiscal 1996, the Company plans to spend approximately $125 million (including amounts financed through equipment leases) on capital expenditures, of which approximately $70.2 million was incurred during the nine months ended June 29, 1996. The Company believes that it will be able to fund these expenditures from a combination of the proceeds of the Debenture Offering (as defined below), existing cash balances, cash flow from operations, existing credit facilities and lease financing arrangements. However, there is no assurance that these funds will be sufficient for its needs, and in any event, the Company may need additional sources of capital to meet requirements in future years. There is no assurance that such additional funds will be available to the Company or, if available, upon terms and conditions acceptable to the Company. If the Company were unable to obtain sufficient capital, it would need to curtail its operating and capital expenditures, which could adversely affect the Company's future operating results.

     RELIANCE ON SHORT-TERM BORROWING

               At June 29, 1996, the Company had outstanding approximately $45.8 million of short-term borrowings in floating rate demand loan facilities from a bank in Malaysia, where it has substantial manufacturing operations. The proceeds of the loan facilities were used in the construction of assembly facilities in Malaysia and are used for working capital purposes. In May 1995, the Company and the Malaysian bank amended these loan facilities to include a security interest in the Company's real property holdings in Malaysia and to include certain covenants which preclude the Company from granting liens on and security interests in other assets in Malaysia. While the Company has no reason to believe the loan will be called, there is no assurance that the bank will continue to make this credit available. If the loan were called and the Company were unable to refinance the loan, it would result in breach of covenants in other borrowing facilities maintained by the Company and, thereby, create a cash shortfall for the Company. As of June 29, 1996, $2.0 million was available under this credit facility. In addition, the Company has a credit line with CIT Group/Business Credit, Inc., pursuant to which $22.5 million was available to be drawn down by the Company as of June 29, 1996.





                                 Page 13 of 137








     COMPETITION

               The disk head industry is intensely competitive and largely dependent on sales to a limited number of major disk drive manufacturers and systems companies. The Company's top six customers accounted for 97% of the Company's net sales in fiscal 1995, and sales to Conner Peripherals Inc. ("Conner") and Maxtor represented approximately 41% and 19% of total sales, respectively. The Company's revenues from Conner and Maxtor declined materially during fiscal 1996. However, the Company has so far been able to replace the Conner and Maxtor business with sales to other customers, principally Western Digital. See "-- Further Consolidation of the Disk Drive Industry." Many of the Company's competitors are significantly larger and more diversified and have substantially greater financial, technical and marketing resources than does the Company. Additionally, a number of disk drive manufacturers with significantly greater financial, technical and marketing resources than the Company, such as IBM, Seagate Technology, Quantum, Hitachi, Ltd. ("Hitachi"), Hewlett-Packard Company and Fujitsu Limited ("Fujitsu") currently produce thin film and, in some cases, MR heads for their own use. Seagate Technology also makes its disk head products available to other disk drive manufacturers. Other disk drive manufacturers could develop or acquire the ability to produce thin film and MR heads in the future. The Company's ability to obtain new orders from customers depends on its ability to anticipate technological changes, develop products to meet individualized customer requirements and to achieve timely delivery of products that meet customer specifications at competitive prices. In addition, the disk drive industry is also intensely competitive and disk drive manufacturers may quickly lose market share as a result of the successful deployment of new technologies by their competitors or various other factors. In recent years, certain disk drive manufacturers have declared bankruptcy. A significant reduction in orders from or the loss of a major customer, which could occur for any of a variety of reasons, could have a material adverse effect on the Company's future operating results.

     FURTHER CONSOLIDATION OF THE DISK DRIVE INDUSTRY

               The information technology industry is experiencing significant consolidation. In recent years, certain disk drive and systems companies have acquired or merged with magnetic disk head companies in an effort to produce magnetic disk heads for their own use. In fiscal 1994, Quantum, a major disk drive manufacturer, acquired Digital Equipment Corporation's ("DEC") inductive thin film head operations as well as a controlling interest in Rocky Mountain Magnetics, a joint venture between Storage Technology and DEC. Rocky Mountain Magnetics is primarily engaged in the development and production of MR disk heads. In addition, Seagate Technology, a major manufacturer of both disk drives and recording heads, and Conner, the Company's largest customer in fiscal 1995, recently merged. The Company's revenues from Conner declined materially during fiscal 1996. Net


                                 Page 14 of 137








     sales attributable to Conner in fiscal 1994 and 1995 were $145.1 million and $119.6 million, respectively. The Company has so far been able to replace the Conner business with sales to other customers, principally Western Digital. There is no assurance, however, that overall demand for the Company's products will continue at present levels. There is no assurance that disk drive and systems companies will not continue to vertically integrate and acquire the ability to produce disk heads for their own use. Further consolidation of the disk drive industry may reduce the number of disk drive programs requiring the Company's products and may increase credit risks for the Company due to the concentration of its customers. As a result, there is no assurance that further vertical integration of disk drive and system companies and consolidation within the disk drive industry will not have a material adverse effect on the Company's future operating results. See "The Company."

     DEPENDENCE ON FOREIGN OPERATIONS

               The Company conducts substantially all of its production, assembly and test operations in its facilities in Ireland, Korea, Malaysia and the People's Republic of China ("PRC"). In addition, the Company has contractual relationships with unaffiliated parties who conduct manufacturing and assembly operations for the Company in Malaysia and the PRC. The Company's operations in Korea have, from time to time in recent years, been affected by labor disruptions and slow downs. During fiscal 1995, the Company's production facility in Malaysia faced labor shortages as other disk drive and component manufacturers expanded their production facilities in Malaysia. In addition to risks of labor disruption, civil unrest and political instability, the Company's foreign operations subject it to delays in obtaining governmental permits and approvals, currency exchange fluctuations, currency restrictions, trade restrictions and transportation problems. See "The Company."

     DEPENDENCE ON KEY PERSONNEL

               The success of the Company's operations and development programs largely depends on a limited number of key technical and management personnel as well as on its continued ability to attract and retain skilled engineering and technical personnel. The Company does not maintain key man life insurance on the lives of key employees. Competition for qualified technical and engineering personnel is intense and the Company's future success will depend, in large part, on its ability to continue to attract, retain, train and motivate highly skilled and dedicated employees.

     INTELLECTUAL PROPERTY

               The Company relies primarily on a combination of confidentiality agreements and internal procedures to protect its proprietary rights in its manufacturing processes, product designs and equipment. There is no assurance that the steps


                                 Page 15 of 137








     taken by the Company will be adequate to protect its proprietary rights or that the Company's competitors will not independently develop or patent technologies that are equivalent or superior to the Company's technology. In addition, certain employees of the Company are subject to the terms of confidentiality agreements with respect to proprietary information of their former employers. The failure of these employees to comply with the terms of their agreements could result in assertion of claims against the Company and such employees which, if successful, might restrict their role with the Company and could have a material adverse effect on the Company's future operating results. The Company does not believe that any of its employees is in violation of his or her prior employment agreements in the performance of his or her duties with the Company.

     ENVIRONMENTAL REGULATIONS AND WATER SUPPLY RESTRICTIONS

               The Company uses certain hazardous chemicals in its manufacturing process and is subject to a variety of environmental and land use regulations relating to the use, storage, discharge and disposal of such chemicals and the conduct of its manufacturing operations. Such environmental and land use regulations could restrict the Company's ability to expand its present production facilities or establish additional facilities in other locations, or could require the Company to acquire costly equipment or to incur other significant expenses to comply with environmental regulations or to clean up prior discharges. The Company, which is subject to water use restrictions, uses a significant amount of water in its manufacturing process. Although to date the Company has been able to obtain sufficient water supplies without significantly increased costs, stricter water use restrictions may be mandated and additional expenditures for water reclamation and conservation may be required. Any further restrictions on water use could require the Company to reduce production and materially adversely affect the Company's future operating results.

     MANAGEMENT OF GROWTH

               The Company is experiencing growth and is planning significant internal expansion. In order to maintain and improve operating results, the Company's management will be required to manage this growth and the related expansion effectively. There is no assurance that the Company's expansion will remain on schedule or will improve operating results. As the Company continues to expand, it may become more difficult to manage geographically dispersed operations. The Company's failure to effectively manage growth could have a material adverse effect on its future operating results.

     SHAREHOLDER RIGHTS PLAN

               The Company has adopted a shareholder rights plan designed to prevent takeovers not approved by the Board of Directors. This plan could adversely affect purchasers of the


                                 Page 16 of 137








     Debentures and the Shares in that it could discourage tender offers for the Company's Common Stock.

     VOLATILITY OF STOCK PRICE

               The market price of the Company's Common Stock has been volatile, ranging in price from $7.88 to $21.75 per share over the past year. The trading price of the Company's Common Stock has fluctuated in response to quarter-to-quarter operating results, industry conditions, awards of orders to the Company or its competitors, new product or product development announcements by the Company or its competitors, general market and economic conditions and other events or factors. In addition, the volatility of the stock markets in recent years has caused wide fluctuations in trading prices of stocks of technology companies independent of their individual operating results. The market price of the Company's Common Stock at any given time may be adversely affected by factors independent of the Company's operating results.

     SUBORDINATION OF DEBENTURES

               The Debentures are unsecured and subordinated obligations of the Company and are subordinate to the prior payment in full of all existing and future Senior Indebtedness (as defined herein) of the Company and are structurally subordinated to all indebtedness and other liabilities of the Company's subsidiaries. At June 29, 1996, the Company's Senior Indebtedness and the indebtedness of its subsidiaries aggregated approximately $49.5 million. The Debentures are obligations exclusively of the Company and not of any of its subsidiaries. The Company's cash flow and ability to service debt, including the Debentures, may be partially dependent upon the earnings of its subsidiaries and the distribution of those earnings to the Company, or upon other payments of funds by the subsidiaries to the Company. In addition, the payment of dividends and the making of loans and advances to the Company by its subsidiaries may be subject to statutory, contractual or other restrictions, are dependent upon the earnings of those subsidiaries and are subject to various business considerations. Any right of the Company to receive assets of any of its subsidiaries upon their liquidation or reorganization (and the consequent right of the holders of the Debentures to participate in those assets) will be structurally subordinated to the claims of that subsidiary's creditors (including trade creditors). See "Description of Debentures -- Subordination."

     ABSENCE OF EXISTING MARKET FOR DEBENTURES

               The Debentures are a new issue of securities with no established United States trading market. The Company does not intend to list the Debentures on any national securities exchange or to seek the admission thereof to trading in the National Association of Securities Dealers Automated Quotation system. Although the Debentures have been designated for trading through


                                 Page 17 of 137








     PORTAL, no assurance can be given that an active trading market for the Debentures will develop or, if such market develops, as to the liquidity or sustainability of such market. If a trading market does not develop or is not maintained, holders of the Debentures may experience difficulty in reselling the Debentures or may be unable to sell them at all. If a market for the Debentures develops, any such market may be discontinued at any time. If a public trading market develops for the Debentures, future trading prices of the Debentures will depend on many factors, including, among other things, prevailing interest rates, the Company's results of operations and the market for similar securities. Depending on prevailing interest rates, the market for similar securities and other factors, including the financial condition of the Company, the Debentures may trade at a discount from their principal amount.

     LIMITATIONS ON REPURCHASE AND CONVERSION OF DEBENTURES

               Upon a Change of Control (as defined herein), each holder of Debentures will have certain rights, at the holder's option, to require the Company to repurchase all or a portion of such holder's Debentures. If a Change of Control were to occur, there is no assurance that the Company would have sufficient funds to pay the repurchase price for all Debentures tendered by the holders thereof. The Company's failure to purchase tendered Debentures would constitute an Event of Default under the Indenture (as defined), which would, in turn, constitute a further default under the Company's existing credit agreement and may constitute a default under the terms of other indebtedness that the Company may enter into from time to time. In such circumstances, the subordination provisions in the Indenture (as defined herein) would likely restrict payments to the holders of Debentures. See "Description of Debentures -- Change of Control."

     MANDATORY CONVERSION

               The Company has the right, without the consent of any holder, to convert all (but not less than all) of the Debentures if, at any time after April 1, 1999, the closing price of the Company's Common Stock exceeds 130% of the Conversion Price then in effect for at least 20 trading days within 30 consecutive trading days. See "Description of the Debentures -- Conversion."


                                THE COMPANY
                                -----------

               The Company is one of the world's leading independent manufacturers of advanced magnetic recording heads for hard disk drives. The Company manufactures advanced inductive thin film and MR disk head products and assembles ferrite disk head products, in each case, primarily for supply to manufacturers of
     3.5 inch hard disk drives. The Company's products compete on the basis of price, performance and availability. The Company's


                                 Page 18 of 137








     products are used in disk drives manufactured by, among others, IBM, Maxtor, Micropolis, NEC, Quantum, Seagate Technology and Western Digital.

               Although the demand for disk drive units has grown significantly in recent years largely in response to the global proliferation of PCs and the increasing demand for data storage capacity, such demand recently appears to be subsiding. However, due primarily to increased sales to Western Digital, the industry's subsiding demand for disk drive units has so far not adversely impacted the Company's operating and financial performance.

               The Company's product line is currently centered around thin film disk heads, the largest segment of the recording head industry. Thin film heads permit greater storage capacity per disk and provide higher transfer rates than ferrite disk heads. The Company continues to expand its thin film production capacity and further develop its thin film technology. The Company is also committing engineering and production resources to further its MR disk head capability, which it believes to be the next generation of recording head technology. MR disk heads offer still greater recording densities and other performance advantages demanded by the disk drive market.

               The financial performance of manufacturers of magnetic recording heads is, because of the high fixed cost nature of their operations, particularly sensitive to the volume of unit sales and the pricing of those units as well as to production yields. The industry continues to experience rapid technological change and compressed product life cycles. New product development allows disk head manufacturers an opportunity to differentiate their products and gain market share. However, such development requires significant investment, including substantial capital expenditures. The resulting financial burdens make it imperative that disk head manufacturers maintain acceptable yields at each step in the manufacturing process. In addition, the compression of product life cycles necessitates the rapid development and deployment of new products and limits the period in which manufacturers may recoup their investment.

               The Company experienced a decline in shipments in the third and fourth quarters of fiscal 1992 due primarily to the reduced demand by IBM for certain ferrite disk head products and the continuing decline in overall demand for minislider form factor thin film disk heads. The decline in net sales of ferrite disk head products continued through the first quarter of fiscal 1993. As a result, in 1992 the Company began to shift its business focus from ferrite assembly to the manufacture of the thin film microslider form factor. The decision to pursue the manufacture of the thin film microslider form factor required the Company to invest significant resources in developing and perfecting the wafer fabrication and other processes involved in thin film microslider form factor production.



                                 Page 19 of 137








               During fiscal 1993 and fiscal 1994, market demand shifted to the thin film nanoslider form factor from the microslider form factor and from ferrite disk heads. The unexpectedly rapid market transition from minislider to microslider to nanoslider form factors impacted fiscal 1993 as the Company sustained significant losses and recorded a $49.6 million restructuring charge in the fourth quarter to consolidate manufacturing resources and write-down production assets (primarily related to ferrite and thin film microslider production) to their estimated net realizable values. In fiscal 1994, the Company continued to incur operating and financial difficulties as it struggled with its thin film nanoslider form factor manufacturing process which impacted the Company's ability to expand production capacity to achieve desired levels of volume shipments in response to strong market demand.

               In August 1994, in an effort to reverse this situation, the Company engaged a consulting firm to provide it with crisis management assistance. Mr. Craig D. Crisman, then a member of the consulting firm, was appointed the Company's Chief Executive Officer. Under his direction, the Company has significantly improved its yields in thin film disk head production, implemented a number of cost reduction programs, instituted aggressive cash management practices, consolidated its manufacturing activities and divested itself of certain non-core assets. These measures have significantly improved the Company's cash and working capital positions. The Company and Mr. Crisman entered into a five-year employment agreement in August 1995 and on November 3, 1995, Mr. Crisman was elected Chairman.

               In an effort to capitalize on these improvements and to add to its existing market share, the Company intends to increase its thin film and MR disk head capacity. To achieve this goal, the Company currently plans approximately $125 million of capital expenditures, including those financed by operating leases, in fiscal 1996, primarily to improve inductive thin film production processes and increase thin film and MR production volumes.

     DISK DRIVE INDUSTRY

               Demand for the Company's products is driven first by demand for disk drive units. Demand for more and faster disk drives is in turn driven by demand for such products as PCs, network servers, disk arrays, workstation drives, mainframes and internet servers and for memory intensive services such as video voicemail and multimedia services. There are a limited number of suppliers of disk drives, of which the largest include Fujitsu, Hewlett-Packard Company, Hitachi, IBM, Iomega Corporation, Maxtor, Micropolis, NEC, Quantum, Samsung, Seagate Technology, Toshiba and Western Digital. Hewlett-Packard Company recently announced that it was discontinuing its disk drive manufacturing operations. Some systems companies that manufacture disk drives are vertically integrated and produce magnetic recording heads for their own use. The Company focuses its marketing efforts on those manufacturers with large volume disk drive programs. For


                                 Page 20 of 137








     any given program, the Company may be one of several suppliers of disk heads. The Company believes that certain disk drive companies that are vertically integrated will continue to rely on outside suppliers, such as the Company, as second and third sources of supply. See "Risk Factors -- Further Consolidation of the Disk Drive Industry."

     PRODUCTS

               The Company manufactures or assembles disk heads for supply to manufacturers of hard disk drives, which are the predominant high capacity data storage devices used in all classes of computers. Hard disk drives typically include one to ten disks onto and from which data is recorded and retrieved by two to 20 recording heads. These heads are positioned by an actuator assembly to "fly" within three one-millionths of an inch, or less, of the surface of the disk. The head, consisting of a slider attached to a suspension assembly, is generally referred to as a "head gimbal assembly" or HGA. Multiple HGAs, assembled together with other components, comprise a "head stack assembly," or HSA. The Company supplies both HGAs and HSAs to disk drive manufacturers.

               The Company's thin film products are produced in volume predominantly for 3.5 inch disk drives to achieve information densities of up to 500 megabits of data per square inch of disk surface. The Company is actively seeking to become qualified for the production of higher capacity, low profile 3.5 inch disk drives for use in next generation PCs and workstations. These drives will have recording densities of up to 850 megabits per square inch.

               Development and commercialization of MR disk head technology continues to be a major focus of the Company. MR drives are expected to have densities of more than 1,000 megabits per square inch. The Company currently assembles MR HSAs in Ireland with HGAs provided by another manufacturer. The Company is currently in production of MR disk heads and continues development efforts to increase production capabilities.

               The Company has also made important progress in the design and production of new advanced thin film disk heads, including higher efficiency products that increase the output signal for a given number of coil turns. Additional advances have been made in developing "track trimming" processes, which produce core elements that are both narrower and of more equal dimensions, allowing the head to write narrower and more densely packed tracks of data onto the disk surface.

               Advances have already been made in the Company's efforts to develop and offer thin film and MR disk heads with fully etched air bearing surfaces and other negative pressure air bearing surfaces. These designs and processes will improve production yields and permit heads to fly at lower, more uniform heights or in light contact with the disk, thus contributing to


                                 Page 21 of 137








     higher storage densities and improving the reliability of the disk head. In addition, the Company has reduced the size of its recording heads from the "microslider" to the "nanoslider" format and is working on a further reduction to the "picoslider" format. Smaller heads allow greater recording densities and higher throughput in certain manufacturing operations.

     TECHNOLOGY

               FERRITE DISK HEADS. The Company does not manufacture ferrite disk sliders, but rather buys ferrite sliders for assembly into HGAs and HSAs. These heads represent older technology and generally deliver a lower level of performance compared to thin film or MR heads. However, recent advances in ferrite technology have extended the useful life of ferrite heads for incorporation in more price-competitive, lower capacity disk drives.

               Ferrite HGAs are produced by first manufacturing a magnetic "core," which is then bonded into a slider "body" to form the ferrite slider. This is followed by precision winding a wire coil around the core and attaching the slider to a suspension assembly to form an HGA.

               THIN FILM DISK HEADS. Thin film disk heads are produced with manufacturing processes adapted from semiconductor manufacturing. First, ceramic substrates are cut into wafers. Thin films of highly permeable magnetic material are deposited on the wafer and electrical coils are electroplated on individual heads on the wafer in a pattern which is imprinted through photolithographic techniques. The wafers are then sliced into individual heads. This process permits significantly greater miniaturization and permits greater manufacturing precision. As a result, thin film heads generally can be designed, developed and manufactured in volume and with greater precision than ferrite heads.

               MR DISK HEADS. The Company is further developing its magnetoresistive film head technology, which is an advancement from the current thin film technology. The Company believes that MR disk heads represent the next important magnetic recording head technology. In contrast to thin film, which is typically designed to "read" and "write" data using a single inductive element, an MR disk head uses an inductive element to "write" data onto the disk and a separate magnetoresistive element to "read" data from the disk. MR employs magnetic materials that vary in electrical resistance when in a magnetic field. MR heads have the ability to read data at lower media velocities and narrower track widths than previous technologies, permitting their use in higher density and smaller disk drives. See "Risk Factors -- Rapid Technological Changes."






                                 Page 22 of 137








     MANUFACTURING

               LOCATION AND VOLUME. The Company's manufacturing and assembly operations are located in California, Ireland, Korea, Malaysia and the PRC. During its fiscal year 1995, the Company supplied HGAs in volume for eight different disk drive products to three customers and supplied HSAs in volume for nine different disk drive products to two customers. Over the period, the Company sold on average 2.1 million HGAs per month (including HGAs incorporated into HSAs) and on average 150,000 HSAs per month. Approximately 71% of the Company's HGA shipments during this period were shipments of nanosliders for use in 3.5 inch disk drives.

               WAFER/DISK HEAD FABRICATION -- THIN FILM AND MR PRODUCTS. The Company's two wafer fabrication facilities are located in Goleta, California and produce 150 millimeter (approximately six-inch) diameter round wafers. Approximately 8,400 individual (unyielded) nanoslider heads can be produced from one six-inch wafer. During fiscal 1995, the Company closed its three-inch wafer fabrication operation in favor of the higher efficiency six-inch production lines.

               Completed wafers are sliced into row bars and after testing are shipped to Penang, Malaysia for further processing. There, row bars are converted into individual sliders in the Company's slider fabrication facility. This process involves high precision grinding and lapping as well as photolithography and ion milling technologies, which define the critical air bearing geometries permitting the head to fly within a few millionths of an inch, or less, of the disk surface.

               ASSEMBLY. The Company assembles HGAs and HSAs outside of the United States. Principal sites are in Penang, Malaysia; Chung-Ju, South Korea; Dublin, Ireland; and Beijing, PRC.

               During fiscal 1995, due principally to growth and intense local competition for manufacturing and assembly personnel, the Company experienced a shortage of labor in both South Korea and Malaysia. In an effort to mitigate this competition for personnel, the Company has commenced a manufacturing operation in the PRC. This location was chosen due to the Company's previous experience with subcontractors in the PRC and the area's abundance of labor resources.

     MARKETING

               As a result of the disk drive manufacturers' continuous development of higher capacity products, head suppliers such as the Company work closely with drive manufacturers to develop customized HGAs and HSAs for each new disk drive. The Company believes that the most effective means of marketing and selling magnetic recording disk heads is to establish close relationships with disk drive manufacturers at the engineering level, which permits technical collaboration and are intended to result in the


                                 Page 23 of 137








     Company's heads being "designed-in" for particular disk drives. Through its product planning and marketing efforts, the Company seeks to identify those disk drive programs whose volume and pricing parameters will allow the Company to most efficiently allocate its production resources.

               The Company's magnetic recording disk heads are sold in the U.S. and foreign countries by its direct sales personnel and through subsidiaries in Singapore, Malaysia and Ireland. In addition, the Company has granted certain exclusive marketing rights in Japan to Hitachi Metals, Ltd.

     RESEARCH AND DEVELOPMENT

               In an effort to add to its existing market share, the Company has and will continue to expend substantial amounts in connection with its research and development efforts. The Company's development efforts are devoted to commercialization of advanced inductive thin film head technology and MR disk head technology. Research and development expenditures were $32.6 million, $38.8 million and $33.7 million for fiscal years 1993, 1994 and 1995, respectively, before third party funding of $15.1 million in fiscal 1993 and $14.1 million in fiscal 1994.

     CAPITAL EXPENDITURES

               The Company currently plans approximately $125 million of capital expenditures, including those financed by operating leases, in fiscal 1996, primarily to improve inductive thin film production processes and increase thin film and MR production volumes. The Company believes that the net proceeds of the Debenture Offering, together with existing cash balances, cash flow from operations, existing credit facilities, operating lease arrangements and the planned sales of certain real property assets, will be sufficient to fund its planned capital expenditures in fiscal 1996.


                     RATIO OF EARNINGS TO FIXED CHARGES
                     ----------------------------------

               The Company's ratio of earnings to fixed charges for each of the periods indicated is as follows:














                                 Page 24 of 137


                                          Year Ended September 30
                      1991                   1992                 1993                1994                1995
                              Fixed               Fixed               Fixed                Fixed               Fixed
                   Earnings   Charges   Earnings  Charges   Earnings  Charges   Earnings   Charges   Earnings  Charges

   Income (loss)   $3,323     $ --      $1,174    $ --      $8,677    $ --      ($51,570)  $ --      $2,332    $ --
   before
   provision for
   income taxes
   and
   extraordinary
   charges from
   continuing
   operations

   Add: Fixed      5,803      5,803     5,957     5,958     5,632     5,632     4,216      4,216     4,826     4,826
   Charges
   Interest
   expense
   including
   amortization of
   deferred
   financing costs

   Interest factor   1,133      1,133     1,133     1,133     1,333     1,133     1,200      1,200     3,400     3,400
   in rent expense
   <F1>

                   $10,259    $6,936    $8,264    $7,091    $15,642   $6,965    ($46,154)  $5,416    $10,558   $8,226

   Ratio of           1.5                  1.2                 2.2                ___                   1.3
   earnings to
   fixed charges






                                 Page 25 of 137








   Excess
   (Deficiency) of $3,323               $1,173              $8,677              ($51,570)            $2,332
   earnings to
   cover fixed
   charges

   <F1>  Calculated as one-third of minimum rent expense:

   Minimum rent               $3,400              $3,400              $4,000               $3,600              $10,200

   Interest factor             x 1/3               x 1/3               x 1/3                x 1/3               x  1/3
                              $1,133              $1,133              $1,133               $1,200              $3,400

                               Six Months Ended
                     March 31, 1995       March 30, 1996
                              Fixed               Fixed
                              Charges   Earnings  Charges
                   Earnings

   Income (loss)   ($14,006)  $--       $18,007   $--
   before
   provision for
   income taxes
   and
   extraordinary
   charges from
   continuing
   operations

   Add: Fixed      2,080      2,080     2,719     2,719
   Charges
   Interest
   expense
   including
   amortization of
   deferred
   financing costs




                                 Page 26 of 137








   Interest factor 1,688      1,688     2,300     2,300
   in rent expense
   <F1>            ($10,238)  $3,768    $23,026   $5,019

   Ratio of                             4.6
   earnings to
   fixed charges
   Excess          ($14,006)            $18,007
   (Deficiency) of
   earnings to
   cover fixed
   charges


   <F1>  Calculated as one-third of minimum rent expense:

   Minimum rent               $5,064              $6,899

   Interest factor             x 1/3               x 1/3
                              $1,688              $2,300





















                                 Page 27 of 137

















               The ratio of earnings to fixed charges is computed by dividing fixed charges into earnings from continuing operations before income taxes, minority interest and extraordinary items plus fixed charges. Fixed charges consist of interest expense, amortization of financing costs and the estimated interest component of rent expense.


                              USE OF PROCEEDS
                              ---------------

               The Company will not receive any of the proceeds from the sales of the Debentures or the Shares by the Selling
     Securityholders. See "Selling Securityholders" for a list of those persons and entities receiving the proceeds from the sales of the Debentures or the Shares.


                       DESCRIPTION OF THE DEBENTURES
                       -----------------------------

               On March 22, 1996, the Company issued and sold $93,000,000 (aggregate principal amount) of the Debentures to "qualified institutional buyers" (as defined in Rule 144A under the Securities Act) ("QIBs") and other "accredited investors" (as defined in Rule 501(a) of Regulation D under the Securities Act) ("Accredited Investors") in a private placement as part of an offering of 7% Convertible Subordinated Debentures offered by the Company in the aggregate principal amount of $115,000,000 (the "Debenture Offering"). All references to the term, "Debentures," in this section will refer to the entire issue of 7% Convertible Subordinated Debentures, and not just to the Debentures offered hereby. The Debentures are issued and outstanding under an Indenture dated as of March 22, 1996 (the "Indenture"), between the Company and The Chase Manhattan Bank, N.A., as Trustee (the "Trustee"). Neither the Trustee nor any of its affiliates is affiliated with or has any material relationship with the Company or any of the Company's affiliates. The terms of the Debentures and the Indenture are discussed in detail herein. The Indenture is included as an exhibit to the Registration Statement of which this Prospectus is a part. The following description of the Debentures and the Indenture is qualified in its entirety by reference to the Indenture. Capitalized terms used herein without definition have the meaning ascribed to them in the Indenture and/or in "Description of the Debentures -- Certain Definitions" below.

     General
     -------
               The Debentures are unsecured general obligations of the Company, limited in aggregate principal amount to $115,000,000 (including the Initial Purchasers' over-allotment option) and


                                 Page 28 of 137








     mature on March 15, 2006. The Debentures are subordinated in right of payment to all existing and future Senior Indebtedness of the Company, as described under "Subordination" below. At June 29, 1996, Senior Indebtedness of the Company and indebtedness of its subsidiaries aggregated $49.5 million. Neither the Indenture nor the Debentures limit the amount of Senior Indebtedness or other indebtedness that the Company or its subsidiaries may incur.

               The Debentures bear interest at the rate per annum stated on the cover page of this Prospectus from the date of original issuance of Debentures pursuant to the Indenture or from the most recent Interest Payment Date to which interest has been paid or provided for, payable semiannually in arrears on March 15 and September 15 of each year, commencing on September 15, 1996. Interest will be calculated on the basis of a 360-day year consisting of twelve 30-day months. The interest payable on September 15, 1996, will amount to $33.639 per $1,000 principal amount of the Debentures, and on each March 15 and September 15 thereafter will amount to $35.000 per $1,000 principal amount of the Debentures.

     Subordination
     -------------
               The Debentures are obligations exclusively of the Company and not of its subsidiaries. The Company's subsidiaries are separate and distinct legal entities and have no obligation, contingent or otherwise, to pay any amounts due pursuant to the Debentures or to make funds available therefor, whether by dividends, loans or other payments. In addition, the payment of dividends and the making of loans and advances to the Company by its subsidiaries may be subject to statutory or contractual restrictions, are contingent upon the earnings of those subsidiaries and are subject to various business considerations. Neither the Indenture nor the Debentures restrict the Company's subsidiaries' ability to agree to such restrictions in the future.

               The Debentures are subordinated in right of payment to all existing and future Senior Indebtedness of the Company and rank PARI PASSU with other unsecured subordinated indebtedness of the Company. The rights of holders of Debentures are structurally subordinated to all existing and future liabilities (including trade payables and commitments under leases) of the Company's subsidiaries. Neither the Indenture nor the Debentures restrict the incurrence of Senior Indebtedness or other indebtedness by the Company or its subsidiaries. Any right of the Company to receive assets of any of its subsidiaries upon liquidation or reorganization of the subsidiary (and the consequent right of the holders of the Debentures to participate in those assets) will be effectively subordinated to the claims of that subsidiary's creditors, except to the extent that the Company is itself recognized as a creditor of such subsidiary, in which case the claims of the Company would still be subject to any security interests in the assets of such subsidiary and


                                 Page 29 of 137








     subordinated to any indebtedness of such subsidiary senior to that held by the Company.

               The Indenture provides that no payment may be made by the Company on account of the principal of, premium, if any, interest on, or Additional Amounts (as defined herein) with respect to, the Debentures, or to acquire any of the Debentures (including repurchases of Debentures at the option of the holder thereof) for cash or property (other than Junior Securities (as defined herein)), or on account of the redemption provisions of the Debentures, (i) upon the maturity of any Senior Indebtedness of the Company by lapse of time, acceleration (unless waived) or otherwise, unless and until all principal of, premium, if any, and interest on such Senior Indebtedness and all other Obligations in respect thereof are first paid in full (or such payment is duly provided for), or (ii) in the event of default in the payment of any principal of, premium, if any, interest on, or any other Obligation in respect of, any Senior Indebtedness of the Company when it becomes due and payable, whether at maturity or at a date fixed for prepayment or by declaration or otherwise (a "Payment Default"), unless and until such Payment Default has been cured or waived or otherwise has ceased to exist.

               Upon (i) the happening of an event of default (other than a Payment Default) that permits the holders of Designated Senior Indebtedness or their representative immediately to accelerate its maturity and (ii) written notice of such event of default given to the Company and the Trustee, by the requisite holders of such Designated Senior Indebtedness or their representative (a "Payment Notice"), then, unless and until such event of default has been cured or waived or otherwise has ceased to exist, no payment (by setoff or otherwise) may be made by or on behalf of the Company on account of the principal of, premium, if any, interest on, or Additional Amounts with respect to, the Debentures, or to acquire or repurchase any of the Debentures for cash or property, or on account of the redemption provisions of the Debentures, in any such case other than payments made with Junior Securities of the Company. Notwithstanding the foregoing, unless (i) the Designated Senior Indebtedness in respect of which such event of default exists has been declared due and payable in its entirety within 179 days after the Payment Notice is delivered as set forth above (the "Payment Blockage Period"), and
     (ii) such declaration has not been rescinded or waived, at the end of the Payment Blockage Period the Company shall be required to pay all sums not paid to the holders of the Debentures during the Payment Blockage Period due to the foregoing prohibitions and to resume all other payments as and when due on the Debentures. Any number of Payment Notices may be given; provided, however, that (i) not more than one Payment Notice shall be given within any period of 360 consecutive days, and (ii) no default that existed upon the commencement of a Payment Blockage Period (whether or not such event of default is on the same issue of Designated Senior Indebtedness) shall be made the basis for the commencement of any other Payment Blockage Period.



                                 Page 30 of 137








               In the event that, notwithstanding the foregoing, any payment or distribution of assets of the Company (other than Junior Securities) shall be received by the Trustee or the holders of Debentures or any paying agent at a time when such payment or distribution is prohibited by the foregoing provisions, such payment or distribution shall be held in trust for the benefit of the holders of Senior Indebtedness of the Company, and shall be paid or delivered by the Trustee or such holders of Debentures or such paying agent, as the case may be, to the holders of the Senior Indebtedness of the Company remaining unpaid or unprovided for or to their representative or representatives, or to the trustee or trustees under any indenture pursuant to which any instruments evidencing any of such Senior Indebtedness of the Company may have been issued, ratably according to the aggregate amounts remaining unpaid on account of the Senior Indebtedness of the Company held or represented by each, for application to the payment of all Senior Indebtedness of the Company remaining unpaid, to the extent necessary to pay or to provide for the payment of all such Senior Indebtedness in full after giving effect to any concurrent payment or distribution to the holders of such Senior Indebtedness.

               Upon any distribution of assets of the Company upon any dissolution, winding up, total or partial liquidation or reorganization of the Company, whether voluntary or involuntary, in bankruptcy, insolvency, receivership or a similar proceeding or upon assignment for the benefit of creditors or any marshaling of assets or liabilities, (i) the holders of all Senior Indebtedness of the Company will first be entitled to receive payment in full (or have such payment duly provided for) before the holders of Debentures are entitled to receive any payment on account of the principal of, premium, if any, interest on, or Additional Amounts with respect to, the Debentures (other than Junior Securities) and (ii) any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities (other than Junior Securities) to which the holders of Debentures or the Trustee on their behalf would be entitled (by setoff or otherwise), except for the subordination provisions contained in the Indenture and the Debentures, will be paid by the liquidating trustee or agent or other person making such a payment or distribution directly to the holders of Senior Indebtedness of the Company or their representative to the extent necessary to make payment in full of all such Senior Indebtedness remaining unpaid, after giving effect to any concurrent payment or distribution to the holders of such Senior Indebtedness.

               No provision contained in the Indenture or the Debentures affects the obligation of the Company, which is absolute and unconditional, to pay, when due, principal of, premium, if any, interest on, and Additional Amounts with respect to, the Debentures. The subordination provisions of the Indenture and the Debentures do not prevent the occurrence of any default or Event of Default or limit the rights of any holder of Debentures, subject to the four immediately preceding paragraphs,


                                 Page 31 of 137








     to pursue any other rights or remedies with respect to the Debentures.

               As a result of these subordination provisions, in the event of the liquidation, bankruptcy, reorganization, insolvency, receivership or similar proceeding or an assignment for the benefit of the creditors of the Company or any of its subsidiaries or a marshaling of assets or liabilities of the Company and its subsidiaries, holders of the Debentures may receive ratably less than other creditors.

     Delivery and Form of Debentures
     -------------------------------
               A portion of the Debentures were sold to QIBs in reliance on Rule 144A under the Securities Act and were initially deposited with, or on behalf of, The Depository Trust Company ("DTC") and registered in the name of Cede & Co., as DTC's nominee (such nominee being referred to herein as the "Rule 144A Global Security Holder"), in the form of a global Debenture (the "Rule 144A Global Debenture"). Interests in the Rule 144A Global Debenture will be shown in, and transfers thereof will be effected only through, records maintained by DTC and its participants ("participants"). Only QIBs may elect to hold Debentures through the Depository. Debentures purchased by
     (i) institutional accredited investors that are not QIBs and
     (ii) persons outside the United States in offshore transactions pursuant to Regulation S under the Securities Act ("Regulation S Purchasers") are represented by Debentures issued in definitive registered form. Only Debentures held by QIBs may be represented by the Rule 144A Global Debenture. The Rule 144A Global Debenture will be reduced in principal amount to reflect the subsequent transfer by owners of beneficial interest in the Rule 144A Global Debenture to a Regulation S Purchaser or another person who is not a QIB. Transfer of the Debentures must be made in accordance with the Indenture.

               The Depository is a limited-purpose trust company that was created to hold securities for its participating organizations (collectively, the "Participants" or the "Depository's Participants") and to facilitate the clearance and settlement of transactions in such securities between Participants through electronic book-entry changes in accounts of its Participants. The Depository's Participants include securities brokers and dealers, banks and trust companies, clearing corporations and certain other organizations. Access to the Depository's system is also available to other entities such as banks, brokers, dealers and trust companies (collectively, the "Indirect Participants" or the "Depository's Indirect Participants") that clear through or maintain a custodial relationship with a Participant, either directly or indirectly. Persons who are not Participants may beneficially own securities held by or on behalf of the Depository only through the Depository's Participants or the Depository's Indirect Participants.



                                 Page 32 of 137








               So long as the Rule 144A Global Security Holder is the registered owner of the Rule 144A Debentures, the Rule 144A Global Security Holder will be considered the sole holder under the Indenture of the Debentures. Beneficial owners of Debentures will not be considered the owners or holders thereof under the Indenture for any purpose, including with respect to the giving of any directions, instructions or approvals to the Trustee. Neither the Company nor the Trustee will have any responsibility or liability for any aspect of the records of the Depository or for maintaining, supervising or reviewing any records of the Depository relating to the Debentures.

               Payments in respect of the principal of, premium, if any, interest on, and Additional Amounts with respect to, the Debentures registered in the name of the Rule 144A Global Security Holder on the applicable record date will be payable by the Trustee to or at the direction of the Rule 144A Global Security Holder in its capacity as the registered holder under the Indenture. Under the terms of the Indenture, the Company and the Trustee may treat the persons in whose names the Debentures, including the Rule 144A Global Security, are registered as the owners thereof for the purpose of receiving such payments. Consequently, neither the Company nor the Trustee has or will have any responsibility or liability for the payment of such amounts to beneficial owners of Debentures. The Company believes, however, that it is currently the policy of the Depository immediately to credit the accounts of the relevant Participants with such payments, in amounts proportionate to their respective holdings of beneficial interests in the relevant security as shown on the records of the Depository. Payments by the Depository's Participants and the Depository's Indirect Participants to the beneficial owners of Debentures will be governed by standing instructions and customary practice and will be the responsibility of the Depository's Participants or the Depository's Indirect Participants.

     Exchange and Transfer
     ---------------------
               At the option of the Holder and subject to the terms of the Debentures and of the Indenture, the Debentures will be exchangeable for an equal aggregate principal amount of Debentures of different authorized denominations, in each case without service charge (other than the cost of delivery) and upon payment of any taxes and other governmental charges. Debentures shall be registered as provided in the Indenture. The Holder of a Debenture will be treated by the Company, the Trustee and their respective agents for all purposes as the owner of such Debenture.

               The transfer of Debentures may be registered, and Debentures may be presented in exchange for other Debentures of different authorized denominations, at the office of the Trustee in The City of New York, without service charge (other than the cost of delivery) and upon payment of any taxes or other governmental charges.


                                 Page 33 of 137









               Subject to certain conditions, any person having a beneficial interest in the Rule 144A Global Security may, upon request to the Trustee, exchange such beneficial interest for Debentures in the form of certificated Debentures. Upon any such issuance, the Trustee is required to register such certificated Debentures in the name of, and cause the same to be delivered to, such person or persons (or the nominee of any thereof). All such certificated Debentures will be subject to the legend requirements described herein under "Notice to Investors." In addition, if (i) the Company notifies the Trustee in writing that the Depository is no longer willing or able to act as a depository and the Company has not appointed a qualified successor within 90 days or (ii) the Company, at its option, notifies the Trustee in writing that it elects to cause the issuance of Debentures in the form of certificated Debentures under the Indenture, then, upon surrender by the Rule 144A Global Security Holder of the Rule 144A Global Security, Debentures in certificated form will be issued to each person that the Rule 144A Global Security Holder and the Depository identify as being the beneficial owner of the related Debentures.

               Neither the Company nor the Trustee will be liable for any delay by the Rule 144A Global Security Holder or the Depository in identifying the beneficial owners of Rule 144A Debentures, and the Company and the Trustee may conclusively rely on, and will be protected in relying on, instructions from the Rule 144A Global Security Holder or the Depository for all purposes.

     Conversion
     ----------
               The Debentures are convertible, at any time one year after the date of original issuance of the Debentures pursuant to the Indenture and prior to redemption or maturity, at the holder's option, into shares of the Company's Common Stock at the Conversion Price, provided that the Debentures may be converted prior to such time upon the earlier of (i) the first date on which a registration statement with respect to such Debentures is declared effective by the U.S. Securities and Exchange Commission and (ii) the day after the first date on which (A) any person (or group of persons) announces that it is (or they are) commencing a tender offer for all or part of the Company's Common Stock or (B) the Company makes a public announcement of a proposed Change of Control. The Conversion Price is subject to adjustment under certain conditions. The right to convert a Debenture called for redemption or delivered for repurchase will terminate at the close of business on the Business Day next preceding the redemption date or repurchase date for such Debenture.

               If after April 1, 1999 and prior to maturity, the closing price of the Company's Common Stock (determined as the last reported sales price, in either case on the New York Stock Exchange or, if the Common Stock is not listed or admitted to trading on such Exchange, on the principal national securities


                                 Page 34 of 137








     exchange on which the Common Stock is listed or admitted to trading or, if not listed or admitted to trading on any national securities exchange, the closing sale price quoted on the Nasdaq Stock Market's National Market) exceeds an amount equal to 130% of the Conversion Price for at least 20 trading days within 30 consecutive trading days, the Company at its option may convert all (but not less than all) of the Debentures, together with interest accrued and unpaid thereon, into fully paid and nonassessable shares of Common Stock by giving the Trustee written notice of its election together with information and calculations supporting such election (the "Conversion Notice") no later than five business days after the 20th such day (the "Conversion Date").

               Promptly after (and in any event within five business days following) its receipt and verification of the Conversion Notice, the Trustee shall mail notice of the Company's election to each holder of a Debenture. Such notice shall, among things, state (i) that the Trustee has received the Conversion Notice and that, so long as the Company delivers a sufficient number of shares of Common Stock (and cash in lieu of fractional shares) to convert all outstanding Debentures and accrued and unpaid interest thereon at the Conversion Price in effect on the first business day following the Conversion Date by the 25th business day following the Conversion Date (the "Surrender Date"), all (but not less than all) Debentures shall be deemed to have been converted on the Conversion Date, (ii) the identity of the conversion agent for the conversion and the office or offices of such conversion agent at which Debentures may be surrendered for shares of Common Stock (and cash in lieu of fractional shares) and (iii) that upon surrender to such conversion agent of such holder's Debenture(s) and a duly completed notice of conversion in the form attached to such holder's Debenture(s), such holder shall receive its shares of Common Stock (and cash in lieu of fractional shares) resulting from the Company's election to convert all outstanding Debentures. See "-- Notices" below.

               So long as the Company delivers to the applicable conversion agent by the Surrender Date a sufficient number of shares of Common Stock (and cash in lieu of fractional shares) to convert all outstanding Debentures and accrued and unpaid interest thereon through the Surrender Date at the Conversion Price in effect on the Conversion Date, all (but not less than all) Debentures shall be deemed to have been converted on the Conversion Date and interest shall cease to accrue on the Debentures from and after the Surrender Date.

               The right of conversion attaching to any Debenture may be exercised by the holder thereof by delivering the Debenture at the specified office of a conversion agent (including such office in Luxembourg, as described under "-- Payments, Paying Agents and Conversion Agents" below), accompanied by a duly signed and completed notice of conversion, in substantially the form set forth in the Debentures. The conversion date shall be the date



                                 Page 35 of 137








     on which the Debenture and the duly signed and completed notice of conversion shall have been so delivered.

               A holder delivering a Debenture for conversion will not be required to pay any taxes or duties payable in respect of the issuance or delivery of Common Stock on conversion but will be required to pay any tax or duty which may be payable in respect of any transfer involved in the issuance or delivery of the Common Stock in a name other than that of the holder of the Debenture. Certificates representing shares of Common Stock will not be issued or delivered unless all taxes and duties, if any, payable by such holder have been paid. Such certificates will be delivered to the address specified by such holder in its completed notice of conversion.

               The Company shall not be required to make any payment of interest in respect of any Debenture that is converted at the option of the holder thereof on or prior to the Interest Payment Date for the relevant period. In the case of any Debenture that has been converted at the option of the holder thereof after any Interest Record Date, but before the next Interest Payment Date, interest, the stated due date of which is on such Interest Payment Date, shall be payable on such Interest Payment Date notwithstanding such conversion, and such interest shall be paid to the holder of such Debenture who is a holder on such Interest Record Date. Any Debenture so converted prior to such Interest Payment Date must be accompanied by payment of an amount equal to the interest payable on such Interest Payment Date on the principal amount of Debentures being surrendered for conversion.

               The Conversion Price will be subject to adjustment in certain events, including (a) dividends (and other distributions) payable in Common Stock on any class of capital stock of the Company, (b) the issuance to all holders of Common Stock of rights, options or warrants entitling them to subscribe for or purchase Common Stock (or securities convertible into Common Stock) at less than the then current market price (as determined in accordance with the Debentures) unless holders of Debentures are entitled to receive the same upon conversion,
     (c) subdivisions, combinations and reclassifications of Common Stock and (d) distributions to all holders of Common Stock of evidences of indebtedness of the Company or assets (including securities, but excluding those rights, options, warrants, dividends and distributions referred to above, dividends and distributions paid in cash out of the retained earnings of the Company and regular quarterly dividends consistent with past practice). In addition to the foregoing adjustments, the Company will be permitted to make such downward adjustments in the Conversion Price as it considers to be advisable in order that any event treated for United States federal income tax purposes as a dividend of stock or stock rights will not be taxable to the holders of the Common Stock. Adjustments in the Conversion Price of less than $0.25 will not be required, but any adjustment that would otherwise be required to be made will be taken into account in the computation of any subsequent adjustment. Fractional


                                 Page 36 of 137








     shares of Common Stock are not to be issued or delivered upon conversion, but, in lieu thereof, a cash adjustment will be paid based upon the then current market price of Common Stock.
     Subject to the foregoing, no payments or adjustments will be made upon conversion on account of accrued interest on the Debentures or for any dividends or distributions on any shares of Common Stock delivered upon such conversion. Notice of any adjustment of the Conversion Price will be given in the manner set forth herein under "-- Notices" below.

               Conversion Price adjustments or omissions in making such adjustments may, under certain circumstances, be deemed to be distributions that could be taxable as dividends under the Internal Revenue Code to holders of Debentures or of Common Stock.

               If at any time the Company makes a distribution of property to its stockholders that would be taxable to such stockholders as a dividend for United States federal income tax purposes (e.g., distribution of evidences of indebtedness or assets of the Company, but generally not stock dividends or rights to subscribe for Common Stock) and, pursuant to the antidilution provisions of the Debentures, the Conversion Price of the Debentures is reduced, such reduction may be deemed to be the payment of a taxable dividend to holders of Debentures. Such a deemed dividend might be subject to 30% (or then applicable) United States withholding tax unless the holder is entitled to a reduction of the tax under a tax treaty.

               In the event that the Company should merge with another company, become a party to a consolidation or sell or transfer all or substantially all of its assets to another company, each Debenture then outstanding would, without the consent of any holder of Debentures, become convertible only into the kind and amount of securities, cash and other property receivable upon the merger, consolidation or transfer by a holder of the number of shares of Common Stock into which such Debenture might have been converted immediately prior to such merger, consolidation or transfer.

     Redemption
     ----------
               Unless previously redeemed, converted or purchased and canceled by the Company, the Debentures will mature on March 15, 2006 and shall be redeemed at their principal amount.

          Optional Redemption
          -------------------
               The Debentures may be redeemed, at the option of the Company, in whole or in part, at any time after April 1, 1999, at a redemption price equal to that percentage of their principal amount set forth below, together with accrued and unpaid interest to the date fixed for redemption and Additional Amounts (as defined herein), if any, that are due and payable upon notice as described below:


                                 Page 37 of 137









                                                            Redemption
                  After April 1,                              Price
                  --------------                            ----------
                  1999   . . . . . . . . . . . . . . . . .       103%
                  2000   . . . . . . . . . . . . . . . . .       102%
                  2001   . . . . . . . . . . . . . . . . .       101%
                  2002 and thereafter  . . . . . . . . . .       100%


     In the event of a partial redemption, the Debentures to be redeemed will be selected by the Trustee not more than 75 days before the date fixed for redemption, by such method as the Trustee shall deem fair and appropriate.

               The Debentures may also be redeemed upon the occurrence of a Change of Control, at the option of the Company, in whole but not in part, prior to April 1, 1999 at the redemption prices (expressed as percentages of the principal amount) set forth below, in each case, together with accrued and unpaid interest to the date fixed for redemption and Additional Amounts, if any, that are due and payable:

                                                            Redemption
                   Redemption Date                             Price
                   --------------                           ----------
                Closing Date to October 1, 1996  . . .      124.00%
                October 2, 1996 to April 1, 1997 . . .      120.50%
                April 2, 1997 to October 1, 1997 . . .      117.00%
                October 2, 1997 to April 1, 1998 . . .      113.50%
                April 2, 1998 to October 1, 1998 . . .      110.00%
                October 2, 1998 to April 1, 1999   . .      106.50%


               If at any time, the Company shall determine that as a result of any change in or amendment to the laws (or any regulations or rulings promulgated thereunder) of the United States or any political subdivision or taxing authority thereof or therein affecting taxation, or any amendment to, or change in, an official application or interpretation of such laws, regulations or rulings, which amendment or change is announced or becomes effective on or after the date of this Prospectus, the Company has or will become obligated to pay Additional Amounts on any Debentures, as described below under "Payment of Additional Amounts," and such obligation cannot be avoided by the Company taking reasonable measures available to it then the Company may, at its election, redeem such Debentures (as a whole but not in part) upon notice as described below; provided, however, that no such notice of redemption shall be given earlier than 90 days prior to the earliest date on which the Company would be obligated to pay such Additional Amounts were a payment in respect of the Debentures then due; and provided further, that at the time such notice is given, such obligation to pay such Additional Amounts remains in effect. In case of any such redemption, the redemption price will be 100% of the principal


                                 Page 38 of 137








     amount of the Debentures, together in each case with accrued and unpaid interest to the date fixed for redemption and any Additional Amounts due and payable. The Company is required to deliver to the Trustee a certificate stating that the Company is entitled to effect such redemption and that the conditions precedent to the right of the Company to redeem the Debentures have occurred and an opinion of counsel stating that the legal conditions precedent to the right of the Company to effect such redemption have occurred.

          Notices of Redemption
          ---------------------
               Notice of intention to redeem Debentures will be given as described under "-- Notices" below. In the case of redemption of all Debentures, notice will be given once not more than 60 nor less than 30 days prior to the date fixed for redemption. In the case of a partial redemption, notice will be given twice, the first such notice to be given not more than 90 nor less than 45 days prior to the date fixed for redemption and the second such notice to be given not more than 45 nor less than 30 days prior to the date fixed for redemption.

               Notices of redemption will specify the date fixed for redemption, the applicable redemption price, the date on which the conversion privilege expires and, in the case of a partial redemption, the aggregate principal amount of Debentures to be redeemed and the aggregate principal amount of Debentures which will be outstanding after such partial redemption. In addition, in the case of a partial redemption, the first notice will specify the last date on which exchanges or transfers of Debentures may be made pursuant to the provisions of "-- Exchange and Transfer" above and the second notice will specify the serial numbers of the Debentures and the portions thereof called for redemption.

               As used herein, "United States" means the United States of America (including the states and the District of Columbia), its territories and, its possessions. The term "Foreign Holder" means any person who, for United States federal income tax purposes, is (i) a foreign corporation, (ii) a foreign partnership one or more of the members of which are, for United States federal income tax purposes, foreign corporations, non-resident alien individuals or non-resident alien fiduciaries of a foreign estate or trust, (iii) a non-resident alien individual or
     (iv) a non-resident alien fiduciary of a foreign estate or trust.

               In addition, the Company may at any time and from time to time repurchase the Debentures in the open market or in private transactions at prices it considers attractive.
     Debentures repurchased by the Company will be canceled.

     Change of Control
     -----------------
               Each holder of a Debenture will have the right, at such holder's option, to cause the Company to purchase such Debenture,


                                 Page 39 of 137








     in whole but not in part, for a cash amount equal to 100% of the principal amount, together with accrued and unpaid interest to the repurchase date, if a Change of Control (as defined herein) occurs or has occurred. Notice with respect to the occurrence of a Change of Control will be given as described under "-- Notices" below and not later than 30 days after the date of the occurrence of such Change of Control. The date fixed for such purchase will be a date not less than 30 nor more than 60 days after notice of the occurrence of a Change of Control is given (except as otherwise required by law). To be purchased, a Debenture must be received with a duly executed written notice, substantially in the form provided on the reverse side of such Debenture, at the office of a paying agent not later than the fifth day prior to the date fixed for such purchase. All Debentures purchased by the Company will be canceled. Holders of Debentures who have tendered a notice of purchase will be entitled to revoke their election by delivering a written notice of such revocation to a paying agent on or prior to the date fixed for such purchase. In addition, holders of Debentures will retain the right to require such Debentures to be converted into Common Stock (or other securities, property or cash payable in lieu thereof by reference to the adjustment price as provided under the adjustment provision, see "-- Conversion") prior to the purchase date, so long as notice to that effect, including such holder's nontransferable receipt for the Debentures from a paying agent, is delivered to a paying agent on or prior to the close of business on the fifth day next preceding the applicable Redemption Date.

               The Indenture provides that a "Change of Control" will be deemed to have occurred (i) upon any merger or consolidation of the Company with or into any person or any sale, transfer or other conveyance, whether direct or indirect, of all or substantially all of the assets of the Company, on a consolidated basis, in one transaction or a series of related transactions, if, immediately after giving effect to such transaction, any "person" or "group" (as such terms are used for purposes of Sections 13(d) and 14(d) of the Exchange Act, whether or not applicable) is or becomes the "beneficial owner," directly or indirectly, of more than 50% of the total voting power in the aggregate normally entitled to vote in the election of directors, managers, or trustees, as applicable, of the transferee or surviving entity, (ii) when any "person" or "group" (as such terms are used for purposes of Sections 13(d) and 14(d) of the Exchange Act, whether or not applicable) is or becomes the "beneficial owner," directly or indirectly, of more than 50% of the total voting power in the aggregate normally entitled to vote in the election of directors of the Company, or (iii) when, during any period of 12 consecutive months after the Closing Date, individuals who at the beginning of any such 12-month period constituted the Board of Directors of the Company (together with any new directors whose election by such Board or whose nomination for election by the stockholders of the Company was approved by a vote of a majority of the directors then still in office who were either directors at the beginning of such


                                 Page 40 of 137








     period or whose election or nomination for election was previously so approved), cease for any reason to constitute a majority of the Board of Directors of the Company then in office.

               The phrase "all or substantially all" of the assets of the Company is likely to be interpreted by reference to applicable state law at the relevant time, and will be dependent on the facts and circumstances existing at such time. As a result, there may be a degree of uncertainty in ascertaining whether a sale or transfer of "all or substantially all" of the assets of the Company has occurred. For purposes of this definition, (i) the terms "person" and "group" shall have the meaning used for purposes of Rules 13d-3 and 13d-5 of the Exchange Act as in effect on the Closing Date, whether or not applicable; and (ii) the term "beneficial owner" shall have the meaning used in Rules 13d-3 and 13d-5 under the Exchange Act as in effect on the Closing Date, whether or not applicable, except that a "person" shall be deemed to have "beneficial ownership" of all shares that any such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time or upon the occurrence of certain events.

               The Change of Control provisions described above may make more difficult or discourage a takeover of the Company, and, thus, the removal of incumbent management. The Change of Control provisions will not prevent a leveraged buyout led by Company management, a recapitalization of the Company or change in a majority of the members of the Board of Directors which is approved by then-current Board of Directors and may not afford the holders of Debentures protection in the event of a highly leveraged transaction, reorganization, restructuring, merger, spin-off or similar transaction that may adversely affect such holders, if such transaction does not constitute a Change of Control as set forth above.

               The Company is required to comply with the provisions of Rule 13e-4 and any other tender offer rules under the Exchange Act which may then be applicable and is required to file a
     Schedule 13E-4 or any other schedule required thereunder in connection with any offer by the Company to purchase Debentures at the option of holders thereof upon a Change of Control. The Change of Control purchase feature is not however, as of the date of this Prospectus, the result of management's knowledge of any specific efforts to accumulate shares of Common Stock or to obtain control of the Company by means of a merger, tender offer, solicitation of proxies or consents or otherwise, or part of a plan to implement a series of anti-takeover measures.

               Certain of the Company's existing and future agreements relating to its indebtedness could prohibit the purchase by the Company of the Debentures pursuant to the exercise by a holder of Debentures of the foregoing option, depending on the financial circumstances of the Company at the time any such purchase may occur, because such purchase could cause a breach of certain covenants contained in such agreements. Such a breach may


                                 Page 41 of 137








     constitute an event of default under such indebtedness as a result of which any repurchase could, absent a waiver, be blocked by the subordination provision of the Debentures. See
     "-- Subordination." Failure of the Company to repurchase the Debentures when required would result in an Event of Default with respect to the Debentures whether or not such repurchase is permitted by the subordination provisions.

     Payments, Paying Agents and Conversion Agents
     ---------------------------------------------
               The principal of, premium, if any, and interest on Debentures will be payable in United States dollars. Payments of such principal and premium, if any, will be made against surrender of Debentures at the corporate trust office of the Trustee in The City of New York or, subject to any applicable laws and regulations, at the offices of the paying agents in London or Luxembourg (or such other paying agencies as may be specified in notices to the holders of Debentures in accordance with "-- Notices" below) by United States dollar check drawn on, or wire transfer to a United States dollar account maintained by the holder with, a bank located in The City of New York.
     Payments of any installment of interest on Debentures will be made by a United States dollar check drawn on a bank in The City of New York mailed to the holder at such holder's registered address or (if arrangements satisfactory to the Company and the Trustee are made) by wire transfer to a dollar account maintained by the holder with a bank in The City of New York. Payment of such interest on any Interest Payment Date will be made to the person in whose name such Debenture is registered at the close of business on the Interest Record Date prior to the relevant Interest Payment Date. Accrued interest payable on any Debenture that is redeemed will be payable against surrender of such Debenture in the manner described above with respect to payments of principal on Debentures, except Debentures that are redeemed on a date after the close of business on the Interest Record Date immediately preceding such Interest Payment Date and on or before the Interest Payment Date, on which interest will be paid to the holder of record on the Interest Record Date.

               The Debentures may be surrendered for conversion or exchange at the corporate trust office of the Trustee in The City of New York or, at the option of the holder and subject to applicable laws and regulations, at the office of any of the conversion agents.

               The Company has initially appointed the Trustee as paying agent and conversion agent. This appointment may be terminated at any time and additional or other paying and conversion agents may be appointed, provided that until the Debentures have been delivered for cancellation, or monies sufficient to pay the principal of and premium, if any, and interest on the Debentures have been made available for payment and either paid or returned to the Company as provided in the Indenture, a paying, conversion and transfer agent will be maintained (a) in The City of New York for the payment of the


                                 Page 42 of 137








     principal of and premium, if any, and interest on Debentures only and for the surrender of Debentures for conversion and (b) in a European city that, so long as the Debentures are listed on the Luxembourg Stock Exchange, will be Luxembourg, for the payment of the principal of and premium, if any, and interest on Debentures and for the surrender of Debentures for conversion, payment, redemption or transfer. Notice of any such termination or appointment and of any change in the office through which any paying, conversion, or transfer agent will act will be given in accordance with "-- Notices" below.

               All monies paid by the Company to a paying agent for the payment of principal of, premium, if any, or interest on any Debenture that remain unclaimed at the end of two years after such principal, premium or interest shall have become due and payable will be repaid to the Company, and the holder of such Debenture will thereafter look only to the Company for payment thereof.

     Payment of Additional Amounts
     -----------------------------
               The Company will pay to the holder of any Debenture who is a Foreign Holder (as defined above) such additional amounts ("Additional Amounts") as may be necessary in order that every net payment of the principal of, interest on, of redemption price of, such Debenture, and any cash payments made in lieu of issuing shares of Common Stock upon conversion of a Debenture, after withholding for or on account of any present or future tax, assessment or governmental charge imposed upon or as a result of such payment by the United States or any political subdivision or taxing authority thereof or therein, will not be less than the amount provided for in such Debenture to be then due and payable; provided, however, that the foregoing obligations to pay Additional Amounts shall not apply to any one or more of the following:

                    (a) any tax, assessment or other governmental charge which would not have been so imposed but for (i) the existence of any present or former connection between such holder (or between a fiduciary, settlor, beneficiary, member or stockholder of, or a person holding a power over, such holder, if such holder is an estate, trust, partnership or corporation) and the United States, including, without limitation, such holder (or such fiduciary, settlor, beneficiary, member, stockholder or person holding a power) being or having been a citizen or resident or treated as a resident thereof or being or having been engaged in a trade or business therein or being or having been present therein or having had a permanent establishment therein, (ii) such holder's present or former status as a personal holding company, foreign personal holding company, passive foreign investment company, foreign private foundation or other foreign tax-exempt entity, or controlled foreign corporation for United States federal income tax purposes or a corporation which accumulates earnings to avoid United


                                 Page 43 of 137








          States federal income tax, or (iii) such holder's status as a bank extending credit pursuant to a loan agreement entered into in the ordinary course of business;

                    (b) any tax, assessment or other governmental charge which would not have been so imposed but for the presentation by the holder of such Debenture for payment on a date more than 15 days after the date on which such payment became due and payable or on the date on which payment thereof is duly provided, whichever occurs later;

                    (c)  any estate, inheritance, gift, sales,
          transfer or personal or intangible property tax or any similar tax, assessment or other governmental charge;

                    (d) any tax, assessment or other governmental charge which would not have been imposed but for the failure to comply with certification, information, documentation or other reporting requirements concerning the nationality, residence, identity or present or former connection with the United States of the holder or beneficial owner of such Debenture if such compliance is required by statute, regulation or ruling of the United States or any political subdivision or taxing authority thereof or therein as a precondition to relief or exemption from such tax, assessment or other governmental charge;

                    (e) any tax, assessment or other governmental charge which is payable otherwise than by deduction or withholding from payments of principal of and premium, if any, or interest on such Debenture;

                    (f) any tax, assessment or other governmental charge imposed on interest received by a person holding, actually or constructively, 10% or more of the total combined voting power of all classes of stock of the Company entitled to vote; or

                    (g) any tax, assessment or other governmental charge required to be withheld by any paying agent from any payment of principal of, or premium, if any, or interest on any Debenture if such payment can be made without such withholding by any other paying agent;

     nor will Additional Amounts be paid with respect to payment of the principal of, premium, if any, or interest on any such Debenture (or cash in lieu of issuance of shares of Common Stock upon conversion) to a person other than the sole beneficial owner of such payment, or that is a partnership or a fiduciary to the extent such beneficial owner, member of such partnership or beneficiary or settlor with respect to such fiduciary would not have been entitled to the Additional Amounts had such beneficial owner, member, beneficiary or settlor been the holder of such Debenture.



                                 Page 44 of 137








     Events of Default
     -----------------
               The Indenture defines an Event of Default with respect to the Debentures as any of the following events: (i) the failure by the Company to pay any installment of interest on, or Additional Amounts with respect to, the Debentures as and when the same becomes due and payable and the continuance of any such failure for a period of 30 days, (ii) the failure by the Company to pay all or any part of the principal of, or premium, if any, on the Debentures as and when the same becomes due and payable at maturity, redemption, by acceleration or otherwise, (iii) the failure of the Company to perform any conversion of Debentures required under the Indenture and the continuance of any such failure for a period of 60 days, (iv) the failure by the Company to observe or perform any other covenant or agreement contained in the Debentures or the Indenture and, subject to certain exceptions, the continuance of such failure for a period of 60 days after appropriate written notice is given to the Company by the Trustee or to the Company and the Trustee by the holders of at least 25% in aggregate principal amount of the Debentures outstanding, (v) certain events of bankruptcy, insolvency or reorganization in respect of the Company or any of its significant subsidiaries, (vi) a default in the payment of principal, premium or interest when due that extends beyond any stated period of grace applicable thereto or an acceleration for any other reason of the maturity of any Indebtedness of the Company or any of its significant subsidiaries with an aggregate principal amount in excess of $5 million, and (vii) final judgments not covered by insurance aggregating in excess of $2 million, at any one time rendered against the Company or any of its significant subsidiaries and not satisfied, stayed, bonded or discharged within 60 days.

               The Debentures provide that if an Event of Default occurs and is continuing, then the Company will provide notice thereof to the Trustee within five business days after the Company becomes aware of such Event of Default, and the Trustee shall then notify the holders of Debentures thereof within 90 days after its receipt of notice from the Company. If an Event of Default occurs and is continuing, the Trustee or the holders of 25% in aggregate principal amount of the Debentures then outstanding may, by notice in writing to the Company (and to the Trustee, if given by the holders) (an "Acceleration Notice"), declare all principal and accrued interest thereon and Additional Amounts thereof, if any, to be due and payable immediately, whereupon such amounts shall, subject to the rights of the holders of Senior Indebtedness, become immediately due and payable.

               Prior to the declaration of acceleration of the maturity of the Debentures, the holders of a majority in aggregate principal amount of the Debentures at the time outstanding may waive on behalf of all the holders any default, except a default in the payment of principal of, premium, if any, or interest on or Additional Amount with respect to any Debenture


                                 Page 45 of 137








     not yet cured, or a default with respect to any covenant or provision that cannot be modified or amended without the consent of the holder of each outstanding Debenture affected. Subject to the provisions of the Indenture relating to the duties of the Trustee, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request, order or direction of any of the holders, unless such holders have offered to the Trustee reasonable security or indemnity. Subject to all provisions of the Indenture and applicable law, the holders of a majority in aggregate principal amount of the Debentures at the time outstanding will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee.

     Limitation on Merger, Sale or Consolidation
     -------------------------------------------
               The Indenture provides that the Company may not, directly or indirectly, consolidate with or merge with or into another person or sell, lease, convey or transfer all or substantially all of its assets (computed on a consolidated basis), whether in a single transaction or a series of related transactions, to another person or group of affiliated persons, unless (i) either (a) the Company is the surviving entity or
     (b) the resulting, surviving or transferee entity is a corporation organized under the laws of the United States, any state thereof or the District of Columbia and expressly assumes by written agreement all of the obligations of the Company in connection with the Debentures and the Indenture; and (ii) no default or Event of Default shall exist or shall occur immediately after giving effect on a pro forma basis to such transaction.

               Upon any consolidation or merger or any transfer of all or substantially all of the assets of the Company in accordance with the foregoing, the successor corporation formed by such consolidation or into which the Company is merged or to which such transfer is made, shall succeed to, and be substituted for, and may exercise every right and power of, the Company under the Indenture with the same effect as if such successor corporation had been named therein as the Company, and the Company will be released from its obligations under the Indenture and the Debentures, except as to any obligations that arise from or as a result of such transaction.

     Amendments and Supplements
     --------------------------
               Modifications and amendments to the Indenture or to the terms and conditions of the Debentures may be made and future compliance with or any past default by the Company under any of the provisions thereof may be waived, or any acceleration thereunder annulled, with the consent of the holders of not less than a majority in aggregate principal amount of the Debentures at the time outstanding (excluding for purposes of such calculation the aggregate principal amount of Debentures held by


                                 Page 46 of 137








     the Company or any of its subsidiaries) or by the adoption of a resolution, at a meeting of holders of the Debentures at which a quorum (as defined below) is present and acting throughout, by not less than a majority in aggregate principal amount of the Debentures present or represented at such meeting (excluding for purposes of such calculation the aggregate principal amount of Debentures held by the Company or any of its subsidiaries); provided, however, that the amount approving such resolution is not less than 25% of the aggregate principal amount of the Debentures then outstanding (excluding for purposes of such calculation the aggregate principal amount of Debentures held by the Company or any of its subsidiaries); and provided further that no such modification or amendment to the terms and conditions of the Debentures may, without the consent or the affirmative vote of the holder of each Debenture affected thereby may: (a) waive a default in the payment of principal of, premium, if any, or interest on or Additional Amount with respect to any Debenture; (b) change the stated maturity of the principal or premium, if any, or any installment of interest on any Debenture;
     (c) reduce the principal amount of or the rate (or extend the time for payment) of interest on or any premium payable upon redemption of or Additional Amounts payable with respect to any such Debenture; (d) change the obligation of the Company to pay Additional Amounts as described above (except as otherwise permitted by the Debentures or the Indenture); (e) change the coin or currency in which any Debenture or interest thereon is payable; (f) adversely affect the right to cause the Company to redeem or the right to convert any such Debenture; (g) modify the obligations of the Company to maintain an office or agency in The City of New York and outside the United States for payment of the Debentures; (h) modify the subordination provisions of the Debenture in a manner adverse to the holders of Debentures; or
     (i) reduce the requirements under the Indenture for quorum or voting, or reduce the percentage in principal amount of the outstanding Debentures the consent of whose holders is required for any amendment or modification of the Indenture or the terms and conditions of the Debentures or the consent of whose holders is required for any waiver (of compliance with certain provisions of the Indenture or the Debentures or certain defaults thereunder and their consequences) provided for in the Debentures. The quorum at any meeting called to adopt a resolution will be the persons holding or representing a majority in aggregate principal amount of the Debentures at the time outstanding (excluding for purposes of such calculation the aggregate principal amount of Debentures held by the Company or any of its subsidiaries) and the quorum at any adjourned meeting will be persons holding or representing 25% in aggregate principal amount of the Debentures at the time outstanding (excluding for purposes of such calculation the aggregate principal amount of Debentures held by the Company or any of its subsidiaries).

               Any instrument given by or on behalf of any holder of a Debenture in connection with any consent to any such modification, amendment or waiver will be irrevocable once given and will be conclusive and binding on all subsequent holders of


                                 Page 47 of 137








     such Debenture. Any modifications, amendments or waivers to the Indenture or to the terms and conditions of the Debentures will be conclusive and binding on all holders of Debentures, whether or not they have given such consent or were present at any meeting, and on holders of Debentures, whether or not notation of such modifications, amendments or waivers is made upon the Debentures.

     Rule 144A Information Requirement
     ---------------------------------
               The Company has agreed to furnish to the holders or beneficial owners of the Debentures or the underlying Common Stock and prospective purchasers of the Debentures or the underlying Common Stock designated by the holders of the Debentures or the underlying Common Stock, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act until such time as such securities are no longer "restricted securities" within the meaning of Rule 144 under the Securities Act.

     Reports
     -------
               The Company shall deliver to the Trustee and to each holder of Debentures, within 15 days after it is required to file such with the Commission, annual and quarterly consolidated financial statements substantially equivalent to financial statements required to be included in reports filed with the Commission including, with respect to annual information only, a report thereon by the Company's certified independent public accountants as such is required in such reports to the Commission, in each case, together with management's discussion and analysis of the Company's financial condition and results of operations.

     Notices
     -------
               Notices to holders of the Debentures will be given by publication in a leading daily newspaper in the English language of general circulation in The City of New York and in London and, so long as the Debentures are listed on the Luxembourg Stock Exchange, in a daily newspaper of general circulation in Luxembourg or, if publication in either London or Luxembourg is not practical, in Europe. Such publication is expected to be made in The Wall Street

     ---------------
     Journal (Eastern Edition), the Financial Times and the Luxembourg
     -------                        ---------------         ----------
     Wort.  In addition, notices to holders of Debentures will be given
     ----
     by mail to the addresses of such holders as they appear in the register maintained by the Trustee on the fifteenth day prior to such mailing. Such notices will be deemed to have been given on the date of such publication or mailing or, if published in such


                                 Page 48 of 137








     newspapers on different dates, on the date of the first such publication.

     Replacement of Debentures
     -------------------------
               Debentures that become mutilated, destroyed, stolen or lost will be replaced by the Company at the expense of the holder thereof upon delivery to the Trustee of the Debentures or evidence of the loss, theft or destruction thereof satisfactory to the Company and the Trustee. In the case of a lost, stolen or destroyed Debenture, an indemnity satisfactory to the Company and the Trustee may be required at the expense of the holder of such Debenture before a replacement Debenture, as the case may be, will be issued.

     Governing Law
     -------------
               The Debentures and the Indenture are governed by and construed in accordance with the laws of the State of New York, United States, without giving effect to its conflicts of law rules.

     Registration Rights
     ----------------------------------
               Pursuant to the Registration Rights Agreement between the Company and the Initial Purchasers, the Company has filed with the Commission a shelf registration statement on Form S-3 (the "Shelf Registration Statement") of which this Prospectus is a part, to cover resales of Transfer Restricted Securities (as defined herein) by the holders thereof who satisfy certain conditions relating to the provision of information in connection with the Shelf Registration Statement. For purposes of the foregoing, "Transfer Restricted Securities" means each Debenture and any underlying share of Common Stock issued upon conversion thereof until the date on which such Debenture or share of Common Stock has been effectively registered under the Securities Act and disposed of in accordance with the Shelf Registration Statement or the date on which such Debenture or share of Common Stock is distributed to the public pursuant to Rule 144, under the Securities Act or is salable pursuant to Rule 144(k) under the Securities Act (or any similar provisions then in force).

     Certain Definitions
     -------------------
               "Business Day" or "business day" means, with respect to any act to be performed pursuant to the Indenture or the terms of the Debentures, each Monday, Tuesday, Wednesday, Thursday or Friday that is not a day on which banking institutions in the place where such act is to occur are authorized or obligated by applicable law, regulation or executive order to close; provided however, if any such action is to be taken on a day that is not a Business Day such action shall be taken on the next succeeding Business Day




                                 Page 49 of 137








               "Capital Stock" means, with respect to any corporation, any and all shares, interests, rights to purchase (other than convertible or exchangeable indebtedness), warrants, options, participations or other equivalents of or interests (however designated) in stock issued by that corporation.

               "Designated Senior Indebtedness" means (i) the
     Indebtedness outstanding under the Company's financing agreement with The CIT Group/Credit Business, Inc. and (ii) any other
     Senior Indebtedness having a principal amount of at least
     $5,000,000 that is designated as "Designated Senior Indebtedness" by written notice from the Company to the Trustee.

               "Disqualified Capital Stock" means (a) except as set forth in clause (b) below, with respect to any person, Capital Stock of such person that, by its terms or by the terms of any security into which it is convertible, exercisable or exchangeable, is, or upon the happening of an event or the passage of time would be, required to be redeemed or repurchased (including at the option of the holder thereon by such person or any of its subsidiaries, in whole or in part, on or prior to the Stated Maturity of the Debentures and (b) with respect to any subsidiary of such person (including with respect to any subsidiary of the Company), any Capital Stock other than any common stock with no preference, privileges, or redemption or repayment provisions.

               "Indebtedness" of any person means, without duplication, (a) all liabilities and obligations, contingent or otherwise, of any such person, (i) in respect of borrowed money (whether or not the recourse of the lender is to the whole of the assets of such person or only to a portion thereon,
     (ii) evidenced by bonds, notes, debentures or similar instruments, (iii) representing the balance deferred and unpaid of the purchase price of any property or services, except such as would constitute trade payables to trade creditors in the ordinary course of business, (iv) evidenced by bankers acceptances or similar instruments issued or accepted by banks,
     (v) for the payment of money relating to a capitalized lease obligation, or (vi) evidenced by a letter of credit or a reimbursement obligation of such person with respect to any letter of credit; (b) all net obligations of such person under interest swap and hedging obligations; (c) all liabilities of others of the kind described in the preceding clauses (a) or (b) that such person has guaranteed or that is otherwise its legal liability and all obligations to purchase, redeem or acquire any Capital Stock; and (d) any and all deferrals, renewals, extensions, refinancings and refundings (whether direct or indirect) of any liability of the kind described in any of the preceding clauses (a), (b) or (c), or this clause (d), whether or not between or among the same parties.

               "Junior Securities" of any person means any Qualified Capital Stock and any Indebtedness of such person that is
     (i) subordinated in right of payment to the Debentures and has no


                                 Page 50 of 137








     scheduled installment of principal due, by redemption, sinking fund payment or otherwise, on or prior to the Stated Maturity of the Debentures and (ii) subordinated in right of payment to all Senior Indebtedness at least to the same extent as the Debentures.

               "Obligations" means any principal, premium, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Senior Indebtedness.

               "Qualified Capital Stock" means any Capital Stock of the Company that is not Disqualified Capital Stock.

               "Senior Indebtedness" of the Company means any Indebtedness of the Company, whether outstanding on the date of the Indenture or thereafter created, incurred, assumed, guaranteed or in effect guaranteed by the Company, unless the instrument creating or evidencing such Indebtedness provides that such Indebtedness is not senior or superior, in right of payment, to the Debentures or to other Indebtedness which is PARI PASSU with, or subordinated to, the Debentures. In no event shall Senior Indebtedness include (a) indebtedness of the Company owed or owing to any subsidiary of the Company or any officer, director or employee of the Company or any subsidiary thereof;
     (b) any liability for taxes owed or owing by the Company; or
     (c) trade payables to trade creditors of the Company in the ordinary course of business.

               "Stated Maturity" when used with respect to any Debenture, means March 15, 2006.

                        DESCRIPTION OF CAPITAL STOCK
                        ----------------------------

     PREFERRED STOCK

               The Company has authorized a class of Preferred Stock consisting of 5,000,000 shares, $.10 par value. The Board of Directors of the Company has authority, without any further action by the holders of Common Stock, to divide the Preferred Stock into series, to fix the number of shares comprising any series and to fix or alter the voting powers, designations, preferences and relative, participating, optional or other rights, and the qualifications, limitations or restrictions, including dividend rights, dividend rates, conversion rights, rights and terms of redemption, rights upon dissolution or liquidation and sinking fund provisions, of any wholly unissued series of Preferred Stock.

     COMMON STOCK

               The authorized Common Stock of the Company consists of 40,000,000 shares, $.10 par value. Holders of Common Stock have one vote for each share held, are not entitled to cumulate their


                                 Page 51 of 137








     votes for the election of directors and do not have preemptive rights. The shares are not subject to redemption. Subject to the terms of any shares of Preferred Stock which may be issued, holders of Common Stock are entitled to receive such dividends as are declared by the Board of Directors out of funds legally available therefor and are entitled to participate equally in the assets of the Company available for distribution in the event of liquidation or dissolution. The Company is subject to certain dividend restrictions under a loan agreement.

     RIGHTS PLAN

               In October 1988, the Board of Directors declared a dividend of one Right for each outstanding share of Common Stock of the Company to stockholders of record on November 4, 1988. Each Right entitles the holder to buy the economic equivalent of one share of Common Stock in the form of one one-hundredth of a share of a newly created series of participating preferred stock of the Company at an exercise price of $75.00 per share. The Rights are exercisable only if a person or group acquires 20% or more of the voting power of the Company (an "Acquiring Person") or announces a tender or exchange offer which would result in a person or group becoming an Acquiring Person, in either case, without the prior consent of the Company.

               If any person or group becomes the beneficial owner of 20% or more of the voting power of the Company (other than as a result of a tender offer or exchange offer for all outstanding shares of Common Stock at a price and on terms determined by at least a majority of the members of the Board of Directors who are not officers of the Company to be both adequate and otherwise in the best interests of the Company and its stockholders), then each Right (other than those owned by the Acquiring Person or related parties) will entitle its holder to purchase, at the Right's exercise price, shares of the Company's Common Stock or common stock equivalents having a market value of twice the Right's exercise price ("Flip-In Right"). The Flip-In Right will result in substantial dilution of an Acquiring Persons' voting and economic interest in the Company and a substantial economic benefit to the other stockholders of the Company.

               In addition, after a person or group becomes an Acquiring Person, if the Company is involved in a merger or other business combination transaction with another person in which its common shares are changed or exchanged, or the Company sells 50% or more of its assets or earning power to another person, each Right (other than owned by the Acquiring Person or related parties) will entitle its holder to purchase, at the Right's exercise price, shares of Common Stock of such other person having a market value of twice the Right's exercise price.

               The Company will be entitled to redeem the Rights at one cent per Right (i) at any time before a person or group becomes an Acquiring Person without prior approval, (ii) in connection with an acquisition of the Company not involving the


                                 Page 52 of 137








     Acquiring Person and in which all stockholders are treated alike or (iii) after the Flip-In Right is triggered and the exercise period has expired if and for as long as no person owns 20% of the Common Stock of the Company. The Rights expire at the earlier of (i) ten years after adoption of the Rights Plan, or
     (ii) consummation of a merger following a tender offer approved by the Board, in either case unless earlier redeemed by the Company.

               The Exercise Price payable, and the number of shares of Common Stock or other securities or property issuable, upon exercise of the Rights are subject to adjustments from time to time to prevent dilution (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of, the Preferred Stock, (ii) upon the grant to holders of the Preferred Stock of certain rights or warrants to subscribe for Preferred Stock or convertible securities or securities having the same or more favorable rights, privileges and preferences as the Preferred Stock at less than the current market price of the Preferred Stock, or (iii) upon the distribution to holders of the Preferred Stock of evidences of indebtedness or assets or of subscription rights or warrants (other than those referred to above).

               Stockholders of the Company may, depending upon the circumstances, recognize taxable income in the event that the Rights become exercisable for Common Stock of the Company (or other consideration) or for common stock of the acquiring company as set forth above.

     SECTION 203 OF THE DELAWARE LAW

               The Company is a Delaware corporation and is subject to
     Section 203 of the Delaware General Corporation Law the ("DGCL").
     Section 203 of the DGCL prevents an "interested stockholder" (defined generally as a person owning 15% or more of a corporation's outstanding voting stock or an affiliate of such person) from engaging in a "business combination" (as defined) with a Delaware corporation for three years following the date such person became an interested stockholder unless (i) before such person became an interested stockholder, the board of directors of the corporation approved the transaction in which the interested stockholder became an interested stockholder or approved the business combination; (ii) upon consummation of the transaction that resulted in the interested stockholder becoming an interested stockholder, the interested stockholder owns at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced (excluding stock held by directors who are also officers of the corporation and employee stock plans that do not provide employees with the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer); or (iii) following the transaction in which such person became an interested stockholder, the business combination is approved by the board of directors of the corporation and authorized at a


                                 Page 53 of 137








     meeting of stockholders by vote of the holders of two-thirds of the outstanding voting stock of the corporation not owned by the interested stockholder. Under Section 203 of the DGCL, the restrictions described above also do not apply to certain business combinations proposed by an interested stockholder following the announcement or notification of one of certain extraordinary transactions involving the corporation and a person who had not been an interested stockholder during the previous three years or became an interested stockholder with the approval of a majority of the corporation's directors. The provisions of
     Section 203 of the DGCL requiring a supermajority vote of disinterested shares to approve certain corporate transactions could enable a minority of the Company's stockholders to exercise veto power over such transactions.

                             SELLING SECURITYHOLDERS
                             -----------------------

               The following table sets forth certain information as of July 10, 1996 (except as otherwise indicated) as to the security ownership of the Selling Securityholders. Except as set forth below, none of the Selling Securityholders has had a material relationship with the Company or any of its predecessors or affiliates within the past three years.


                                 Principal Amount
                                 of Debentures
                                 Beneficially Owned
                                 Prior to Offering         Principal Amount of
                                 --------------------      Debentures That May
     Name                        Amount       Percent      Be Sold
     ----                        ------       -------      ------------------

     Advest, Inc.                $    50,000   <F*>        $    50,000
     90 Statehouse Sq.
     Hartford, CT 06103

     Bank of New York            $ 4,450,000   3.87%       $ 4,450,000
     925 Patterson Plank Road
     Secaucus, NJ 07094

     Bankers Trust Company       $ 8,450,000   7.35%       $ 8,450,000
     c/o BT Services Tennessee
     Inc.
     Pension Trust Services
     648 Grassmere Park Drive
     Nashville, TN 37211







                                 Page 54 of 137








     Bear Stearns Securities     $    50,000   <F*>        $    50,000
     Corp.
     One Metrotech Center
     North
     Brooklyn, NY 11201-3862

     Bankers Trust               $    65,000   <F*>        $    65,000
     Company/NatWest
     Securities, Ltd.
     16 Wall Street, 5th Floor
     New York, NY  10005

     Boston Safe Deposit &       $ 6,030,000   5.24%       $ 6,030,000
     Trust Co.
     c/o ADP Proxy Services
     51 Mercedes Way
     Edgewood, NY 11717

     Chase Manhattan Bank,       $18,150,000   15.78%      $18,150,000
     N.A. (The)
     One Chase Manhattan Plaza
     3B - Proxy Dept.
     New York, NY 10081

     Chemical Bank               $  775,000    <F*>         $  775,000
     Auto Settle Department
     4 New York Plaza, 4th
     Floor
     New York, NY 10004

     Citibank, N.A.              $ 2,010,000   1.75%       $ 2,010,000
     111 Wall Street
     20th Floor, Zone 9
     New York, NY 10043

     Custodial Trust Company     $   860,000   <F*>        $   860,000
     101 Carnegie Center
     Princeton, NJ 08540

     First Tennessee Bank,       $ 1,430,000   1.24%       $ 1,430,000
     N.A. (Memphis)
     P.O. Box 84
     Memphis, TN 38101













                                 Page 55 of 137








     First National Bank of      $   185,000   <F*>        $   185,000
     Maryland (The)
     Trust Division -
     Operations Dept. 101-623
     25 S. Charles Street
     Baltimore, MD 21201

     Harris Trust & Savings      $   100,000   <F*>        $   100,000
     Bank
     Proxy Operations
     111 West Monroe Street,
     1130
     Chicago, IL 60690

     Investors Bank &            $   180,000   <F*>        $   180,000
     Trust/M.F. Custody
     c/o ADP Proxy Services
     51 Mercedes Way
     Edgewood, NY 11717

     Morgan (J.P.) Securities    $ 1,000,000   <F*>        $ 1,000,000
     Inc., WF
     60 Wall Street, 14th
     Floor
     New York, NY 10060-0060

     Lehman Brothers, Inc.       $ 2,025,000   1.76%       $ 2,025,000
     c/o BSCC ATT: Proxy Dept.
     P.O. Box 29198
     Brooklyn, NY 11202-9198

     Mercantile, Safe Deposit    $ 2,025,000   1.76%       $ 2,025,000
     and Trust Company
     766 Old Hammonds Ferry
     Road
     Proxy Unit #230-20
     Linthicum, MD 21090

     Montgomery Securities       $ 2,300,000   2.00%       $ 2,300,000
     c/o ADP Proxy Services
     51 Mercedes Way
     Edgewood, NY 11717

     Morgan Guaranty Trust Co.   $ 4,800,000   4.17%       $ 4,800,000
     of New York
     37 Wall Street, 16th
     Floor
     New York, NY 10260

     Northern Trust Co. -        $   900,000   <F*>        $   900,000
     Trust
     801 S. Canal C-In
     Chicago, IL 60607



                                 Page 56 of 137








     Republic New York           $   500,000   <F*>        $   500,000
     Securities Corp.
     c/o ADP Proxy Services
     51 Mercedes Way
     Edgewood, NY 11717

     Salomon Brothers Inc        $ 2,945,000   2.56%       $ 2,945,000
     c/o ADP Proxy Services
     51 Mercedes Way
     Edgewood, NY 11717

     SSB-Custodian               $32,520,000   28.28%      $32,520,000
     Quincy Securities
     Processing
     A5W P.O. Box 1631
     Boston, MA 02105-1631

     UBS Securities Inc.         $   500,000   <F*>        $   500,000
     299 Park Avenue, 8th
     Floor
     New York, NY 10171-0026

     Wagner, Stott & Co.         $   700,000   <F*>        $   700,000
     20 Broad Street
     New York, NY 10005

     <F*> Less than 1%


     The following table sets forth certain information as of July 19, 1996 as to the security ownership of the Selling Securityholders.




                                 Shares of Common Stock
                                 Beneficially Owned Prior
     Name                        to Offering
     ----                        -----------------------
                                 Number       Percent
                                 ------       -------

     Advest, Inc.                     9,464        <F*>
     90 Statehouse Sq.
     Hartford, CT 06103

     Bank of New York               534,255        2.30%
     925 Patterson Plank Road
     Secaucus, NJ 07094





                                 Page 57 of 137








     Bankers Trust Company          980,842        4.23%
     c/o BT Services Tennessee
     Inc.
     Pension Trust Services
     648 Grassmere Park Drive
     Nashville, TN 37211

     Bear Stearns Securities      2,070,419        8.93%
     Corp.
     One Metrotech Center
     North
     Brooklyn, NY 11201-3862

     Bankers Trust                        0        --
     Company/NatWest
     Securities, Ltd.
     16 Wall Street, 5th Floor
     New York, NY  10005

     Boston Safe Deposit &          635,164        2.74%
     Trust Co.
     c/o ADP Proxy Services
     51 Mercedes Way
     Edgewood, NY 11717

     Chase Manhattan Bank,          400,000        1.72%
     N.A. (The)
     One Chase Manhattan Plaza
     3B - Proxy Dept.
     New York, NY 10081

     Chemical Bank                        0        --
     Auto Settle Department
     4 New York Plaza, 4th
     Floor
     New York, NY 10004

     Citibank, N.A.                125,411         <F*>
     111 Wall Street
     20th Floor, Zone 9
     New York, NY 10043

     Custodial Trust Company              0        --
     101 Carnegie Center
     Princeton, NJ 08540

     First Tennessee Bank,                0        --
     N.A. (Memphis)
     P.O. Box 84
     Memphis, TN 38101






                                 Page 58 of 137








     First National Bank of               0        --
     Maryland (The)
     Trust Division -
     Operations Dept. 101-623
     25 S. Charles Street
     Baltimore, MD 21201

     Harris Trust & Savings               0        --
     Bank
     Proxy Operations
     111 West Monroe Street,
     1130
     Chicago, IL 60690

     Investors Bank &                     0        --
     Trust/M.F. Custody
     c/o ADP Proxy Services
     51 Mercedes Way
     Edgewood, NY 11717

     Morgan (J.P.) Securities             0        --
     Inc., WF
     60 Wall Street, 14th
     Floor
     New York, NY 10060-0060

     Lehman Brothers, Inc.          112,162        <F*>
     c/o BSCC ATT: Proxy Dept.
     P.O. Box 29198
     Brooklyn, NY 11202-9198

     Mercantile, Safe Deposit         9,400        <F*>
     and Trust Company
     766 Old Hammonds Ferry
     Road
     Proxy Unit #230-20
     Linthicum, MD 21090

     Montgomery Securities           42,500        <F*>
     c/o ADP Proxy Services
     51 Mercedes Way
     Edgewood, NY 11717

     Morgan Guaranty Trust Co.      112,900        <F*>
     of New York
     37 Wall Street, 16th
     Floor
     New York, NY 10260

     Northern Trust Co. -           339,450        1.46%
     Trust
     801 S. Canal C-In
     Chicago, IL 60607



                                 Page 59 of 137








     Republic New York                    0        --
     Securities Corp.
     c/o ADP Proxy Services
     51 Mercedes Way
     Edgewood, NY 11717

     Salomon Brothers Inc             4,000        <F*>
     c/o ADP Proxy Services
     51 Mercedes Way
     Edgewood, NY 11717

     SSB-Custodian                1,295,587        5.59%
     Quincy Securities
     Processing
     A5W P.O. Box 1631
     Boston, MA 02105-1631

     UBS Securities Inc.            500,000        2.16%
     299 Park Avenue, 8th
     Floor
     New York, NY 10171-0026

     Wagner, Stott & Co.                  0        --
     20 Broad Street
     New York, NY 10005

     <F*>  Less than 1%

               Additional Selling Securityholders may be identified and other information concerning Selling Securityholders may be set forth in Prospectus Supplements from time to time.

               Other than by ownership of the Debentures or Common Stock, none of the Selling Securityholders has had any material relationship with the Company within the past three years.

               Because the Selling Securityholders may offer all or only some of the Debentures that they now hold and/or shares of Common Stock issued upon conversion thereof in the offering contemplated by this Prospectus and because there are presently no agreements, arrangements or understandings concerning the sale of any of the Debentures or shares of Common Stock issuable upon conversion thereof, no estimate can be given about the principal amount of Debentures or shares of Common Stock that will be held by the Selling Securityholders after completion of this offering. See "Plan of Distribution" herein.









                                 Page 60 of 137








                            PLAN OF DISTRIBUTION
                            --------------------

               The Debentures and the Shares are being registered to permit public secondary trading of such securities by the holders thereof from time to time after the date of this Prospectus. The Company has agreed, among other things, to bear all expenses (other than underwriting discounts, selling commissions and fees and expenses of counsel and other advisors to holders of the Debentures and the underlying Common Stock) in connection with the registration and sale of the Debentures and the Shares covered by this Prospectus.

               The Company will not receive any of the proceeds from the offering of Debentures and the Shares by the Selling Securityholders. The Company has been advised by the Selling Securityholders that the Selling Securityholders may sell all or a portion of the Debentures and Shares beneficially owned by them and offered hereby from time to time on any exchange on which the securities are listed on terms to be determined at the times of such sales. The Selling Securityholders may also make private sales directly or through a broker or brokers. Alternatively, any of the Selling Securityholders may from time to time offer the Debentures or shares of Common Stock beneficially owned by them through underwriters, dealers or agents, who may receive compensation in the form of underwriting discounts, commissions or concessions from the Selling Securityholders and the purchasers of the Debentures or shares or Common Stock from whom they may act as agent. The aggregate proceeds to the Selling Securityholders from the sale of the Debentures of shares or Common Stock offered by them hereby will be the purchase price of such Debentures or shares of Common Stock less discounts and commissions, if any.

               The Debentures and the Shares may be sold from time to time in one or more transactions at fixed offering prices, which may be changed, or at varying prices determined at the time of sale or at negotiated prices. Such prices will be determined by the holders of such securities or by agreement between such holders and underwriters or dealers who may receive fees or commissions in connection therewith.

               The outstanding Common Stock is listed for trading on the New York Stock Exchange, and the Shares of Common Stock have been approved for listing on the New York Stock Exchange. The Company does not intend to apply for listing of the Debentures on any securities exchange. Accordingly, no assurance can be given as to the development of liquidity of any trading market that may develop for the Debentures.

               In order to comply with the securities laws of certain states, if applicable, the Debentures and Shares will be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the Debentures and Shares may not be sold unless they have been registered or


                                 Page 61 of 137








     qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

               The Selling Securityholders and any broker and any broker-dealers, agents or underwriters that participate with the Selling Securityholders in the distribution of the Debentures or the Shares may be deemed to be, underwriters, within the meaning of the Securities Act, in which event any commissions received by such broker-dealers, agents or underwriters any profit on the resale of the Debentures or the Shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

               In addition, any securities covered by this Prospectus which qualify for sale pursuant to Rule 144 or Rule 144A of the Securities Act may be sold under Rule 144 or Rule 144A rather than pursuant to this Prospectus. There is no assurance that any Selling Securityholder will sell any or all of the Debentures or Shares described herein, and any Selling Securityholder may transfer, devise or gift such securities by other means not described herein.

               The Debentures were originally sold to NatWest Securities Limited, Salomon Brothers Inc and Montgomery Securities in March 1996 in a private placement. The Company agreed to indemnify and hold NatWest Securities Limited, Salomon Brothers Inc and Montgomery Securities harmless against certain liabilities under the Securities Act that could arise in connection with the sale of the Debentures by NatWest Securities Limited, Salomon Brothers Inc and Montgomery Securities. The Company and the Selling Securityholders are obligated to indemnify each other against certain liabilities arising under the Securities Act.

               The Company will use its best efforts to keep the registration statement effective until the Shelf Registration Statement is no longer required for transfer of the Debentures or the underlying Common Stock. Expenses of preparing and filing the registration statement and all post-effective amendments will be borne by the Company.

               To the Company's knowledge, no person presently intends to make a market in the Debentures.


                               LEGAL MATTERS
                               -------------

               The validity of the Securities offered hereby will be passed upon for the Company by Sheppard, Mullin, Richter &
     Hampton LLP, Los Angeles, California.

                                  EXPERTS
                                  -------


                                 Page 62 of 137









               The consolidated balance sheets of Applied Magnetics Corporation and Subsidiaries as of September 30, 1995 and 1994, and the related consolidated statements of operations, shareholders' equity and cash flows for each of the three years in the period ended September 30, 1995, and the related schedules, incorporated by reference in this prospectus and elsewhere in this registration statement have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto, and are incorporated herein in reliance upon the authority of said firm as experts in giving said reports.













































                                 Page 63 of 137








                                  PART II

                   INFORMATION NOT REQUIRED IN PROSPECTUS

     ITEM 14.  Other Expenses of Issuance and Distribution

          The following table sets forth the various expenses in connection with the sale and distribution of the securities being registered, other than underwriting discounts and commissions. All of the amounts shown are estimates, except the Securities and Exchange Commission registration fee and the listing fee.

     Securities and Exchange Commission
       registration fee  . . . . . . . . . . . . . . . . . $ 32,068.97
     NASD Filing Fee . . . . . . . . . . . . . . . . . . . $   *
     Blue Sky Fees and Expenses  . . . . . . . . . . . . . $   *
     Printing and Engraving Certificates . . . . . . . . . $   *
     Legal Fees and Expenses . . . . . . . . . . . . . . . $ 15,000.00
     Accounting Fees and Expense . . . . . . . . . . . . . $  5,000.00
     Registrar and Transfer Agent Fees . . . . . . . . . . $   *
     Miscellaneous Expenses  . . . . . . . . . . . . . . . $    431.03
       TOTAL. . . .  . . . . . . . . . . . . . . . . . . . $ 52,500.00


     *    Not applicable or none.


     ITEM 15.  Indemnification of Directors and Officers

     LIABILITY AND INDEMNIFICATION OF DIRECTORS AND OFFICERS

               The Company's Certificate of Incorporation contains a provision limiting the personal liability of directors to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director. This provision is intended to eliminate the risk that a director might incur personal liability to the Company or its stockholders for breach of the duty of care. Such provision absolves directors of liability for negligence in the performance of their duties, including gross negligence. Directors remain liable for breaches of the duty of loyalty to the Company and its stockholders as well as for acts or omissions not taken in good faith or which involve intentional misconduct or a knowing violation of law and transactions from which a director derived improper personal benefit. In addition, the Company's Certificate of Incorporation does not absolve directors of liability for unlawful dividends or stock repurchases or redemptions to which a negligence standard presently applies under the Delaware General Corporation Law (the "DGCL"). Also, there may be certain liabilities, such as those under the United States federal securities laws or other state or federal laws, which a court may hold are unaffected by the Certificate of Incorporation.

               The Company's By-laws provide that each person who is or was a director, legal representative, officer or employee of


                                 Page 64 of 137








     the Company (or was serving at the request of the Company as a director, legal representative, officer or employee of another entity), will be indemnified and held harmless by the Company to the fullest extent authorized by the DGCL (as it may be amended to allow for broader indemnification rights) from any liability incurred as a result of such service. Among other things, the indemnification provisions provide indemnification for officers and directors against liabilities for judgments in and settlements of lawsuits and other proceedings and for the advance and payment of fees and expenses reasonably incurred by the director or officer in defense of any such lawsuit or proceeding. The Company's By-laws provide that the rights to indemnification and the payment of expenses conferred therein will not be exclusive of any other right that any person may have or acquire under any statute, provision of the Certificate of Incorporation, by-law, agreement, vote of stockholders or disinterested directors or otherwise. The Company's By-laws also provide that the Company shall maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Company against any liability asserted against such person and incurred by such person in any such capacity, whether or not the Company would have the power to indemnify such person against such liability under the DGCL. The Company maintains this insurance coverage for its officers and directors as well as insurance coverage to reimburse the Company for potential costs of its corporate indemnification of officers and directors.

     ITEM 16.  EXHIBITS

         4.1 Indenture dated as of March 22, 1996 by and between the Company and The Chase Manhattan Bank, N.A., as Trustee (filed as Exhibit 4 to the Company's Quarterly Report on Form 10-Q for the quarter ended March 30, 1996 (File No. 1-6635) and incorporated herein by reference)

         4.2   Form of 7% Convertible Subordinated
               Debentures due 2006

         4.3   Registration Rights Agreement, dated as
               March 22, 1996, by and among the Company and NatWest Securities Limited, Salomon Brothers
               Inc and Montgomery Securities

         5.1   Opinion of Sheppard, Mullin, Richter & Hampton LLP

        23.1   Consent of Arthur Andersen LLP

        23.2   Consent of Sheppard, Mullin, Richter &
               Hampton LLP (included in Exhibit 5.1)

        24.1 Power of Attorney of certain officers and directors (included on page S-1)



                                 Page 65 of 137








        25.1   Form T-1 Statement of Eligibility and
               Qualification under the Trust Indenture Act of 1933 of The Chase Manhattan Bank, N.A.


     ITEM 17.  UNDERTAKINGS

          (a)  The undersigned Registrant hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                    (i)  To include any prospectus required by
          Section 10(a)(3) of the Securities Act;

                   (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

                    Provided, however, that paragraphs (a)(1)(i) and
          (a)(1)(ii) do not apply if the Registration Statement is on Form S-3, or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or
          Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

               (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.




                                 Page 66 of 137








               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to
     Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described in Item 15 hereof, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted against the Registrant by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.























                                 Page 67 of 137









                                 SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Goleta, State of California, on July 30, 1996.


     APPLIED MAGNETICS CORPORATION

     By /s/ Craig D. Crisman*
     -------------------------
     Craig D. Crisman
     Chairman of the Board and
     Chief Executive Officer



































                                          S-1


                                 Page 68 of 137









               Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


     Signature                  Title                        Date
     ---------                  -----                        ----


     /s/ Craig D.Crisman*       Chairman of the Board,   July 30, 1996
     -----------------------    Chief Executive Officer
     Craig D. Crisman           and Director (Principal
                                Executive Officer and
                                Principal Financial
                                Officer)


     /s/ Peter T. Altavilla     Corporate Controller     July 30, 1996
     -----------------------    (Principal Accounting
     Peter T. Altavilla         Officer)


     /s/ Harold R. Frank*       Chairman Emeritus and    July 30, 1996
     -----------------------    Director
     Harold R. Frank


     /s/ R. C. Mercure, Jr.*    Director                 July 30, 1996
     -----------------------
     R. C. Mercure, Jr.


     /s/Herbert M. Dwight, Jr.* Director                 July 30, 1996
     -----------------------
     Herbert M. Dwight, Jr.


     /s/ Jerry E. Goldress*     Director                 July 30, 1996
     -----------------------
     Jerry E. Goldress


     *By: /s/ Peter T. Altavilla
         --------------------------
         Peter T. Altavilla
         Attorney-in-Fact**


     ** By authority of Power of Attorney filed with this registration statement.


                                          S-2



                                 Page 69 of 137








                                     EXHIBIT INDEX


     Exhibits       Description                             Page
     --------       -----------                             ----

      4.1           Indenture dated as of March 22,
                    1996 by and between the Company and
                    The Chase Manhattan Bank, N.A., as
                    Trustee (filed as Exhibit 4 to the
                    Company's Quarterly Report on
                    Form 10-Q for the quarter ended
                    March 30, 1996 (File No. 1-6635)
                    and incorporated herein by
                    reference)

      4.2           Form of 7% Convertible Subordinated     69
                    Debentures due 2006

      4.3           Registration Rights Agreement,          100
                    dated as March 22, 1996, by and
                    among the Company and NatWest
                    Securities Limited, Salomon
                    Brothers Inc and Montgomery
                    Securities

      5.1           Opinion of Sheppard, Mullin,            123
                    Richter & Hampton LLP

     23.1           Consent of Arthur Andersen LLP          129

     23.2           Consent of Sheppard, Mullin,
                    Richter & Hampton LLP (included in
                    Exhibit 5.1)

     24.1           Power of Attorney of certain
                    officers and directors (included on
                    page S-1)

     25.1           Form T-1 Statement of Eligibility       130
                    and Qualification under the Trust
                    Indenture Act of 1933 of The Chase
                    Manhattan Bank, N.A.














                                 Page 70 of 137








                                EXHIBIT 4.2


               Unless and until it is exchanged in whole or in part for Debentures in definitive form, this Debenture may not be transferred except as a whole by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation (55 Water Street, New York, New
     York) ("DTC"), to the issuer or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or such other name as may be requested by an authorized representative of DTC (and any payment is made to Cede & Co. or such other entity as may be requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

               THE DEBENTURES EVIDENCED HEREBY HAVE NOT BEEN REGIS-TERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS AND NEITHER THIS DEBENTURE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE OFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION. EACH PURCHASER OF THIS DEBENTURE IS HEREBY NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF
     SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER. THE HOLDER OF THIS DEBENTURE, BY ITS ACCEPTANCE HEREOF, REP-RESENTS, ACKNOWLEDGES AND AGREES FOR THE BENEFIT OF APPLIED MAGNETICS CORPORATION (THE "COMPANY") THAT: (I) IT HAS ACQUIRED A "RESTRICTED" DEBENTURE WHICH HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT; (II) IT WILL NOT OFFER, SELL OR OTHERWISE TRANSFER THIS DEBENTURE, PRIOR TO THE DATE WHICH IS THREE YEARS AFTER THE LATER OF THE DATE OF ORIGINAL ISSUANCE HEREOF AND THE LAST DATE ON WHICH THE COMPANY OR ANY AFFILIATED PERSON OF THE COMPANY WAS THE OWNER OF THIS DEBENTURE (OR ANY PREDECESSOR OF SUCH DEBENTURE) (THE "RESALE RESTRICTION TERMINATION DATE") EXCEPT (A) TO THE COMPANY, (B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THIS DEBENTURE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A, TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE RE-QUIREMENTS OF RULE 144A, (D) PURSUANT TO OFFERS AND SALES THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, (E) IN A TRANSACTION ARRANGED BY A BROKER OR DEALER REGISTERED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, TO AN INSTITUTIONAL "ACCREDITED INVESTOR" (WITHIN THE MEANING OF SUBPARAGRAPHS (a)(1), (2), (3) OR (7) OF RULE 501 UNDER THE SECURITIES ACT) THAT IS ACQUIRING THIS


                                 Page 71 of 137








     DEBENTURE FOR ITS OWN ACCOUNT, OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL "ACCREDITED INVESTOR," FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO, OR FOR OFFER OR SALE IN CONNECTION WITH, ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, OR (F) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND, IN EACH CASE, IN ACCORDANCE WITH THE APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY APPLICABLE JURISDICTION; AND (III) IT WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER FROM IT OF THIS DEBENTURE OF THE RESALE RESTRICTIONS SET FORTH IN (II) ABOVE. IF ANY RESALE OR OTHER TRANSFER OF THIS DEBENTURE IS PROPOSED TO BE MADE PURSUANT TO CLAUSE II(E) ABOVE PRIOR TO THE DATE WHICH IS THREE YEARS AFTER THE DATE OF ORIGINAL ISSUANCE HEREOF, THE TRANSFEROR SHALL DELIVER A LETTER FROM THE TRANSFEREE CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE RESTRICTIONS ON TRANSFER OF THIS DEBENTURE. ANY OFFER, SALE OR OTHER DISPOSITION PURSUANT TO THE FOREGOING CLAUSES (II)(D), (E) AND (F) IS SUBJECT TO THE RIGHT OF THE ISSUER OF THIS DEBENTURE TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATIONS OR OTHER INFORMATION ACCEPTABLE TO IT IN FORM AND SUBSTANCE.
     THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.


     APPLIED MAGNETICS CORPORATION
     (Incorporated in the State of Delaware)

     7% CONVERTIBLE SUBORDINATED DEBENTURE DUE 2006

     CUSIP No. 038213AA2

     No. R-l                                          U.S. $93,000,000

               Applied Magnetics Corporation, a corporation duly incorporated and existing under the laws of the State of Delaware (the "Company"), for value received, hereby promises to pay to CEDE & CO., or registered assigns, the principal sum of NINETY THREE MILLION United States Dollars on March 15, 2006 upon presentation and surrender hereof and to pay interest thereon, from March 22, 1996 or from the most recent Interest Payment Date (as defined below) to which interest has been paid or duly provided for, semiannually in arrears on March 15 and September 15 in each year (each an "Interest Payment Date"), commencing September 15, 1996, at the rate of 7% per annum until the principal hereof is paid or made available for payment. Interest hereon shall be calculated on the basis of a 360-day year comprised of twelve 30-day months. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture (as defined on the reverse hereof), be paid to the person in whose name this Debenture is registered at the close of business on the Interest Record Date for such interest payment, which shall be March 1 or September 1 (whether or not a Business Day) next preceding such Interest Payment Date. To the extent lawful, the Company shall pay interest on overdue principal and overdue installments of


                                 Page 72 of 137








     interest at the rate borne by this Debenture, compounded semi-annually. Except as otherwise provided in the Indenture, any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Interest Record Date and, together with Defaulted Interest relating thereto, may be paid at any time in any lawful manner, all as more fully provided in the Indenture. Payment of interest on this Debenture shall be made by United States dollar check (or in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts) drawn on a bank in the City of New York and mailed to the person entitled thereto at his address as it shall appear in the Debenture Register, or (if arrangements satisfactory to the Company and the Trustee (as defined on the reverse hereof) are made) by wire transfer to a United States dollar account maintained by the payee with a bank in the City of New York; provided, however, that if such mailing is not
               --------  -------
     possible and no such application shall have been made, payment of interest shall be made at the principal corporate trust office of the Trustee, or such other office or agency of the Company as may be designated for such purpose in the City of New York, in United States currency.

               Reference is hereby made to the further provisions of this Debenture set forth under Terms and Conditions of the Debentures on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

               This Debenture shall not become valid or enforceable for any purpose unless and until the certificate of authentication hereon shall have been manually signed by a duly authorized officer of the Trustee.

               IN WITNESS WHEREOF, the Company has caused this Debenture to be duly executed in its corporate name and under its corporate seal by the manual or facsimile signature of a duly authorized signatory.

     Dated:  March 22, 1996

                                   APPLIED MAGNETICS CORPORATION

     [Corporate Seal]

                                   By: -------------------------
                                       Craig D. Crisman
                                       Chief Executive Officer

     Attest:
     -------------------





                                 Page 73 of 137








     CERTIFICATE OF AUTHENTICATION

               This is one of the Debentures described in the within-mentioned Indenture.

                                   THE CHASE MANHATTAN BANK, N.A.,
                                   as Trustee



                                   By:  ------------------------
                                        Authorized Officer


     Dated: March 22, 1996










































                                 Page 74 of 137








     Terms and Conditions of the Debentures


          1.   GENERAL.

               (a) This Debenture is one of a duly authorized issue of securities of the Company designated as its 7% Convertible Subordinated Debentures due 2006 (herein called the
      Debentures"), limited in aggregate principal amount to U.S. $115,000,000. The Company issued the Debentures under an Inden-ture, dated as of March 22, 1996 (the "Indenture"), between the Company and The Chase Manhattan Bank, N.A., as trustee (the "Trustee"). Capitalized terms herein are used as defined in the Indenture unless otherwise defined herein. The terms of the Debentures include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended, as in effect on the date of the Indenture. The Debentures are subject to all such terms, and Holders of Debent-ures are referred to the Indenture and said Act for a statement of them. The Debentures are general unsecured obligations of the Company.

               (b) The Debentures are issuable as bearer securities (the "Bearer Debentures"), with interest Coupons attached, in the denominations of U.S. $1,000 and U.S. $10,000, and as registered securities (the "Registered Debentures"), without coupons, in denominations of U.S. $1,000 and integral multiples thereof. The Registered Debentures, and transfers thereof, shall be registered as provided in the Indenture. The holder of any Bearer Debenture or any Coupon and the registered holder of a Registered Debenture shall (to the fullest extent permitted by applicable law) be treated at all times, by all persons and for all purposes, except as provided in the Indenture, as the absolute owner of such Debenture or Coupon, as the case may be, regardless of any notice of ownership, theft or loss or of any writing thereon.

          2. ADDITIONAL AMOUNTS. The Company will pay to the Holder of this Debenture or of any Coupon appertaining hereto who is a Foreign Holder (as defined below) such additional amounts ("Additional Amounts") as may be necessary in order that every net payment of the principal of, premium, if any, and interest on this Debenture, and any cash payments made in lieu of issuing shares of Common Stock upon conversion of a Debenture, after withholding for or on account of any present or future tax, assessment or other governmental charge imposed upon or as a result of such payment by the United States or any political subdivision or taxing authority thereof or therein, will not be less than the amount provided herein or any Coupon appertaining hereto to be then due and payable; provided, however, that the foregoing obligation to
              --------  -------
     pay Additional Amounts shall not apply to any one or more of the following:




                                 Page 75 of 137








               (a) any tax, assessment or other governmental charge which would not have been so imposed but for (i) the existence of any present or former connection between such Holder (or between a fiduciary, settlor, beneficiary, member or stockholder of, or a person holding a power over, such Holder, if such Holder is an estate, trust, partnership or corporation) and the United States, including, without limitation, such Holder (or such fiduciary, settlor, beneficiary, member, stockholder or person holding a power) being or having been a citizen or resident or treated as a resident thereof or being or having been engaged in a trade or business therein or being or having been present therein or having or having had a permanent establishment therein,
          (ii) such Holder's present or former status as a personal holding company, foreign personal holding company, passive foreign investment company, foreign private foundation or other foreign tax-exempt entity or controlled foreign corporation for United States Federal income tax purposes or a corporation which accumulates earnings to avoid United States Federal income tax, or (iii) such Holder's status as a bank extending credit pursuant to a loan agreement entered into in the ordinary course of business;

               (b) any tax, assessment or other governmental charge which would not have been so imposed but for the presentation by the Holder of this Debenture or any Coupon appertaining hereto for payment on a date more than 15 days after the date on which such payment became due and payable or on the date on which payment thereof is duly provided, whichever occurs later;

               (c) any estate, inheritance, gift, sales, transfer or personal or intangible property tax or any similar tax, assessment or other governmental charge;

               (d) any tax, assessment or other governmental charge which would not have been imposed but for the failure to comply with certification, information, documentation or other reporting requirements concerning the nationality, residence, identity or present or former connection with the United States of the Holder or beneficial owner of such Debenture or any related Coupon if such compliance is required by statute, regulation or ruling of the United States or any political subdivision or taxing authority thereof or therein as a precondition to relief or exemption from such tax, assessment or other governmental charge;

               (e) any tax, assessment or other governmental charge which is payable otherwise than by deduction or withholding from payments of principal of and premium, if any, or interest on this Debenture;

               (f) any tax, assessment or other governmental charge imposed on interest received by a person holding, actually or constructively, 10% or more of the total combined voting


                                 Page 76 of 137








          power of all classes of stock of the Company entitled to vote; or

               (g) any tax, assessment or other governmental charge required to be withheld by any paying agent from any payment of principal of and premium, if any, or interest on any Debenture or interest on any Coupon appertaining hereto if such payment can be made without such withholding by any other paying agent;

     nor shall Additional Amounts be paid with respect to any payment of the principal of or premium, if any, or interest on this Debenture (or cash in lieu of issuance of shares of Common Stock upon conversion) to a person other than the sole beneficial owner of such payment or that is a partnership or fiduciary to the extent such beneficial owner, member of such partnership or beneficiary or settlor with respect to such fiduciary would not have been entitled to Additional Amounts had such beneficial owner, member, beneficiary or settlor been the holder of this Debenture or any Coupon appertaining hereto.

               The term "Foreign Holder" means any person who, for United States Federal income tax purposes, is (i) a foreign corporation, (ii) a foreign partnership one or more of the members of which are, for United States Federal income tax purposes, foreign corporations, non-resident alien individuals or non-resident alien fiduciaries of a foreign estate or trust,
     (iii) a non-resident alien individual or (iv) a non-resident alien fiduciary of a foreign estate or trust. The term "United States" means the United States of America (including the several States and the District of Columbia), its territories and its possessions.

               Except as specifically provided herein and in the Indenture, the Company shall not be required to make any payment with respect to any tax, assessment or other governmental charge imposed by any government or any political subdivision or taxing authority thereof or therein.

               Whenever any Additional Amounts are to be paid on the Debentures, the Company will give notice to the Trustee, the Paying Agent and any paying agency of the Company, all as provided in the Indenture.

          3.   REDEMPTION.

               (a) (i) The Company, at its option, may redeem the Debentures, in whole or in part (but if in part, in aggregate principal amounts of not less than $1,000), at any time or times after April 1, 1999, upon notice as hereinafter prescribed, at the redemption prices (expressed as percentages of the principal amount) set forth below, in each case, together with accrued and unpaid interest to the date fixed for redemption and Additional Amounts, if any, that are due and payable:



                                 Page 77 of 137








               After April 1,                Redemption Price
               --------------                ----------------

               1999                               103%
               2000                               102%
               2001                               101%
               2002                               100%.

     If fewer than all of the then outstanding Debentures are to be redeemed, the Debentures to be redeemed will be selected by the Trustee not more than 75 days prior to the date fixed for redemption, by such method as the Trustee shall deem fair and appropriate. Provisions of this Debenture that apply to Debentures called for redemption also apply to portions of Debentures called for redemption. The Trustee shall notify the Company promptly of the Debentures or portions of Debentures to be called for redemption.

                    (ii) Prior to April 1, 1999, the Company, at its option, may redeem the Debentures, in whole but not in part, upon the occurrence of a Change of Control, upon notice as hereinafter prescribed, at the redemption prices (expressed as percentages of the principal amount) set forth below, in each case, together with accrued and unpaid interest to the date fixed for redemption and Additional Amounts, if any, that are due and payable:

               Redemption Date                    Redemption Price
               ---------------                    ----------------

               Closing Date to October 1, 1996         124.00%
               October 2, 1996 to April 1, 1997        120.50%
               April 2, 1997 to October 1, 1997        117.00%
               October 2, 1997 to April 1, 1998        113.50%
               April 2, 1998 to October 1, 1998        110.00%
               October 2, 1998 to April 1, 1999        106.50%.

               (b) If, at any time, the Company shall determine that as a result of any change in or amendment to the laws or any regulations or rulings of the United States or any political subdivision or taxing authority thereof or therein affecting taxation, or any amendment to or change in an official application or interpretation of such laws, regulations or rulings, which change or amendment becomes effective on or after March 15, 1996, the Company has or will become obligated to pay to the holder of any Debenture or Coupon Additional Amounts and such obligation cannot be avoided by the Company taking reasonable measures available to it, then the Company may, at its election exercised at any time when such conditions continue to exist, redeem such Debentures as a whole but not in part, upon notice as hereinafter prescribed, at a redemption price equal to 100% of the principal amount, together with accrued interest, if any, to the date fixed for redemption and any Additional Amounts due and payable; provided that no such notice of
                              --------



                                 Page 78 of 137








     redemption shall be given earlier than 90 days prior to the earliest date on which the Company would be obligated to pay such Additional Amounts were a payment in respect of such Debentures then due; and provided further, that at the time
                              -------- -------
     such notice is given, such obligation to pay such Additional Amounts remains in effect.

               Prior to any redemption of the Debentures pursuant to the preceding paragraph, the Company shall provide the Trustee with one or more certificates (signed by the President or any Vice President and the Treasurer or the Secretary) of the Company on which the Trustee may conclusively rely to the effect that the Company is entitled to redeem such Debentures pursuant to such paragraph and that the conditions precedent to the right of the Company to redeem such Debentures pursuant to such paragraph have occurred and a written Opinion of Counsel (who may be an employee of the Company) stating that all legal conditions precedent to the right of the Company to redeem such Debentures pursuant to such paragraph have occurred.

               (c) Except as set forth in the next succeeding paragraph, the Company shall redeem the Bearer Debentures in whole but not in part, upon notice as hereinafter prescribed, at 100% of their principal amount, together with interest accrued and unpaid to the date fixed for redemption, less applicable withholding taxes, if any, plus any applicable Additional Amounts payable, in the event the Company determines that any certification, identification or information reporting requirement of any present or future law or regulation of the United States with regard to the nationality, residence or identity of a beneficial owner of a Bearer Debenture or a Coupon appertaining thereto who is a Foreign Holder would be applicable to a payment of principal of, premium, if any, or interest on a Bearer Debenture or a Coupon appertaining thereto outside the United States by the Company or a paying agent (other than a requirement (a) which would not be applicable to a payment made by the Company or any one of its paying agents (i) directly to the beneficial owner or (ii) to a custodian, nominee or other agent of the beneficial owner, or (b) which could be satisfied by the Holder, custodian, nominee or other agent certifying that the beneficial owner is a Foreign Holder, provided, however, in
                                           --------  -------
     each case referred to in clauses (a)(ii) and (b), payment by such custodian, nominee or agent of the beneficial owner is not otherwise subject to any requirement referred to in this sentence). The Company shall make such determination on the basis of a written Opinion of Counsel and will notify the Trustee thereof in writing as soon as practicable, stating in the notice the effective date of such certification, identification, or information reporting requirement and the dates within which the redemption shall occur, and the Trustee shall give prompt notice thereof in accordance with the Indenture. The Company shall determine the Redemption Date by notice to the Trustee at least 75 days before the Redemption Date. Such redemption of the


                                 Page 79 of 137








     Debentures must take place on such date, not later than one year after the publication of the initial notice of the Company's determination of the existence of such certification, identification or information reporting requirement. The Company shall not so redeem the Bearer Debentures, however, if the Company, based on a written Opinion of Counsel, determines not less than 30 days prior to the date fixed for redemption, that no such payment would be subject to any requirement described above, in which case the Company shall notify the Trustee, which shall give prompt notice of that determination in accordance with the Indenture and any earlier redemption notice shall thereupon be revoked and of no further effect.

               Notwithstanding the immediately preceding paragraph, if and so long as the certification, identification or information reporting requirement referred to in the preceding paragraph would be fully satisfied by payment of United States withholding, backup withholding or similar taxes, the Company may elect, prior to the giving of the notice of redemption, to have the provisions of this paragraph apply in lieu of the provisions of the preceding paragraph. In that event, the Company will pay such Additional Amounts (without regard to clause (d) of Section 2 hereof) as are necessary in order that every net payment made outside the United States by the Company or a paying agent of the principal of, premium, if any, and interest on a Bearer Debenture or a Coupon appertaining thereto to a Holder who is a Foreign Holder (without regard to a certification, identification or information reporting requirement as to the nationality, residence or identity of such Holder), after deduction for United States withholding, backup withholding or similar taxes (other than withholding, backup withholding or similar taxes (i) which would not be applicable in the circumstances referred to in the parenthetical clauses of the first sentence of the immediately preceding paragraph or (ii) imposed as a result of presentation of such Bearer Debenture or Coupon for payment more than 10 days after the date on which such payment becomes due and payable or on which payment thereof is duly provided for, whichever is later), will not be less than the amount provided in the Bearer Debenture or the Coupon to be then due and payable. If the Company elects to pay such Additional Amounts and as long as it is obligated to pay such Additional Amounts, the Company may subsequently redeem the Bearer Debentures, at any time, in whole but not in part, upon not more than 60 days nor less than 30 days notice, given as hereinafter prescribed, at 100% of their principal amount, plus accrued interest to the date fixed for redemption and Additional Amounts, if any.

               (d) If there shall occur a Change of Control (as defined in the Indenture) with respect to the Company, then the Holder of this Debenture shall have the right, at such Holder's option, exercised in accordance with this Section 3(d), to require the Company to purchase this Debenture, in whole but not in part, on the Holder Redemption Date at a Redemption Price equal to 100% of the principal amount, together with accrued interest to the Holder Redemption Date.


                                 Page 80 of 137









               Notwithstanding the fact that a Debenture is called for redemption by the Company otherwise than pursuant to this Section 3(d), each Holder of a Debenture desiring to exercise the option for redemption set forth in this Section 3(d) shall, as a condition to such redemption, on or before the close of business on the fifth Business Day prior to the Holder Redemption Date, surrender the Debenture to be redeemed (together with all unmatured Coupons, if applicable), in whole but not in part, together with the Redemption Notice hereon duly executed at the place or places specified in the notice required by Section 3(e) and otherwise comply with the provisions of Section 3(f). A Holder of a Debenture who has tendered a Redemption Notice (i) will be entitled to revoke its election by delivering a written notice of such revocation together with the Holder's non-transferable receipt for such Debenture to the office or agency of the Company designated as the place for the payment of the Debentures to be so redeemed on or before the Holder Redemption Date and (ii) will retain the right to convert its Debentures into shares of Common Stock of the Company on or before the close of business on the fifth day (or if such day is not a Business Day, on the next succeeding Business Day) next preceding the Holder Redemption Date.

               In connection with any repurchase of Debentures pursuant to this Section 3(d), the Company will comply with any applicable rules and regulations promulgated by the U.S. Securities and Exchange Commission and nothing herein, including the time periods in which redemption is to occur, shall require the Company to take action which violates such applicable rules and regulations.

               (e) Notice of any redemption or notice in connection with a Change of Control will be given in accordance with Section
     3.1 of the Indenture.

               (f) If (i) notice of redemption has been given in the manner set forth in Section 3.1 of the Indenture with respect to Debentures to be redeemed at the option of the Company, or (ii) notice of redemption has been given by the Holder of a Debenture to be redeemed pursuant to Section 3(d) hereof, the Debentures so to be redeemed shall become due and payable on the applicable Redemption Date specified in such notice and upon presentation and surrender of the Debentures at the place or places specified in the notice given by the Company with respect to such redemption, together in the case of Bearer Debentures with all appurtenant Coupons, if any, maturing subsequent to the Redemption Date, the Debentures shall be paid and redeemed by the Company, at the places and in the manner and currency herein specified and at the applicable Redemption Price together with accrued interest, if any, to the Redemption Date; provided, however, that
                                     --------  -------
     interest due in respect of Coupons maturing on or prior to the Redemption Date shall be payable only upon the presentation and


                                 Page 81 of 137








     surrender of such Coupons (at an office or agency located outside of the United States of America). If any Bearer Debenture surrendered for redemption shall not be accompanied by all appurtenant Coupons maturing after the Redemption Date, such Debenture may be paid after deducting from the amount otherwise payable an amount equal to the face amount of all such missing Coupons, or the surrender of such missing Coupon or Coupons may be waived by the Company and the Trustee if they are furnished with such security or indemnity as they may require to save each of them and each other paying agency of the Company harmless. From and after the Redemption Date, if monies for the redemption of Debentures shall have been available at the principal corporate trust office of the Trustee for redemption on the Redemption Date, the Debentures shall cease to bear interest, the Coupons for interest appertaining to Bearer Debentures maturing subsequent to the Redemption Date shall be void, and the only right of the holders of such Debentures shall be to receive payment of the Redemption Price together with accrued interest to the Redemption Date. If monies for the redemption of the Debentures are not made available by the Company for payment until after the Redemption Date, the Debentures shall not cease to bear interest until such monies have been so made available.

          4.   CONVERSION.

               (a) Subject to and upon compliance with the provisions of the Indenture, at the option of the holder thereof, (i) any outstanding Registered Regulation S Debenture or Bearer Debenture or, in the case of any Registered Regulation S Debenture or Bearer Debenture of a denomination other than $1,000, any portion of the principal amount thereof which is $1,000 or an integral multiple of $1,000, may be converted on or after the Exchange Date and (ii) any outstanding Rule 144A Debenture or Accredited Investor Debenture or, in the case of any Rule 144A Debenture or Accredited Investor Debenture of a denomination other than $1,000, any portion of the principal amount thereof which is $1,000 or an integral multiple of $1,000, may be converted at any time one year after the Closing Date and prior to redemption or maturity, provided that such Rule 144A Debenture or Accredited Investor Debenture or portion thereof may be converted at the Holder's option prior to such time upon the earlier of (A) the first date on which the registration statement described in the Registration Rights Agreement becomes effective, and (B) the day after the first date on which (1) any person (or group of persons) announces that it is (or they are) commencing a tender offer for all or part of the Company's Common Stock or (2) the Company makes a public announcement of a proposed Change of Control, in each case, at the principal amount thereof, or of such portion thereof, into fully paid and nonassessable shares ("Conversion Shares") of common stock, par value $.10 per share ("Common Stock"), of the Company (calculated as to each conversion to the nearest 1/1000 of a share) at a Conversion Price equal to U.S. $18.60 aggregate principal amount of Debentures for each Conversion Share (the "Conversion Price") (or at the current adjusted Conversion Price if an adjustment has


                                 Page 82 of 137








     been made as provided herein) by surrender of the Debenture, together with (1) if a Bearer Debenture, all unmatured Coupons and any matured Coupons in default appertaining thereto, or (2) if a Registered Debenture (if so required by the Company or the Trustee), instruments of transfer in form satisfactory to the Company and the Trustee, duly executed by the registered holder or by his duly authorized attorney, and, in either case, (3) the Conversion Notice hereon duly executed (x) at the principal corporate trust office of the Trustee, or at such other office or agency of the Company as may be designated by it for such purpose in the City of New York, or (y) subject to any laws or regulations applicable thereto and subject to the right of the Company to terminate the appointment of any such conversion agency, at the London office of The Chase Manhattan Bank, N.A. located at Woolgate House, Coleman Street, London EC2P 2HD, England, and Chase Manhattan Bank Luxembourg S.A., 5, rue Plaetis, L-2338 Luxembourg, or at such other offices or agencies as the Company may designate; provided, however, that if any Debenture or a portion thereof
     --------  -------
     is called for redemption by the Company, or the holder thereof elects to have such Debenture redeemed in whole by the Company pursuant to Section 3(d) hereof, then in respect of such Debenture (or, in the case of partial redemption by the Company, such portion thereof) the right to convert such Debenture (or, in the case of partial redemption by the Company, such portion thereof) shall expire (unless the Company defaults in making the payment due upon redemption) at the close of business on the fifth day (or if such date is not a Business Day, on the next succeeding Business Day) next preceding the Redemption Date or the Holder Redemption Date (unless in the latter case the holder shall have first revoked his redemption election in accordance with Section 3(d) hereof).

               (b) In the case of any Registered Debenture which is converted at the option of the Holder thereof after any Interest Record Date and on or prior to the next succeeding Interest Payment Date, interest that is payable on such Interest Payment Date shall be payable on such Interest Payment Date notwithstanding such conversion, and such interest shall be paid to the person in whose name that Registered Debenture is registered at the close of business on such Interest Record Date. Except as otherwise provided in the immediately preceding sentence, no payment or adjustment shall be made upon any conversion on account of any interest accrued on the Debentures surrendered for conversion or on account of any dividends or distributions on the Conversion Shares issued upon conversion. Registered Debentures surrendered for conversion during the period after the close of business on any Interest Record Date next preceding any Interest Payment Date to the close of business on such Interest Payment Date shall (except in the case of Registered Debentures or portions thereof which are called for redemption on a Redemption Date within such period) be accompanied by payment of an amount equal to the interest payable



                                 Page 83 of 137








     on such Interest Payment Date on the principal amount being surrendered for conversion.

               (c) If, after April 1, 1999 and prior to March 15, 2006, the closing price of the Common Stock (determined as the last reported sales price regular way or, in case no such reported sale takes place on a day, the average of the reported bid and asked prices regular way, in either case on the New York Stock Exchange or, if the Common Stock is not listed or admitted to trading thereon, on the principal national securities exchange on which the Common Stock is listed or admitted to trading or, if the Common Stock is not listed or admitted to trading on any national securities exchange, on the Nasdaq Stock Market's National Market) exceeds an amount equal to 130% of the Conversion Price for at least 20 trading days within 30 consecutive trading days, the Company, at its option, may convert all (but not less than all) of the Debentures, together with the interest accrued and unpaid thereon to the Surrender Date (as defined below), into fully paid and nonassessable shares of Common Stock by giving the Trustee written notice (the "Conversion Notice") of its election, together with information and calculations supporting such election (which information and calculations shall be verified by the Trustee), no later than 5 Business Days after the twentieth such trading day (such twentieth day, the "Conversion Date"). Promptly after (and in any event within 5 Business Days following) its receipt of the Conversion Notice, the Trustee shall, at the Company's expense, give notice to each Debentureholder stating: (i) that it has received the Conversion Notice and that, so long as the Company delivers a sufficient number of shares of Common Stock (and cash in lieu of fractional shares) to convert all outstanding Debentures and accrued and unpaid interest thereon through the Surrender Date (as defined below) at the Conversion Price in effect on the Conversion Date, all (but not less than all) Debentures shall be deemed to have been converted on the Conversion Date, (ii) the Conversion Price in effect on the Conversion Date, (iii) the identity of the conversion agent or conversion agents for the conversion and the office of the conversion agent or conversion agents at which Debentures may be surrendered, (iv) that the Debentures of such Debentureholder must be surrendered (together in the case of Bearer Debentures with all unmatured Coupons, if any) at the office of a conversion agent in order to obtain the shares of Common Stock issuable as a result of the Company's election to convert the Debentures, (v) that such Debentureholder must complete and manually sign the mandatory conversion notice on the reverse side of each Debenture held by such Debentureholder and deliver such notice to the office of a conversion agent, (vi) the first date (the "Surrender Date") on which Debentures may be surrendered in exchange for shares of Common Stock, which date shall be no later than 25 Business Days after the Conversion Date, and (vii) so long as the Company delivers to the conversion agent or conversion agents on or before the Surrender Date a sufficient number of shares of Common Stock (and cash in lieu of fractional shares) to convert on the Surrender Date all outstanding Debentures and accrued and


                                 Page 84 of 137








     unpaid interest thereon through the Surrender Date at the Conversion Price in effect on the Conversion Date, all (but not less than all) Debentures shall be deemed to have been converted on the Conversion Date and interest shall cease to accrue on the Debentures from and after the Conversion Date. In the event the Company delivers a Conversion Notice but fails to deliver to the conversion agent or conversion agents by the Surrender Date a sufficient number of shares of Common Stock (and cash in lieu of fractional shares) to convert on the Surrender Date all outstanding Debentures and accrued and unpaid interest thereon through the Surrender Date, then such conversion shall be revoked and interest shall continue to accrue on the Debentures.

               (d) No fractions of shares or scrip representing fractions of shares will be issued or delivered on any conversion, but instead of any fractional interest the Company shall pay a cash adjustment as provided in the Indenture.

               (e) (i) In case at any time the Company shall pay or make a stock dividend or other distribution on any class of equity securities of the Company in shares of Common Stock, the Conversion Price in effect at the opening of business on the day following the date fixed for the determination of stockholders entitled to receive such dividend or other distribution shall be reduced so that the same shall equal the price determined by multiplying such Conversion Price by a fraction of which the numerator shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination and the denominator shall be the sum of such number of shares and the total number of shares of Common Stock constituting such dividend or other distribution, such adjustment to become effective immediately after the opening of business on the day following the date fixed for such determination; and in the event that such dividend or other distribution is not so made, or is made in part, the Conversion Price shall again be adjusted to be the Conversion Price which would then be in effect
     (i) if such record date has not been fixed or (ii) based on the actual number of shares actually issued, as the case may be.

               (ii) In case at any time the Company shall (A) subdivide its outstanding shares of Common Stock into a greater number of shares, (B) combine its outstanding shares of Common Stock into a smaller number of shares, or (C) issue by reclassification of its shares of Common Stock (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing corporation) any shares of capital stock, the Conversion Price in effect at the effective date of such subdivision, combination or reclassification shall be proportionately adjusted so that the holder of any Debenture surrendered for conversion after such time shall be entitled to receive the aggregate number and kind of shares which, if such Debenture had been converted immediately prior to such time, he would have owned upon such conversion and been entitled to receive upon such subdivision, combination or reclassification. Such adjustment shall become effective


                                 Page 85 of 137








     immediately after the effective date of such subdivision, combination or reclassification. Such adjustment shall be made successively whenever any event listed above shall occur.

               (iii) In case at any time the Company shall fix a record date for the issuance of rights or warrants to all holders of its Common Stock entitling them to subscribe for or purchase Common Stock at a price per share less than the Current Market Price per share of Common Stock on such record date, the Conversion Price in effect at the opening of business on the day following such record date shall be reduced so that the same shall equal the price determined by multiplying such Conversion Price by a fraction of which the numerator shall be the number of shares of Common Stock outstanding at the close of business on such record date plus the number of shares of Common Stock which the aggregate of the offering price of the total number of shares so offered for subscription or purchase would purchase at such Current Market Price per share of Common Stock and the denominator shall be the number of shares of Common Stock outstanding at the close of business on such record date plus the number of shares so offered for subscription or purchase, such reduction to become effective immediately after the opening of business on the day following such record date; provided,
                                                        --------
     however, that no adjustment to the Conversion Price shall be
     -------
     made pursuant to this Section 4(e)(iii) if the holders of Debentures receive, or are entitled to receive upon conversion or otherwise, the same rights or warrants as are issued to the holders of Common Stock, on the same terms and conditions as such rights or warrants are so issued to the holders of Common Stock. Such reduction shall be made successively whenever such a record date is fixed; and in the event that such rights or warrants are not so issued, or are issued in part, or are issued but all or part of which expire unexercised, the Conversion Price shall again be adjusted to be the Conversion Price which would then be in effect (i) if such record date had not been fixed or (ii) based on the actual number of rights or warrants actually issued, as the case may be.

               (iv) In case at any time the Company shall fix a record date for the making of a distribution, by dividend or otherwise, to all holders of its shares of Common Stock, of evidences of its indebtedness or assets (including securities, but excluding (x) any dividend or distribution referred to in paragraph (i) of this subsection (e) and any rights or warrants referred to in paragraph (iii) of this subsection (e), and (y) any dividend, return of capital or distribution paid in cash out of the retained earnings of the Company), then in each such case the Conversion Price in effect after such record date shall be determined by multiplying the Conversion Price in effect immediately prior to such record date by a fraction, of which the numerator shall be the total number of outstanding shares of Common Stock multiplied by the Current Market Price per share of Common Stock on such record date, less the fair market value (as


                                 Page 86 of 137








     determined by the Board of Directors of the Company, whose determination shall be conclusive and described in a statement filed with the Trustee) of the portion of the assets or evidences of indebtedness so to be distributed, and of which the denominator shall be the total number of outstanding shares of Common Stock multiplied by such Current Market Price per share of Common Stock. Such adjustment shall be made successively whenever such a record date is fixed and shall become effective immediately after the record date for the determination of stockholders entitled to receive the distribution; and in the event that such distribution is not so made, the Conversion Price shall again be adjusted to be the Conversion Price which would then be in effect if such record date has not been fixed.

               (v) The Company may make such adjustments in the Conversion Price, in addition to those required by paragraphs
     (i), (ii), (iii) and (iv) of this section, as it considers to be advisable in order that any event treated for United States Federal income tax purposes as a dividend of stock or stock rights shall not be taxable to the recipients.

               (vi) No adjustment in the Conversion Price shall be required unless such adjustment would require an increase or decrease of at least U.S. $.25 in such Conversion Price; provided, however, that any adjustment which by reason of
     --------  -------
     this paragraph (vi) is not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this subsection (e) shall be made to the nearest cent or to the nearest 1/1000 of a share, as the case may be.

               (f) Whenever the Conversion Price is adjusted and in the event of certain other corporate actions, as herein provided, the Company shall give notice, all as provided in the Indenture.

               (g) The Company shall use its reasonable best efforts to cause all registrations with, and to obtain any approvals by, any governmental authority under any Federal or state law of the United States that may be required before the Conversion Shares (or other securities issuable upon conversion of the Debentures) may be lawfully issued or transferred and delivered.

          5.   TRANSFER AND EXCHANGE OF DEBENTURES.

               (a) Title to Bearer Debentures and coupons shall pass by delivery. As provided in the Indenture and subject to certain limitations therein set forth, the transfer of Registered Debentures is registrable on the Debenture Register upon surrender of a Registered Debenture for registration of transfer at the office or agency of the Trustee in the City of New York, or, subject to applicable laws and regulations, at the office of the paying agency in Luxembourg, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Debenture Registrar duly executed by, the holder


                                 Page 87 of 137








     thereof or his attorney duly authorized in writing, and thereupon one or more new Registered Debentures, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

               (b) As provided in the Indenture and subject to certain limitations therein set forth, Bearer Debentures (with all unmatured Coupons appertaining thereto) are exchangeable at, subject to applicable laws and regulations, the offices of the paying agencies in London and Luxembourg or as designated by the Company for such purpose pursuant to the Indenture, for an equal aggregate principal amount of Registered Debentures and/or Bearer Debentures of authorized denominations, and Registered Debentures are exchangeable at the principal corporate trust office of the Trustee in the City of New York or, subject to applicable laws and regulations, the offices of the paying agencies in London and Luxembourg or as designated by the Company for such purpose pursuant to the Indenture, for an equal aggregate principal amount of Registered Debentures of authorized denominations as requested by the Holder surrendering the same. Registered Debentures will not be exchangeable for Bearer Debentures. The Company shall not be required (a) to exchange Bearer Debentures for Registered Debentures during the period between the close of business on any Interest Record Date and the opening of business on the next succeeding Interest Payment Date, (b) to exchange any Bearer Debenture (or portion thereof) for a Registered Debenture if the Company shall determine and inform the Trustee in writing that, as a result thereof, the Company may incur adverse consequences under the Federal income tax laws and regulations (including proposed regulations) of the United States in effect or proposed at the time of such exchange, or (c) in the event of a redemption in part, (i) to register the transfer of Registered Debentures or to exchange Bearer Debentures for Registered Debentures during a period of 15 days immediately preceding the date notice is given identifying the serial numbers of the Debentures called for such redemption; (ii) to register the transfer of or exchange any such Registered Debentures, or portion thereof, called for redemption; or (iii) to exchange any such Bearer Debentures called for redemption; provided, however,
                                                   --------  -------
     that a Bearer Debenture called for redemption may be exchanged for a Registered Debenture which is simultaneously surrendered, with written instruction for payment on the Redemption Date, unless the Redemption Date is during the period between the close of business on any Interest Record Date and the close of business on the next succeeding Interest Payment Date, in which case such exchange may only be made prior to the close of business on the Interest Record Date immediately preceding the Redemption Date. The Company also shall not be required to exchange Debentures if, as a result thereof, the Company would incur adverse consequences under United States Federal income tax laws in effect at the time of such exchange. In the event of redemption or conversion of a Registered Debenture in part only, a new Registered Debenture or Debentures for the unredeemed or unconverted portion hereof will be issued in the name of the holder thereof.


                                 Page 88 of 137









               (c) The costs and expenses of effecting any exchange or registration of transfer pursuant to the foregoing provisions, except for the expenses of delivery (if any) by other than regular mail and except, if the Company shall so require, the payment of a sum sufficient to cover any tax or other governmental charge or insurance charges that may be imposed in relation thereto, will be borne by the Company.

               (d) The Company has initially appointed the Trustee as registrar, transfer agent, paying agent and conversion agent acting through the Trustee's principal corporate trust office in the City of New York and its agents in London. The Company has also initially appointed Chase Manhattan Bank Luxembourg S.A. as a transfer agent, paying agent and conversion agent. The Company may at any time terminate the appointment of the registrar and such agents and appoint additional or other registrars and agents or approve any change in an office through which the registrar or any agent acts; provided that, until all of the Debentures have been delivered to the Trustee for cancellation, or monies sufficient to pay the Debentures have been made available for payment and either paid or returned to the Company as provided in the Debentures and the Indenture, the Company will maintain a paying agent and a conversion agent (i) in the City of New York in the United States for the payment of the principal and interest on Registered Debentures and for the surrender of Debentures for conversion or redemption and (ii) in a European city that, so long as the Debentures are listed on the Luxembourg Stock Exchange and such exchange shall so require, shall be Luxembourg, for the payment of the principal and interest on Debentures and for the surrender of Debentures for conversion or redemption.

          6.   MEETINGS OF HOLDERS.

               A meeting of holders of Debentures may be called at any time and from time to time in the manner and for the purposes set forth in the Indenture.

               The Trustee may at any time call a meeting of holders of the Debentures to be held at such time and at such place in any of such designated locations as the Trustee shall determine. Notice of every meeting of holders shall be made as specified in the Indenture.

          7.   AMENDMENT; SUPPLEMENT; WAIVER.

               Subject to certain exceptions, the Indenture or the Debentures may be amended or supplemented, and any existing Default or Event of Default or compliance with any provision may be waived, with the written consent of the Holders of a majority in aggregate principal amount of the Debentures then outstanding. Without notice to or consent of any Holder, the parties thereto may amend or supplement the Indenture or the Debentures to, among other things, cure any ambiguity, defect or inconsistency, or


                                 Page 89 of 137








     make any other change that does not adversely affect the rights of any Holder of a Debenture.

          8.   SUBORDINATION.

               Payment of principal, premium, if any, interest on and Additional Amounts with respect to the Debentures is subordinat-ed, in the manner and to the extent set forth in the Indenture, to the prior payment in full of all Senior Indebtedness. Amounts owing from time to time by the Company to the Trustee are not so contractually subordinated.

          9.   SUCCESSORS.

               Except as otherwise provided in the Indenture, when a successor assumes all the obligations of its predecessor under the Debentures and the Indenture, the predecessor will be released from those obligations.

          10.  DEFAULTS AND REMEDIES.

               If an Event of Default occurs and is continuing (other than an Event of Default relating to certain events of bankruptcy, insolvency or reorganization in which events all principal, accrued interest and Additional Amounts, if any, with respect to the Debentures will be immediately due and payable without any declaration or other act on the part of the Trustee or the Holders), then in every such case, unless the principal of all of the Debentures shall have already become due and payable, either the Trustee or the Holders of 25% in aggregate principal amount of Debentures then outstanding may declare all the Debent-ures to be due and payable immediately in the manner and with the effect provided in the Indenture. Holders of Debentures may not enforce the Indenture or the Debentures except as provided in the Indenture. The Trustee may require indemnity satisfactory to it before it enforces the Indenture or the Debentures. Subject to certain limitations, Holders of a majority in aggregate principal amount of the Debentures then outstanding may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of Debentures notice of any continuing Default or Event of Default (except a Default in payment of principal, interest or Additional Amounts), if it determines that withhold-ing notice is in their interest.

          11.  NO RECOURSE AGAINST OTHERS.

               No stockholder, director, officer or employee, as such, past, present or future, of the Company or any successor corporation shall have any personal liability in respect of the obligations of the Company under the Debentures or the Indenture by reason of his, her or its status as such stockholder, director, officer or employee. Each Holder of a Debenture by accepting a Debenture waives and releases all such liability.
     The waiver and release are part of the consideration for the issuance of the Debentures.


                                 Page 90 of 137









          12.  NON-BUSINESS DAYS.

               In any case where the date of maturity of the principal of or interest on (or Additional Amounts, if any) the Debentures or the date fixed for redemption of any Debenture shall be at any place of payment a day other than a Business Day, then payment of principal or interest or Redemption Price (or Additional Amounts, if any) need not be made on such date at such place but may be made on the next succeeding Business Day at such place of payment, with the same force and effect as if made on the date of maturity or the date fixed for redemption, and no interest shall accrue for the period after such date.

          13.  NOTICES.

               All notices to the Holders of Debentures will be published on a Business Day in Authorized Newspapers in the City of New York and in London, and, as long as the Debentures are listed on the Luxembourg Stock Exchange, in an Authorized Newspaper in Luxembourg or, if either publication in London or Luxembourg is not practical, in an Authorized Newspaper in any country in Europe. Notices shall be deemed to have been given on the date of publication as aforesaid or, if published on different dates, on the date of the first such publication. A copy of each notice will be mailed by the Trustee, on behalf of and at the expense of the Company, by first-class mail to each holder of a Registered Debenture at the registered address of such holder as the same shall appear in the Debenture Register on the day fifteen days prior to such mailing. The Trustee shall promptly furnish to the Company, the Paying Agent and to each other paying agency of the Company a copy of each notice so published or mailed.

          14.  GOVERNING LAW.

               (a) The Indenture, this Debenture and any Coupons appertaining hereto shall be governed by and construed in accordance with the laws of the State of New York, United States of America, without regard to principles of conflicts of laws.

               (b) The Company has appointed the Trustee as its agent upon whom process may be served in any legal action or proceeding relating to or arising out of this Debenture, the Indenture or any Coupon appertaining hereto.

          15.  AUTHENTICATION.

               This Debenture and any Coupon appertaining thereto shall not become valid or obligatory for any purpose until the certificate of authentication hereon shall have been duly signed by the Trustee acting under the Indenture.

          16.  WARRANTY OF THE ISSUER.



                                 Page 91 of 137








               Subject to Section 15 hereof, the Company hereby certifies and warrants that all acts, conditions and things required to be done and performed and to have happened precedent to the creation and issuance of this Debenture and any Coupons appertaining thereto, and to constitute the same legal, valid and binding obligations of the Company enforceable in accordance with their terms, have been done and performed and have happened in due and strict compliance with all applicable laws.

          17.  STATUS AS UNITED STATES REAL PROPERTY HOLDING
               CORPORATION.

               To the best of its knowledge, as of the date of the issuance of this Debenture, the Company is not a "United States real property holding corporation" as defined in Section 897(c)(2) of the Internal Revenue Code of 1986, as amended (the "Code"). A non-United States person disposing of this Debenture may request from the Company a statement as to whether this Debenture constitutes a "United States real property interest" (as defined in Code Section 897(c)(1)) as of the date of disposition. It may be necessary to obtain a statement that this Debenture does not constitute a "United States real property interest" prior to the time that a tax return would otherwise be required to be filed with the Internal Revenue Service with respect to such disposition in order to avoid a withholding tax on such disposition. If, at any time while this Debenture is outstanding, the Company determines that it is at such time a "United States real property holding corporation", it shall provide notice of such determination in accordance with the provisions of Section 13 hereof. The Holder of this Debenture can contact the Company at 75 Robin Hill Road, Goleta, California 93117-3108 to obtain information as to the United States income tax consequences of the classification of the Company as a "United States real property holding corporation."

          18.  ABBREVIATIONS AND DEFINED TERMS.

               Customary abbreviations may be used in the name of a Holder of a Debenture or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

          19.  CUSIP AND ISIN NUMBERS.

               Pursuant to a recommendation promulgated by the Commit-tee on Uniform Debenture Identification Procedures, the Company will cause CUSIP numbers and ISIN numbers to be printed on the Debentures as a convenience to the Holders of the Debentures. No representation is made as to the accuracy of such numbers as printed on the Debentures and reliance may be placed only on the other identification numbers printed hereon.

          20.  ADDITIONAL RIGHTS OF HOLDERS OF RESTRICTED DEBENTURES.


                                 Page 92 of 137









               In addition to the rights provided to Holders of Debentures under the Indenture, Holders of Restricted Debentures shall have all the rights set forth in the Registration Rights Agreement.

          21.  ACCOUNTING TERMS.

               All accounting terms not otherwise defined herein shall have the meanings assigned to them in accordance with generally accepted accounting principles as applied in the United States.

          22.  DESCRIPTIVE HEADINGS.

               The descriptive headings appearing herein are for convenience of reference only and shall not alter, limit or define the provisions hereof.

               The Company will furnish to any Holder upon written request and without charge a copy of the Indenture and/or the Registration Rights Agreement. Request may be made to:

                    Applied Magnetics Corporation
                    75 Robin Hill Road
                    Goleta, California 93117-3108
                    Attention:  Chief Executive Officer































                                 Page 93 of 137








     TRANSFER NOTICE
     ---------------


     FOR VALUE RECEIVED, the undersigned Holder hereby sell(s), assign(s) and transfers) unto ____________________________
     __________________________________________________________
     __________________________________________________________
     __________________________________________________________
     __________________________________________________________
     whose taxpayer identification number is ______________ and whose address including postal/zip code is _______________
     __________________________________________________________
     the within Debenture and all rights thereunder, hereby irrevocably constituting and appointing __________________ attorney-in-fact to transfer said Debenture on the books of the Company with full power of substitution in the premises.

          Only if a Restricted Debenture:

          In connection with the transfer of this Debenture, the undersigned certifies that:

          (Check one)

               ___       (a)  This Debenture is being transferred to a
                              "qualified institutional buyer" (as
                              defined in Rule 144A under the
                              Securities Act of 1933) in compliance
                              with the exemption from registration
                              under the Securities Act of 1933
                              provided by Rule 144A.

               ___       (b)  This Debenture is being transferred in
                              an Offshore Transaction (as defined in
                              Regulation S under the Securities Act of
                              1933) in compliance with the exemption
                              from registration under the Securities
                              Act of 1933 provided by Regulation S.

               ___       (c)  This Debenture is being transferred in a
                              transaction arranged by a broker or
                              dealer registered under the Securities
                              Exchange Act of 1934 to an institutional
                              "accredited investor" (within the
                              meaning of Rule 501(a)(1), (2), (3) or
                              (7) under the Securities Act of 1933) in a transaction not involving any general solicitation or general advertising and in connection with which transfer the Company has received, if it has so requested, an opinion of counsel
                              (satisfactory to it in form and
                              substance) to the effect that the
                              transfer is being made pursuant to an


                                 Page 94 of 137








                              exemption from the registration
                              requirements of the Securities Act of
                              1933.

               ___       (d)  This Debenture is being transferred to
                              Applied Magnetics Corporation

               ___       (e)  Transfer other than those above in
                              connection with which the Company has
                              received an opinion of counsel
                              (satisfactory to it in form and
                              substance) to the effect that the
                              transfer is being made pursuant to an
                              exemption from, or in a transaction not
                              subject to, the registration
                              requirements of  the Securities Act of
                              1933.

               ___       (f)  This Debenture is being exchanged for a
                              beneficial interest in the Rule 144A
                              Global Debenture and the undersigned is
                              a "qualified institutional buyer" (as
                              defined in Rule 144A under the
                              Securities Act of 1933).


     Dated: _______________   Name:  _________________________

                                   By:  ______________________

                                   Title:____________________

                              NOTICE:   The signature of the Holder to
                              this assignment must correspond with the name as written upon the face of the within instrument in every particular, without enlargement or any change whatsoever.

                              SIGNATURE GUARANTEED



                              ____________________________________













                                 Page 95 of 137








     TO BE COMPLETED BY A BROKER OR DEALER IF (c) ABOVE IS CHECKED:

               The undersigned represents and warrants that (i) it is a broker or dealer registered under Section 15 of the Securities Exchange Act of 1934, (ii) each person which will become a beneficial owner of this Debenture upon transfer is an institutional investor which is an accredited investor" (within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act of 1933); (iii) no general solicitation or general advertising was made or used by it in connection with the offer and sale of this Debenture to such person(s); and (iv) each such person has been notified that this Debenture has not been registered under the Securities Act of 1933 and is subject to the restrictions on transfer of the Debenture set forth herein and in the Indenture.

     Dated:  ____________          _______________________________

                                   By:  __________________________


               IF NONE OF THE FOREGOING BOXES IS CHECKED, THE TRUSTEE SHALL NOT BE OBLIGATED TO REGISTER THE TRANSFER OF THIS DEBENTURE UNLESS AND UNTIL THE CONDITIONS TO ANY SUCH TRANSFER OF
     REGISTRATION SET FORTH HEREIN, ON THE FACE HEREOF AND IN THE
     INDENTURE SHALL HAVE BEEN SATISFIED.































                                 Page 96 of 137








     CONVERSION NOTICE--HOLDER ELECTION
     ----------------------------------

               If (i) Registered Debenture of denomination U.S. $1,000 or (ii) Bearer Debenture of denomination U.S. $1,000:

               The undersigned holder of this Debenture hereby irrevocably exercises the option to convert this Debenture into shares of Common Stock of Applied Magnetics Corporation in accordance with the terms of this Debenture and directs that such shares be registered in the name of and delivered, together with a check in payment for any fractional share, to the undersigned unless a different name has been indicated below. If shares are to be registered in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto.

     Dated:  ________________           __________________________
                                        Signature
                                        MUST BE GUARANTEED IF STOCK IS
                                        TO BE ISSUED IN A NAME OTHER
                                        THAN THE REGISTERED HOLDER OF
                                        THE DEBENTURE

     If shares are to be registered in the name of and delivered to a person other than the holder, please print such person's name and address and, if this is a Restricted Debenture, complete a Transfer Notice:

     ________________________________

     ________________________________

     ________________________________

                                             HOLDER

                                        Please print name and address
                                        of holder:

                                        __________________________

                                        __________________________

                                        __________________________











                                 Page 97 of 137








     CONVERSION NOTICE--HOLDER ELECTION
     ----------------------------------
               If (i) Registered Debenture of denomination greater than U.S. $1,000 or (ii) Bearer Debenture of denomination U.S. $10,000:

               The undersigned holder of this Debenture hereby irrevocably exercises the option to convert this Debenture, or portion hereof (which is U.S. $1,000 or an integral multiple thereof) below designated, into shares of Common Stock of Applied Magnetics Corporation in accordance with the terms of this Debenture, and directs that such shares, together with a check in payment for any fractional share and any Debentures representing any unconverted principal amount hereof, be delivered to and be registered (if a Registered Debenture) in the name of the undersigned unless a different name has been indicated below. If shares or Debentures are to be registered in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto.

     Dated:  ____________          _______________________________
                                   Signature
                                   MUST BE GUARANTEED IF THE STOCK IS
                                   TO BE ISSUED IN A NAME OTHER THAN
                                   THE REGISTERED HOLDER OF THE
                                   DEBENTURE

     If shares or Debentures       If only a portion of the
     are to be registered in       Debentures is to be converted,
     the name of a Person other    please indicate:
     than the holder, please
     print such person's name      1.   Principal Amount to be
     and address and, if this           converted:  U.S. $________
     is a Restricted Debenture,
     complete a Transfer Notice:   2.   Kind, amount and denomi-
                                        nation of Debentures
     __________________________         representing unconverted
                                        principal amount to be
     __________________________         issued:

     __________________________    Bearer-U.S. $__________________
                                   Denominations:  U.S. $_________
                                    (U.S. $1,000 or $10,000)

                                   Registered-U.S. $______________
                                   Denominations:  U.S. $_________
                                   (U.S. $1,000 or an integral
                                   multiple thereof)

                                   REGISTERED DEBENTURES ARE NOT
                                   EXCHANGEABLE FOR BEARER DEBENTURES.






                                 Page 98 of 137








                    CONVERSION NOTICE--COMPANY ELECTION
                    -----------------------------------

               As a result of the exercise by Applied Magnetics Corporation of its option to convert all of the Debentures in accordance with the terms of this Debenture, the undersigned holder of this Debenture hereby directs that this Debenture be converted into shares of Common Stock of Applied Magnetics Corporation in accordance with the terms of this Debenture and that such shares be registered in the name of and delivered, together with a check in payment for any fractional share, to the undersigned unless a different name has been indicated below. If shares are to be registered in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto.

     Dated:  _______________
                                   ______________________________
                                   Signature
                                   MUST BE GUARANTEED IF STOCK IS TO
                                   BE ISSUED IN A NAME OTHER THAN THE
                                   REGISTERED HOLDER OF THE DEBENTURE

     If shares are to be registered in the name of and delivered to a person other than the holder, please print such person's name and address and, if this is a Restricted Debenture, complete a Transfer Notice:

     ______________________________

     ______________________________

     ______________________________


                                             HOLDER

                                        Please print name and address
                                        of holder:

                                        _________________________

                                        _________________________













                                 Page 99 of 137








     REDEMPTION NOTICE UNDER SECTION 3(d)
     ------------------------------------

          The undersigned holder of this Debenture hereby requests and instructs the Company to redeem this Debenture in accordance with the terms of Section 3(d) of this Debenture and directs that a check in payment of the redemption amount be delivered to the undersigned unless a different name has been indicated below.
     The undersigned understands that this request can be revoked by delivering written notice to the Paying Agent on or before the Holder Redemption Date, together with the undersigned's non-transferable receipt for such Debenture.

     Dated:  _________________



                                   ______________________________
                                   Signature
                                   MUST BE GUARANTEED IF CHECK IS TO
                                   BE MADE PAYABLE TO A NAME OTHER
                                   THAN THE REGISTERED HOLDER OF THE
                                   DEBENTURE

     If a check in payment of the
     redemption amount is to be
     delivered to a person other
     than the holder, please print
     such person's name and address:

     ______________________________

     ______________________________

     ______________________________

                                             HOLDER

                                        Please print name and address
                                        of holder:

                                        _________________________

                                        _________________________

                                        _________________________











                                 Page 100 of 137








     SCHEDULE OF EXCHANGES OF DEFINITIVE NOTES
     -----------------------------------------

          The following exchanges of a part of this Rule 144A Global Debenture for Accredited Investor Debentures have been made:

             Amount of    Amount of    Principal       Signature of
             decrease in  increase in  Amount of this  Authorized
             Principal    Principal    Global Deben-   Officer of
             Amount of    Amount of    ture following  Trustee or
  Date of    this Global  this Global  such decrease   Debenture
  Exchange   Debenture    Debenture    (or increase)   Registrar
  ------------------------------------------------------------------












































                                 Page 101 of 137








                                EXHIBIT 4.3

                                                 [EXECUTION COPY]








     ============================================================

              7% CONVERTIBLE SUBORDINATED DEBENTURES DUE 2006


                       REGISTRATION RIGHTS AGREEMENT


                         Dated as of March 22, 1996

                                by and among

                       APPLIED MAGNETICS CORPORATION,
                               as the Company

                                    and

                    Persons Listed on Schedule I hereto

     ============================================================


























                                 Page 102 of 137








               This REGISTRATION RIGHTS AGREEMENT is made and entered into as of March 22, 1996, by and among Applied Magnetics
     Corporation, a Delaware corporation (the "Company"), and the parties listed on Schedule I hereto (the "Managers").

               This Agreement is made pursuant to the Subscription Agreement, dated March 15, 1996, among the Company and the Managers (the "Subscription Agreement"). In order to induce the Managers to enter into the Subscription Agreement, the Company has agreed to provide the registration rights provided for in this Agreement to the Managers and their respective direct and indirect transferees. The execution of this Agreement is a condition to the closing of the transactions contemplated by the Subscription Agreement.

               The parties hereby agree as follows:

     1.   DEFINITIONS

               As used in this Agreement, the following terms shall have the following meanings:

               ACCREDITED INVESTOR DEBENTURES: Debentures initially resold by the Managers pursuant to the Subscription Agreement to institutional "accredited investors" (within the meaning of Rule 501(a)(1), (2), (3) or (7) promulgated by the SEC under the Securities Act) and all Debentures issued upon registration of transfer of or in exchange for such Debentures.

               ADVICE: As defined in the last paragraph of Section 3 hereof.

               AFFILIATE: of any specified person shall mean any other person directly or indirectly controlling or controlled by or under, direct or indirect common control with such specified person. For the purposes of this definition, "control," when used with respect to any person, means the power to direct the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise and the terms "affiliated," "controlling" and "controlled" have meanings correlative to the foregoing.

               AGREEMENT: This Registration Rights Agreement, as the same may be amended, supplemented or modified from time to time in accordance with the terms hereof.

               BUSINESS DAY:  Each Monday, Tuesday, Wednesday,
     Thursday and Friday that is not a day on which banking institutions in New York, New York are authorized or obligated by law or executive order to close.

               CLOSING DATE:  The Closing Date as defined in the
     Subscription Agreement.




                                 Page 103 of 137








               COMMON STOCK: Common Stock, $.10 par value per share of the Company.

               COMPANY: Applied Magnetics Corporation, a Delaware corporation, and any successor corporation thereto.

               CONTROLLING PERSON:  As defined in Section 5(a) hereof.

               DEBENTURES: The $115,000,000 aggregate principal amount of 7% Convertible Subordinated Debentures due 2006 of the Company being issued pursuant to the Indenture.

               EFFECTIVENESS PERIOD: As defined in Section 2(a) hereof.

               EFFECTIVENESS TARGET DATE:  The 180th day after the
     Closing Date.

               EXCHANGE ACT: The Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated by the SEC pursuant thereto.

               HOLDER:  Each registered holder of any Transfer
     Restricted Securities.

               INDEMNIFIED PERSON:  As defined in Section 5(a) hereof.

               INDENTURE: The Indenture, dated the date hereof, between the company and the trustee thereunder, pursuant to which the debentures are being issued, as amended, modified or supplemented from time to time in accordance with the terms thereof.

               MANAGERS:  As defined in the preamble hereof.

               NEEDHAM WARRANT: The stock purchase warrant to purchase 100,000 shares of Common Stock issued to Needham &
     Company, Inc. on August 18, 1993.

               PAYING AGENT:  As defined in the Indenture.

               PROCEEDING:  An action, claim, suit or proceeding
     (including, without limitation, an investigation or partial proceeding, such as a deposition), whether commenced or threatened.

               PROSPECTUS: The prospectus included in any Registration Statement (including, without limitation, a prospectus that discloses information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A promulgated pursuant to the Securities
     Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Transfer Restricted Securities covered by such Registration Statement, and all other amendments and supplements to any such


                                 Page 104 of 137








     prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference, if any, in such prospectus.

               REGISTRATION STATEMENT: Any registration statement of the Company that covers any of the Transfer Restricted Securities pursuant to the provisions of this Agreement, including the Prospectus, amendments and supplements to such registration statement or Prospectus, including pre- and post-effective amendments, all exhibits thereto, and all material incorporated by reference or deemed to be incorporated by reference, if any, in such registration statement.

               RULE 144: Rule 144 promulgated by the SEC pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC as a replacement thereto having substantially the same effect as such Rule.

               RULE 144A: Rule 144A promulgated by the SEC pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC as a replacement thereto having substantially the same effect as such Rule.

               RULE 144A DEBENTURES: Debentures initially resold by the Managers pursuant to the Subscription Agreement to "qualified institutional buyers" (as such term is defined in Rule 144A) and all Debentures issued upon registration of transfer of or in exchange for such Debentures.

               RULE 158: Rule 158 promulgated by the SEC pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC as a replacement thereto having substantially the same effect as such Rule.

               RULE 174: Rule 174 promulgated by the SEC pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC as a replacement thereto having substantially the same effect as such Rule.

               RULE 415: Rule 415 promulgated by the SEC pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC as a replacement thereto having substantially the same effect as such Rule.

               RULE 424: Rule 424 promulgated by the SEC pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC as a replacement thereto having substantially the same effect as such Rule.



                                 Page 105 of 137








               SEC:  The Securities and Exchange Commission.

               SECURITIES ACT: The Securities Act of 1933, as amended, and the rules and regulations promulgated by the SEC thereunder.

               SHELF REGISTRATION:  As defined in Section 2 hereof.

               SPECIAL COUNSEL: Any special counsel to the Holders of the Transfer Restricted Securities, for which the Holders of the Transfer Restricted Securities will be reimbursed pursuant to
     Section 4 hereof.

               TIA:  The Trust Indenture Act of 1939, as amended.

               TRANSFER RESTRICTED SECURITIES: The Rule 144A Debentures, the Accredited Investor Debentures and the shares of Common Stock into which the Rule 144A Debentures and the Accredited Investor Debentures are convertible, upon original issuance thereof, and at all times subsequent thereto, until, in the case of any such Rule 144A Debenture, Accredited Investor Debenture or share, (i) the date on which it has been registered effectively pursuant to the Securities Act and disposed of in accordance with the Registration Statement relating to it, (ii) the date on which either such Debentures or the shares of Common Stock issued upon conversion of such Debentures are distributed to the public pursuant to Rule 144 (or any similar provisions then in effect) or are saleable pursuant to Rule 144(k) promulgated by the SEC pursuant to the Securities Act or (iii) the date on which it ceases to be outstanding.

               TRUSTEE: The Chase Manhattan Bank, N.A., the trustee under the Indenture.

               UNDERWRITTEN REGISTRATION OR UNDERWRITTEN OFFERING: A registration in connection with which securities of the Company are sold to an underwriter for reoffering to the public pursuant to an effective Registration Statement.

     2.   SHELF REGISTRATION

               (a) SHELF REGISTRATION. The Company agrees to file with the SEC as soon as practicable after the Closing Date a Registration Statement for an offering to be made on a continuous basis pursuant to Rule 415 covering all of the Transfer Restricted Securities (the "Shelf Registration"). The Shelf Registration shall be on Form S-3 under the Securities Act or another appropriate form permitting registration of such Transfer Restricted Securities for resale by the Holders in the manner or manners reasonably designated by them (including, without limitation, one or more underwritten offerings). The Company shall not permit any securities other than the Transfer Restricted Securities and, if the holder thereof so elects, the Needham Warrant to be included in the Shelf Registration. The Company shall use its reasonable best efforts, as described in


                                 Page 106 of 137








     Section 3, to cause the Shelf Registration to be declared effective pursuant to the Securities Act as promptly as practicable following the filing thereof, but in no event later than the Effectiveness Target Date, and to keep the Shelf Registration continuously effective under the Securities Act thereafter through the 36th month after the Closing Date (subject to extension pursuant to clause (b) and the last paragraph of
     Section 3 hereof), or such shorter period ending when there cease to be outstanding any Transfer Restricted Securities (the "Effectiveness Period").

               (b) SUPPLEMENTS AND AMENDMENTS. The Company shall use its reasonable best efforts to keep the Shelf Registration continuously effective by supplementing and amending the Shelf Registration if required by the rules, regulations or instructions applicable to the registration form used for such Shelf Registration, if required by the Securities Act, or if reasonably requested by the Holders of a majority in aggregate principal amount of the Transfer Restricted Securities covered by such Registration Statement or by any underwriter of such Transfer Restricted Securities; provided that the Effectiveness Period shall be extended to the extent required to permit dealers to comply with the applicable prospectus delivery requirements of Rule 174 and as otherwise provided herein.

     3.   REGISTRATION PROCEDURES

               In connection with the Company's registration obligations hereunder, the Company shall effect such registrations on the appropriate form available for the sale of the Transfer Restricted Securities to permit the sale of the Transfer Restricted Securities in accordance with the method or methods of disposition thereof specified by the Holders of a majority in aggregate principal amount of the then outstanding Transfer Restricted Securities, and pursuant thereto the Company shall as expeditiously as possible:

               (a) No fewer than five Business Days prior to the initial filing of a Registration Statement or Prospectus and no fewer than two Business Days prior to the filing of any amendment or supplement thereto (other than any document that would be incorporated or deemed to be incorporated therein by reference), furnish to the Holders of the Transfer Restricted Securities, their Special Counsel and the managing underwriters, if any, copies of all such documents proposed to be filed, which documents (other than those incorporated or deemed to be incorporated by reference) will be subject to the review of such Holders, their Special Counsel and such underwriters, if any, and cause the officers and directors of the Company, counsel to the Company and independent certified public accountants to the Company to respond to such inquiries as shall be necessary in connection with such Registration Statement, in the opinion of respective counsel to such Holders and such underwriters, to conduct a reasonable investigation within the meaning of the Securities Act. The Company shall not file any such Registration


                                 Page 107 of 137








     Statement or related Prospectus or any amendments or supplements thereto to which the Holders of a majority in aggregate principal amount of the Transfer Restricted Securities, their Special Counsel, or the managing underwriters, if any, shall reasonably object on a timely basis;

               (b) Prepare and file with the SEC such amendments, including post-effective amendments, to each Registration Statement as may be necessary to keep such Registration Statement continuously effective for the Effectiveness Period; cause the related Prospectus to be supplemented by any required Prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 under the Securities Act; and comply with the provisions of the Securities Act and the Exchange Act with respect to the disposition of all securities covered by such Registration Statement during such period in accordance with the intended methods of disposition by the sellers thereof set forth in such Registration Statement as so amended or in such Prospectus as so supplemented; provided, however, that the Company shall not be
                   --------  -------
     deemed to have kept a Registration Statement effective during the Effectiveness Period if it voluntarily takes or fails to take any action that results in selling Holders of the Transfer Restricted Securities covered thereby not being able to sell such Transfer Restricted Securities pursuant to Federal securities laws during that period (and the time period during which such Registration Statement is required to remain effective hereunder shall be extended by the number of days during which such selling Holders of the Transfer Restricted Securities are not able to sell Transfer Restricted Securities as a result of such voluntary action or failure to act);

               (c) Notify the Holders of the Transfer Restricted Securities to be sold or their Special Counsel and the managing underwriters, if any, promptly (and in the case of an event specified by clause (i)(A) of this paragraph in no event fewer than two Business Days prior to such filing), and (if requested by any such person), confirm such notice in writing, (i)(A) when a Prospectus or any Prospectus supplement or post-effective amendment is proposed to be filed, and (B) with respect to a Registration Statement or any post-effective amendment, when the same has become effective, (ii) of any request by the SEC or any other Federal or state governmental authority for amendments or supplements to a Registration Statement or related Prospectus or for additional information, (iii) of the issuance by the SEC, any state securities commission, any other governmental agency or any court of any stop order, order or injunction suspending or enjoining the use or the effectiveness of a Registration Statement or the initiation of any proceedings for that purpose,
     (iv) if at any time any of the representations and warranties of the Company contained in any agreement (including any underwriting agreement) contemplated by Section 3(m) hereof cease to be true and correct in all material respects, (v) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification


                                 Page 108 of 137








     of any of the Transfer Restricted Securities for sale in any jurisdiction, or the initiation or threat of any proceeding for such purpose, and (vi) of the happening of any event that makes any statement made in such Registration Statement or related Prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires the making of any changes in such Registration Statement, Prospectus or documents so that, in the case of the Registration Statement, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, not misleading, and that in the case of the Prospectus, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

               (d) Use its reasonable best efforts to avoid the issuance of, or, if issued, obtain the withdrawal of any order enjoining or suspending the use or effectiveness of a Registration Statement or the lifting of any suspension of the qualification (or exemption from qualification) of any of the Transfer Restricted Securities for sale in any jurisdiction, at the earliest practicable moment;

               (e) If requested by the managing underwriters, if any, or the Holders of a majority in aggregate principal amount of the Transfer Restricted Securities being sold in connection with such offering, (i) promptly incorporate in a Prospectus supplement or post-effective amendment such information as the managing underwriters, if any, and such Holders agree should be included therein, and (ii) make all required filings of such Prospectus supplement or such post-effective amendment as soon as practicable after the Company has received notification of the matters to be incorporated in such Prospectus supplement or post-effective amendment; provided, however, that the Company
                               --------  -------
     shall not be required to take any action pursuant to this Section 3(e) that would, in the opinion of counsel for the Company, violate applicable law;

               (f) Furnish to each Holder of the Transfer Restricted Securities, their Special Counsel and each managing underwriter, if any, without charge, at least one conformed copy of each Registration Statement and each amendment thereto, including financial statements (but excluding schedules, all documents incorporated or deemed to be incorporated therein by reference and all exhibits, unless requested in writing by such Holder, counsel or managing underwriter);

               (g) Deliver to each Holder of the Transfer Restricted Securities, their Special Counsel, and the underwriters, if any, without charge, as many copies of the Prospectus or Prospectuses (including each form of Prospectus) and each amendment or supplement thereto as such persons reasonably request; and the


                                 Page 109 of 137








     Company hereby consents to the use of such Prospectus and each amendment or supplement thereto by each of the selling Holders of the Transfer Restricted Securities and the underwriters, if any, in connection with the offering and sale of the Transfer
     Restricted Securities covered by such Prospectus and any amendment or supplement thereto;

               (h) Prior to any public offering of the Transfer Restricted Securities, use its reasonable best efforts to register or qualify or cooperate with the Holders of the Transfer Restricted Securities to be sold or tendered, the underwriters, if any, and their respective counsel in connection with the registration or qualification (or exemption from such registration or qualification) of such Transfer Restricted Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions within the United States as any Holder or underwriter reasonably requests in writing; keep each such registration or qualification (or exemption therefrom) effective during the period such Registration Statement is required to be kept effective and do any and all other acts or things necessary or advisable to enable the disposition in such jurisdictions of the Transfer Restricted Securities covered by the applicable Registration Statement; provided, however, that the Company shall
                             --------  -------
     not be required to qualify generally to do business in any jurisdiction where it is not then so qualified or to take any action that would subject it to general service of process in any such jurisdiction where it is not then so subject or subject the Company to any tax in any such jurisdiction where it is not then so subject;

               (i) In connection with any sale or transfer of Transfer Restricted Securities that will result in such securities no longer being Transfer Restricted Securities, cooperate with the Holders and the managing underwriters, if any, to facilitate the timely preparation and delivery of certificates representing the Transfer Restricted Securities to be sold, which certificates shall not bear any restrictive legends and shall be in a form eligible for deposit with The Depository Trust Company and to enable such Transfer Restricted Securities to be in such denominations and registered in such names as the managing underwriters, if any, or Holders may request at least two Business Days prior to any sale of the Transfer Restricted Securities;

               (j) Use its reasonable best efforts to cause the offering of the Transfer Restricted Securities covered by the Registration Statement to be registered with or approved by such other governmental agencies or authorities within the United States, except as may be required as a consequence of the nature of such selling Holder's business, in which case the Company will cooperate in all reasonable respects with the filing of such Registration Statement and the granting of such approvals as may be necessary to enable the seller or sellers thereof or the



                                 Page 110 of 137








     underwriters, if any, to consummate the disposition of such Transfer Restricted Securities; provided, however, that the
                                     --------  -------
     Company shall not be required to register the Transfer Restricted Securities in any jurisdiction that would subject it to general service of process in any such jurisdiction where it is not then so subject or subject the Company to any tax in any such jurisdiction where it is not then so subject or to require the Company to qualify to do business in any jurisdiction where it is not then so qualified;

               (k)  Upon the occurrence of any event contemplated by
     Section 3(c)(vi) hereof, as promptly as practicable, prepare a supplement or amendment, including, if appropriate, a post-effective amendment, to each Registration Statement or a supplement to the related Prospectus or any document incorporated or deemed to be incorporated therein by reference, and file any other required document so that, as thereafter delivered, such Prospectus will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

               (l)  Prior to the effective date of the first
     Registration Statement relating to the Transfer Restricted
     Securities, to provide a CUSIP number for the Transfer Restricted
     Securities;

               (m) Enter into such agreements (including an underwriting agreement in form, scope and substance as is customary in underwritten offerings) and take all such other reasonable actions in connection therewith (including those reasonably requested by the managing underwriters, if any, or the Holders of a majority in aggregate principal amount of the Transfer Restricted Securities being sold) in order to expedite or facilitate the disposition of such Transfer Restricted Securities, and in such connection, whether or not an underwriting agreement is entered into and whether or not the registration is an underwritten registration, (i) make such representations and warranties to the Holders of such Transfer Restricted Securities and the underwriters, if any, with respect to the business of the Company and its subsidiaries (including with respect to businesses or assets acquired or to be acquired by any of them), and the Registration Statement, Prospectus and documents, if any, incorporated or deemed to be incorporated by reference therein, in each case, in form, substance and scope as are customarily made by issuers to underwriters in underwritten offerings, and confirm the same if and when requested; (ii) obtain opinions of counsel to the Company and updates thereof (which counsel and opinions (in form, scope and substance) shall be reasonably satisfactory to the managing underwriters, if any, and Special Counsel to the Holders of the Transfer Restricted Securities being sold), addressed to each selling Holder of the Transfer Restricted Securities and each of the underwriters, if any, covering the matters customarily covered in opinions


                                 Page 111 of 137








     requested in underwritten offerings and such other matters as may be reasonably requested by such Special Counsel and underwriters;
     (iii) use its reasonable best efforts to obtain customary "cold comfort" letters and updates thereof from the independent certified public accountants of the Company (and, if necessary, any other independent certified public accountants of any subsidiary of the Company or of any business acquired by the Company for which financial statements and financial data is, or is required to be, included in the Registration Statement), addressed (where reasonably possible) to each selling Holder of the Transfer Restricted Securities and each of the underwriters, if any, such letters to be in customary form and covering matters of the type customarily covered in "cold comfort" letters in connection with underwritten offerings; (iv) if an underwriting agreement is entered into, the same shall contain indemnification provisions and procedures no less favorable to the selling Holders of the Transfer Restricted Securities and the underwriters, if any, than those set forth in Section 5 hereof (or such other provisions and procedures acceptable to Holders of a majority in aggregate principal amount of the Transfer Restricted Securities covered by such Registration Statement and the managing underwriters); and (v) deliver such documents and certificates as may be reasonably requested by the Holders of a majority in aggregate principal amount of the Transfer Restricted Securities being sold, their Special Counsel and the managing underwriters, if any, to evidence the continued validity of the representations and warranties made pursuant to clause (i) of this Section 3(m) and to evidence compliance with any customary conditions contained in the underwriting agreement or other agreement entered into by the Company;

               (n) Make available for inspection by a representative of the Holders of the Transfer Restricted Securities being sold, any underwriter participating in any such disposition of the Transfer Restricted Securities, if any, and any attorney, consultant or accountant retained by such selling Holders or underwriter, at the offices where normally kept, during reasonable business hours, all financial and other records, pertinent corporate documents and properties of the Company and its subsidiaries as they may reasonably request (including with respect to business and assets acquired or to be acquired to the extent that such information is available to the Company), and cause the officers, directors, agents and employees of the Company and its subsidiaries (including with respect to business and assets acquired or to be acquired to the extent that such information is available to the Company) to supply all information in each case reasonably requested by any such representative, underwriter, attorney, consultant or accountant in connection with such Registration Statement; provided, however, that such persons shall first agree in writing
     --------  -------
     with the Company that any information that is reasonably and in good faith designated by the Company in writing as confidential at the time of delivery of such information shall be kept confidential by such persons, unless (i) disclosure of such


                                 Page 112 of 137








     information is required by court or administrative order or is necessary to respond to inquiries of regulatory authorities, (ii) disclosure of such information is required by law (including any disclosure requirements pursuant to Federal securities laws in connection with the filing of any Registration Statement or the use of any prospectus referred to in this Agreement), (iii) such information becomes generally available to the public other than as a result of a disclosure or failure to safeguard by any such person or (iv) such information becomes available to any such person from a source other than the Company and such source is not bound by a confidentiality agreement or any duty or other obligation to maintain such information in confidence;

               (o) Provide an indenture trustee for the Transfer Restricted Securities and cause the Indenture to be qualified under the TIA not later than the effective date of the first Registration Statement relating to the Transfer Restricted Securities; and in connection therewith, cooperate with the Trustee under the Indenture and the Holders of the Transfer Restricted Securities to effect such changes to the Indenture as may be required for such Indenture to be so qualified in accordance with the terms of the TIA; and execute, and use its reasonable best efforts to cause such Trustee to execute, all customary documents as may be required to effect such changes, and all other forms and documents required to be filed with the SEC to enable the Indenture to be so qualified in a timely manner;

               (p) Comply with applicable rules and regulations of the SEC and make generally available to its security holders earning statements satisfying the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder (or any similar rule promulgated under the Securities Act), no later than 45 days after the end of any 12-month period (or 90 days after the end of any 12-month period if such period is a fiscal year) (i) commencing at the end of any fiscal quarter in which Transfer Restricted Securities are sold to underwriters in a firm commitment or reasonable efforts underwritten offering and (ii) if not sold to underwriters in such an offering, commencing on the first day of the first fiscal quarter after the effective date of a Registration Statement, which statement shall cover said period, consistent with the requirements of Rule 158; and

               (q) (i) List all Common Stock covered by such Registration Statement on any securities exchange on which the Common Stock is then listed or (ii) authorize for quotation on the Nasdaq Stock Market's National Market all Common Stock covered by such Registration Statement if the Common Stock is then so authorized for quotation.

               The Company may require each seller of the Transfer Restricted Securities as to which any registration is being effected to furnish to the Company such information regarding the distribution of such Transfer Restricted Securities as is required by law to be disclosed in the applicable Registration


                                 Page 113 of 137








     Statement and the Company may exclude from such registration the Transfer Restricted Securities of any seller who fails to furnish such information within a reasonable time after receiving such request.

               If any such Registration Statement refers to any Holder by name or otherwise as the holder of any securities of the Company, then such Holder shall have the right to require (i) the insertion therein of language, in form and substance reasonably satisfactory to such Holder, to the effect that the holding by such Holder of such securities is not to be construed as a recommendation by such Holder of the investment quality of the Company's securities covered thereby and that such holding does not imply that such Holder will assist in meeting any future financial requirements of the Company, or (ii) in the event that such reference to such Holder by name or otherwise is not required by the Securities Act or any similar Federal statute then in force, the deletion of the reference to such Holder in any amendment or supplement to the Registration Statement filed or prepared subsequent to the time that such reference ceases to be required.

               Each Holder of the Transfer Restricted Securities agrees by acquisition of such Transfer Restricted Securities that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 3(c)(ii), 3(c)(iii), 3(c)(v) or 3(c)(vi) hereof, such Holder will forthwith discontinue disposition of such Transfer Restricted Securities covered by such Registration Statement or Prospectus until such Holder's receipt of the copies of the supplemented or amended Prospectus contemplated by Section 3(k) hereof, or until it is advised in writing (the "Advice") by the Company that the use of the applicable Prospectus may be resumed, and, in either case, has received copies of any additional or supplemental filings that are incorporated or deemed to be incorporated by reference in such Prospectus. If the Company shall give any such notice, the Effectiveness Period shall be extended by the number of days during such period from and including the date of the giving of such notice to and including the date when each seller of the Transfer Restricted Securities covered by such Registration Statement shall have received (x) the copies of the supplemented or amended Prospectus contemplated by Section 3(k) hereof or (y) the Advice, and, in either case, has received copies of any additional or supplemental filings that are incorporated or deemed to be incorporated by reference in such Prospectus.

     4.   REGISTRATION EXPENSES
          ---------------------
               (a) All fees and expenses incident to the performance of or compliance with this Agreement by the Company shall be borne by it whether or not any Registration Statement is filed or becomes effective and whether or not any securities are issued or sold pursuant to any Registration Statement. The fees and expenses referred to in the foregoing sentence shall include, without limitation, (i) all registration and filing fees


                                 Page 114 of 137








     (including, without limitation, fees and expenses (A) with respect to filings required to be made with the National Association of Securities Dealers, Inc. and (B) in compliance with securities or Blue Sky laws (including, without limitation and in addition to that provided for in (b) below, reasonable fees and disbursements of counsel for the underwriters or Special Counsel for the Holders in connection with Blue Sky qualifications of the Transfer Restricted Securities and determination of the eligibility of the Transfer Restricted Securities for investment under the laws of such jurisdictions as the managing underwriters, if any, or Holders of a majority in aggregate principal amount of the Transfer Restricted Securities may designate)), (ii) printing expenses (including, without limitation, expenses of printing certificates for Transfer Restricted Securities in a form eligible for deposit with The Depository Trust Company and of printing Prospectuses if the printing of Prospectuses is requested by the managing underwriters, if any, or by the Holders of a majority in aggregate principal amount of the Transfer Restricted Securities included in or tendered for in connection with any Registration Statement), (iii) messenger, telephone and delivery expenses,
     (iv) fees and disbursements of counsel for the Company and Special Counsel for the Holders (plus any local counsel, deemed appropriate by the Holders of a majority in aggregate principal amount of the Transfer Restricted Securities) in accordance with the provisions of Section 4(b) hereof, (v) fees and disbursements of all independent certified public accountants referred to in
     Section 3(m)(iii) (including, without limitation, the expenses of any special audit and "cold comfort" letters required by or incident to such performance), (vi) Securities Act liability insurance, if the Company so desires such insurance, and (vii) fees and expenses of all other persons retained by the Company. In addition, the Company shall pay its internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit, and the fees and expenses incurred in connection with the listing of the securities to be registered on any securities exchange. Notwithstanding the foregoing or anything in this Agreement to the contrary, each Holder shall pay all underwriting discounts and commissions of any underwriters or broker-dealers with respect to any Transfer Restricted Securities sold by it.

               (b) In connection with any registration hereunder, the Company shall reimburse the Holders of the Transfer Restricted Securities being registered or tendered for in such registration for the reasonable fees and disbursements of not more than one firm of attorneys representing the selling Holders (in addition to any local counsel), which firm shall be chosen by the Holders of a majority in aggregate principal amount of the Transfer Restricted Securities.

     5.   INDEMNIFICATION
          ---------------



                                 Page 115 of 137








               (a)  The Company agrees to indemnify and hold harmless
     (i) each of the Managers, (ii) each Holder of the Transfer Restricted Securities, (iii) each person, if any, who controls (within the meaning of Section 15 of the Securities Act or
     Section 20 of the Exchange Act) any of the foregoing (any of the persons referred to in this clause (iii) being hereinafter referred to as a "controlling person"), and (iv) the respective officers, directors, partners, employees, representatives and agents of the Managers, each Holder of the Transfer Restricted Securities, or any controlling person (any person referred to in clause (i), (ii), (iii) or (iv) may hereinafter be referred to as an "Indemnified Person"), from and against any and all losses,
         ------------------
     claims, damages, liabilities and judgments caused by any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement, Prospectus or form of Prospectus or in any amendment or supplement thereto or in any preliminary Prospectus, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of any Prospectus or form of Prospectus or supplement thereto, in light of the circumstances under which they were made) not misleading, except insofar as such losses, claims, damages, liabilities or judgments are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Indemnified Person furnished in writing to the Company by or on behalf of such Indemnified Person expressly for use therein; provided that the foregoing indemnity
                                --------
     with respect to any preliminary Prospectus shall not inure to the benefit of any Indemnified Person from whom the person asserting such losses, claims, damages, liabilities and judgments purchased securities if such untrue statement or omission or alleged untrue statement or omission made in such preliminary Prospectus is eliminated or remedied in the Prospectus and a copy of the Prospectus shall not have been furnished to such person in a timely manner due to the wrongful action or wrongful inaction of such Indemnified Person.

               (b) In case any action shall be brought against any Indemnified Person, based upon any Registration Statement or any such Prospectus or any amendment or supplement thereto and with respect to which indemnity may be sought against the Company, such Indemnified Person shall promptly notify the Company in writing and the Company shall assume the defense thereof, including the employment of counsel reasonably satisfactory to such Indemnified Person and payment of all fees and expenses.
     Any Indemnified Person shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person, unless (i) the employment of such counsel shall have been specifically authorized in writing by the Company, (ii) the Company shall have failed to assume the defense and employ counsel or (iii) the named parties to any such action (including any impleaded parties) include both


                                 Page 116 of 137








     such Indemnified Person and the Company and such Indemnified Person shall have been advised by counsel that there may be one or more legal defenses available to it which are different from or additional to those available to the Company (in which case the Company shall not have the right to assume the defense of such action on behalf of such Indemnified Person, it being understood, however, that the Company shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) for all such Indemnified Persons, which firm shall be designated in writing by such Indemnified Persons, and that all such fees and expenses shall be reimbursed as they are incurred). The Company shall not be liable for any settlement of any such action effected without its written consent but if settled with the written consent of the Company, the Company agrees to indemnify and hold harmless any Indemnified Person from and against any loss or liability by reason of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

               (c) In connection with any Registration Statement in which a Holder of the Transfer Restricted Securities is participating, such Holder of the Transfer Restricted Securities agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers and any person controlling the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (and, in the case of an underwriter registration, the underwriters and their respective directors, officers and persons controlling such underwriters within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act), to the same extent as the foregoing indemnity from the Company to each Indemnified Person but only with reference to information relating to such Indemnified Person furnished in writing by or on behalf of such Indemnified Person expressly for use in such Registration Statement. In case any action shall be brought against the Company, any of its directors, any such officer or any person controlling the Company based on such Registration Statement and in respect of which indemnity may be sought against any Indemnified Person, the Indemnified Person shall have the rights and duties given to the Company (except that if the Company shall have assumed the defense thereof, such Indemnified Person shall not be required to do so, but may employ separate counsel therein and participate in defense thereof but the fees and expenses of such counsel shall be at the expense of such Indemnified Person), and the Company, its directors, any such officers and any person



                                 Page 117 of 137








     controlling the Company shall have the rights and duties given to the Indemnified Person, by Section 5(b) hereof.

               (d)  If the indemnification provided for in this
     Section 5 is unavailable to an indemnified party in respect of any losses, claims, damages, liabilities or judgments referred to therein, then each indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities and judgments (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and each Indemnified Person on the other hand from the offering of the Debentures or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and each such Indemnified Person in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or judgments, as well as any other relevant equitable considerations. The relative fault of the Company and each such Indemnified Person shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the Company or such Indemnified Person and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

               The Company and the Purchasers agree that it would not be just and equitable if contribution pursuant to this Section 5(d) were determined by pro rata allocation (even if the
                             --- ----
     Indemnified Person were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities or judgments referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 6, no Indemnified Person shall be required to contribute any amount in excess of the amount by which the total net profit received by it in connection with the sale of the Debentures pursuant to this Agreement exceeds the amount of any damages which such Indemnified Person has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Indemnified Persons' obligations to contribute pursuant to this Section 5(d) are several in proportion to the respective


                                 Page 118 of 137








     amount of Transfer Restricted Securities included in any such Registration Statement by each Indemnified Person and not joint.

     6.   RULES 144 AND 144A
          ------------------
               The Company shall use its best efforts to file the reports required to be filed by it under the Securities Act and the Exchange Act in a timely manner and, if at any time it is not required to file such reports but in the past had been required to or did file such reports, it will, upon the request of any Holder of the Transfer Restricted Securities, make available other information as required by, and so long as necessary to permit, sales of its Transfer Restricted Securities pursuant to Rule 144 and Rule 144A. Notwithstanding the foregoing, nothing in this Section 6 shall be deemed to require the Company to register any of its securities pursuant to the Exchange Act.

     7.   UNDERWRITTEN REGISTRATIONS
          --------------------------
               (a) If any of the Transfer Restricted Securities covered by any Shelf Registration are to be sold in an underwritten offering, the investment banker or investment bankers and manager or managers that will administer the offering will be selected by the Holders of a majority in aggregate principal amount of such Transfer Restricted Securities included in such offering, subject to the consent of the Company (which will not be unreasonably withheld or delayed).

               No person may participate in any underwritten registration hereunder unless such person (i) agrees to sell such person's Transfer Restricted Securities on the basis reasonably provided in any underwriting arrangements approved by the persons entitled hereunder to approve such arrangements and (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents required under the terms of such underwriting arrangements.

               (b) Each Holder of the Transfer Restricted Securities agrees, if requested (pursuant to a timely written notice) by the managing underwriters in an underwritten offering or placement agent in a private offering of the Company's securities, not to effect any private sale or distribution (including a sale pursuant to Rule 144(k) and Rule 144A, but excluding non-public sales to any of its affiliates, officers, directors, employees and controlling persons of any of the Transfer Restricted Securities, in the case of an offering of the Company's debt securities, or the Common Stock, in the case of an offering of the Company's equity securities), during the period beginning 10 days prior to, and ending 90 days after, the closing date of such offering.

               The foregoing provisions shall not apply to any Holder of the Transfer Restricted Securities if such Holder is prevented by applicable statute or regulation from entering into any such agreement.


                                 Page 119 of 137









     8.   MISCELLANEOUS
          -------------
               (a) REMEDIES. In the event of a breach by the Company, or by a Holder of the Transfer Restricted Securities, of any of their obligations under this Agreement, each Holder of the Transfer Restricted Securities or the Company, in addition to being entitled to exercise all rights granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Agreement. The Company and each Holder of the Transfer Restricted Securities agree that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of any of the provisions of this Agreement and hereby further agrees that, in the event of any action for specific performance in respect of such breach, it shall waive the defense that a remedy at law would be adequate.

               (b) NO INCONSISTENT AGREEMENTS. The Company shall not enter into any agreement with respect to its securities that could reasonably be expected to adversely impair the rights granted to the Holders of the Transfer Restricted Securities in this Agreement or otherwise conflicts with the provisions hereof. Except for the Needham Warrant, the Company is not currently a party to any agreement granting any registration rights with respect to any of its debt securities to any person. Without limiting the generality of the foregoing, without the written consent of the Holders of a majority in aggregate principal amount of the then outstanding Transfer Restricted Securities, the Company shall not grant to any person the right to request it to register any of its debt securities under the Securities Act unless the rights so granted are subject in all respects to the prior rights of the Holders of the Transfer Restricted Securities set forth herein, and are not otherwise in conflict or inconsistent with the provisions of this Agreement.

               (c) NO PIGGYBACK ON REGISTRATIONS. The Company shall not grant to any of its security holders (other than the Holders of the Transfer Restricted Securities in such capacity and the holder of the Needham Warrant) the right to include any of its securities in any Shelf Registration other than Transfer Restricted Securities.

               (d) AMENDMENTS AND WAIVERS. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, without the written consent of the Holders of a majority in aggregate principal amount of the then outstanding Transfer Restricted Securities on a fully converted basis; provided, however, that,
                                            --------  -------
     for the purposes of this Agreement, Transfer Restricted Securities that are owned, directly or indirectly, by either the Company or an Affiliate of the Company shall not be deemed outstanding. Notwithstanding the foregoing, a waiver or consent to depart from the provisions hereof with respect to a matter


                                 Page 120 of 137








     that relate exclusively to the rights of Holders of the Transfer Restricted Securities whose securities are being sold pursuant to a Registration Statement and that does not directly or indirectly affect the rights of other Holders of the Transfer Restricted Securities may be given by Holders of a majority of the Transfer Restricted Securities (on a fully converted basis) being sold by such Holders pursuant to such Registration Statement; provided, however, that the provisions of this sentence may -------- ------- not be amended, modified, or supplemented except in accordance with the provisions of the immediately preceding sentence.

               (e) NOTICES. All notices and other communications provided for herein shall be made in writing by hand-delivery, next-day air courier, certified first-class mail, return receipt requested, telex or telecopy:

                      (i) if to the Company, as provided in the Subscription Agreement,

                     (ii) if to the Managers, as provided in the Subscription Agreement, or

                    (iii) if to any other person who is then the registered Holder of any Transfer Restricted Securities, to the address of such Holder as it appears in the Debenture or Common Stock register of the Company.

               Except as otherwise provided in this Agreement, all such communications shall be deemed to have been duly given:
     when delivered by hand, if personally delivered; one Business Day after being timely delivered to a next-day air courier; five Business Days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; and when receipt is acknowledged by the recipient's telecopier machine, if telecopied.

               (f) SUCCESSORS AND ASSIGNS. This Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of each of the parties and shall inure to the benefit of each Holder of the Transfer Restricted Securities. The Company may not assign its rights or obligations hereunder without the prior written consent of each Holder of the Transfer Restricted Securities. Notwithstanding the foregoing, no transferee shall have any of the rights granted under this Agreement until such transferee shall acknowledge its rights and obligations hereunder by a signed written statement of such transferee's acceptance of such rights and obligations.

               (g) COUNTERPARTS. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and, all of which taken together shall constitute one and the same Agreement.



                                 Page 121 of 137








               (h)  GOVERNING LAW, SUBMISSION TO JURISDICTION.

               THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AS APPLIED TO CONTRACTS MADE AND PERFORMED WITHIN THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW. THE COMPANY HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY NEW YORK STATE COURT SITTING IN THE BOROUGH OF MANHATTAN IN THE CITY OF NEW YORK OR ANY FEDERAL COURT SITTING IN THE BOROUGH OF MANHATTAN IN THE CITY OF NEW YORK IN RESPECT OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, AND IRREVOCABLY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, JURISDICTION OF THE AFORESAID COURTS. THE COMPANY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT IT
     May EFFECTIVELY DO SO UNDER APPLICABLE LAW, ANY OBJECTION THAT IT May NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT AND ANY CLAIM THAT ANY SUCH SUIT, ACT ION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

               (i) SEVERABILITY. The remedies provided herein are cumulative and not exclusive of any remedies provided by law. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

               (j) HEADINGS. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof. All references made in this Agreement to "Section" and "paragraph" refer to such Section or paragraph of this Agreement, unless expressly stated otherwise.

               (k) ATTORNEYS' FEES. In any action or proceeding brought to enforce any provision of this Agreement, or where any provision hereof is validly asserted as a defense, the prevailing party, as determined by the court, shall be entitled to recover its reasonable attorneys' fees in addition to any other available remedy.
               IN WITNESS WHEREOF, the parties have caused this Registration Rights Agreement to be duly executed as of the date first written above.

                                   APPLIED MAGNETICS CORPORATION

                                   By:  /s/ Craig Crisman


                                 Page 122 of 137








                                   Name:    Craig Crisman
                                   Title:   Chairman & CEO


     The foregoing Registration
     Rights Agreement is hereby
     confirmed and accepted as of
     the date first above written.

     NATWEST SECURITIES LIMITED
     SALOMON BROTHERS INC
     MONTGOMERY SECURITIES

     By:  NATWEST SECURITIES LIMITED


          By:  /s/ Melvyn Rowe
               Name:  Melvyn Rowe
               Title: Director, Equity Capital Markets






































                                 Page 123 of 137








                                 SCHEDULE I
                                 ----------


                                  MANAGERS
                                  --------



     NatWest Securities Limited
     Salomon Brothers Inc
     Montgomery Securities













































                                 Page 124 of 137








                                EXHIBIT 5.1


                  Sheppard, Mullin, Richter & Hampton LLP
                     333 South Hope Street, 48th Floor
                    Los Angeles, California  90071-1448
                               (213) 620-1780


                               July 30, 1996



     Applied Magnetics Corporation
     75 Robin Hill Road
     Goleta, California 93117


     Ladies and Gentlemen:


               This opinion is rendered to you in connection with a registration statement (the "Registration Statement") on Form S-3 filed on July ___, 1996 with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), relating to the currently outstanding $93,000,000 aggregate principal amount of 7% Convertible Subordinated Debentures due March 15, 2006 (the "Debentures"), of Applied Magnetics Corporation, a Delaware corporation (the "Company"), issued and sold to "qualified institutional buyers" (as defined in Rule 144A under the Act) and other "accredited investors" (as defined in Rule 501(a) of Regulation D under the Act) in a private placement as part of an offering (the "Private Offering") of 7% Convertible Subordinated Debentures offered by the Company in the aggregate principal amount of $115,000,000, and the shares of common stock, par value $0.10 per share, of the Company (the "Common Stock" and together with the Debentures, the "Securities") that are issuable upon conversion of the Debentures. The capitalized terms used herein, unless otherwise defined, have the meanings assigned to them in the Registration Statement and the Indenture.

               We have acted as counsel for the Company in connection with the Private Offering and the preparation of the Registration Statement. In rendering the opinion expressed below, we have examined the following agreements, instruments and other documents:

               (a)  the Registration Statement;

               (b)  the Indenture;

               (c)  the Subscription Agreement;

               (d)  the Registration Rights Agreement;


                                 Page 125 of 137








     Applied Magnetics Corporation
     July 30, 1996
     Page 2




               (e)  the form of the Debentures; and

               (f) such corporate records, officers' certificates and other documents as we have deemed necessary as a basis for the opinion expressed below.

               In rendering the opinions set forth below, we have assumed:

               A.   The genuineness of all signatures, the
     authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as copies, and the authenticity of all such originals.

               B. The due authorization, execution and delivery of the Indenture, the Subscription Agreement, the Registration
     Rights Agreement, the Debentures and the documents and instruments referred to therein by and on behalf of all parties thereto other than the Company.

               C. That the Indenture is the legal, valid and binding obligation of the Trustee and that the Trustee has all requisite power and authority and has taken any and all action necessary to be taken by the Trustee to execute and deliver the Indenture and perform the Trustee's obligations thereunder.

               On the basis of the foregoing and subject to the qualifications and limitations set forth below, it is our opinion that:

               1. The Debentures have been duly authorized, executed and delivered by the Company and constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).

               2. The Common Stock has been duly authorized and, when issued upon the conversion of the Debentures in accordance with the terms of the Indenture, will be validly issued, fully paid and non-assessable.

               Our opinion above, insofar as it relates to enforceability of the Debentures, which are by their terms governed by New York law, is given solely in reliance on the


                                 Page 126 of 137








     Applied Magnetics Corporation
     July 30, 1996
     Page 3



     opinion of Kaye, Scholer, Fierman, Hays & Handler, LLP, dated as of the date hereof, a copy of which is attached hereto, and such opinion of ours is subject to the same assumptions, exceptions and limitations as those set forth in the opinion of Kaye, Scholer, Fierman, Hays & Handler, LLP.

               We are members of the Bar of the State of California. The opinion contained herein is based upon an examination of the laws of the State of California, the General Corporation Law of the State of Delaware and the laws of the United States in effect on the date hereof and no opinion is expressed as to the application of the laws of any other jurisdiction except the opinion with respect to the laws of the State of New York in reliance upon the opinion of Kaye, Scholer, Fierman, Hays & Handler, LLP, as described above.

               We hereby consent to the filing of this opinion as an exhibit to the Registration Statement, and we further consent to the use of our name under the caption "Legal Matters" in the Prospectus forming a part of such Registration Statement. Except as stated above, without our prior written consent, this opinion may not be furnished or quoted to, or relied upon by, any other person or entity for any purpose.

                         Very truly yours,

                         /s/ Sheppard, Mullin, Richter & Hampton LLP
























                                 Page 127 of 137








                Kaye, Scholer, Fierman, Hays & Handler, LLP
                  A New York Limited Liability Partnership
                              425 Park Avenue
                       New York, New York  10022-3598



     July 30, 1996



     Sheppard, Mullin, Richter & Hampton LLP
     333 South Hope Street
     Los Angeles, California 90071-1448

     Ladies and Gentlemen:

               This opinion is furnished to you for the purposes of your issuing your opinion in connection with a registration statement (the "Registration Statement") on Form S-3 filed on July 30, 1996 with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), relating to the currently outstanding $93,000,000 aggregate principal amount of 7% Convertible Subordinated Debentures due March 15, 2006 (the "Debentures"), of Applied Magnetics Corporation, a Delaware corporation (the "Company"), issued and sold to "qualified institutional buyers" (as defined in Rule 144A under the Act) and other "accredited investors" (as defined in Rule 501(a) of Regulation D under the Act) in a private placement as part of an offering of 7% Convertible Subordinated Debentures offered by the Company in the aggregate principal amount of $115,000,000, and the shares of common stock, par value $0.10 per share, of the Company that are issuable upon conversion of the Debentures. The capitalized terms used herein, unless otherwise defined, have the meanings assigned to them in the Registration Statement.

               In connection herewith, we have examined:

               3.   the Registration Statement;

               4.   the Debentures; and

               5. the Indenture (together with the Debentures, the "Documents").

               We have examined the originals, or copies certified to our satisfaction, of such other agreements, instruments and documents, and have made such other investigation, as we have deemed necessary as a basis for the opinion expressed below. We have assumed that (a) the Company (i) is duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is incorporated and (ii) has the corporate power and authority to enter into and perform the Documents, (b) the Documents have been duly authorized, executed and delivered by the Company, (c) the Documents do not conflict with or violate


                                 Page 128 of 137









     July 30, 1996
     Page 2



     (i) the charter documents or board resolutions of the Company,
     (ii) any contract or court order to which the Company is a party or by which it is bound or (iii) the laws or regulations of any jurisdiction (other than the State of New York), (d) all parties have performed all of their obligations under the Documents, and
     (e) all warranties and representations as to factual matters of the Company under the Documents are true. We have further assumed the due execution and delivery, pursuant to due authorization, of the Documents and the documents and instruments referred to therein by each of the parties thereto other than the Company.

               Based upon the foregoing and subject to the limitations set forth below, we are of the opinion that the Debentures are the legal, valid and binding obligations of the Company enforceable against the Company in accordance with their terms, subject to (a) applicable reorganization, insolvency, liquidation, readjustment of debt, moratorium, fraudulent transfer or other similar laws affecting the enforcement of creditors, rights generally and (b) general principles of equity (whether considered in a proceeding in equity or at law).

               Our opinion set forth above is subject to the following exceptions and qualifications:

               (a) Provisions in the Documents which require that any waiver be in writing to be effective may not be enforceable.

               (b) We express no opinion as to the provision of the last paragraph of Section 7.7 of the Indenture to the extent it provides that obligations thereunder shall survive the discharge thereof under the Bankruptcy Law.

               (c) The enforceability of Section 14.15 of the Indenture may be limited to circumstances in which the unenforceable portion of the Indenture is not an essential part thereof.

               Our opinion herein is limited to the laws of the State of New York. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement, and we further consent to the use of our name under the caption "Legal Matters" in the Prospectus forming a part of such Registration Statement. Except as stated above, without our prior written consent, this opinion







                                 Page 129 of 137









     July 30, 1996
     Page 3



     may not be furnished or quoted to, or relied upon by, any other person or entity for any purpose.


                                     Very truly yours,

                                     /s/ Kaye, Scholer, Fierman,
                                         Hays & Handler, LLP











































                                 Page 130 of 137








                                EXHIBIT 23.1


                 CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

               As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our reports dated December 12, 1995 included in Applied Magnetics Corporation's Form 10-K for the year ended September 30, 1995 and to all references to our Firm included in this registration statement.



                                               /s/ ARTHUR ANDERSEN LLP

                                               ARTHUR ANDERSEN LLP


     Los Angeles, California

     July 22, 1996



































                                 Page 131 of 137








                                EXHIBIT 25.1


     _________________________________________________________________

                     SECURITIES AND EXCHANGE COMMISSION
                          Washington, D. C.  20549
                         _________________________

                                 FORM  T-1

                          STATEMENT OF ELIGIBILITY
                  UNDER THE TRUST INDENTURE ACT OF 1939 OF
                 A CORPORATION DESIGNATED TO ACT AS TRUSTEE
                ___________________________________________
            CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF
              A TRUSTEE PURSUANT TO SECTION 305(b)(2) ________
                  ________________________________________
                          THE CHASE MANHATTAN BANK
            (Exact name of trustee as specified in its charter)

     New York                                               13-4994650
     (State of incorporation                          (I.R.S. employer
     if not a national bank)                       identification No.)

     270 Park Avenue
     New York, New York                                          10017
     (Address of principal executive offices)               (Zip Code)

                             William H. McDavid
                              General Counsel
                              270 Park Avenue
                          New York, New York 10017
                            Tel:  (212) 270-2611
         (Name, address and telephone number of agent for service)
               _____________________________________________
                       APPLIED MAGNETICS CORPORATION
            (Exact name of obligor as specified in its charter)

     Delaware                                               95-1950506
     (State or other jurisdiction of                  (I.R.S. employer
     incorporation or organization)                identification No.)

     75 Robin Hill Road
     Goleta, California                                     93117-3108
     (Address of principal executive offices)               (Zip Code)

                ___________________________________________
             7.00% Convertible Subordinated Debentures Due 2006
                    (Title of the indenture securities)
           _____________________________________________________






                                 Page 132 of 137








                                  GENERAL
                                  -------
     Item 1.   General Information.
     ------    -------------------
          Furnish the following information as to the trustee:

          (a) Name and address of each examining or supervising authority to which it is subject.

               New York State Banking Department, State House, Albany, New York 12110.

               Board of Governors of the Federal Reserve System,
     Washington, D.C., 20551

               Federal Reserve Bank of New York, District No. 2,
     33 Liberty Street, New York, N.Y.

               Federal Deposit Insurance Corporation, Washington,
     D.C., 20429.


          (b) Whether it is authorized to exercise corporate trust powers.

               Yes.


     Item 2.   Affiliations with the Obligor.
     ------    -----------------------------
          If the obligor is an affiliate of the trustee, describe each such affiliation.

          None.


     Item 16.  List of Exhibits
     -------   ----------------
          List below all exhibits filed as a part of this Statement of Eligibility.

          1. A copy of the Articles of Association of the Trustee as now in effect, including the Organization Certificate and the Certificates of Amendment dated February 17, 1969, August 31, 1977, December 31, 1980, September 9, 1982, February 28, 1985 and December 2, 1991. (see Exhibit 1 to Form T-1 filed in connection with Registration Statement No. 33-50010, which is incorporated by reference).

          2. A copy of the Certificate of Authority of the Trustee to Commence Business (see Exhibit 2 to Form T-1 filed in connection with Registration Statement No. 33-50010, which is incorporated by reference).




                                 Page 133 of 137








          3. None, authorization to exercise corporate trust powers being contained in the documents identified above as Exhibits 1 and 2.

          4.  A copy of the existing By-Laws of the Trustee (see
     Exhibit 4 to Form T-1 filed in connection with Registration
     Statement No. 33-84460, which is incorporated by reference).

          5.  Not applicable.

          6. The consent of the Trustee required by Section 321(b) of the Act (see Exhibit 6 to Form T-1 filed in connection with Registration Statement No. 33-50010, which is incorporated by reference).

          7. A copy of the latest report of condition of the Trustee, published pursuant to law or the requirements of its supervising or examining authority.

          8.  Not applicable.

          9.  Not applicable.


                                 SIGNATURE
                                 ---------
          Pursuant to the requirements of the Trust Indenture Act of 1939, the Trustee, The Chase Manhattan Bank, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of New York and State of New York, on the 15th day of July, 1996.
                                   THE CHASE MANHATTAN BANK

                                   By /s/ John T. Needham, Jr.
                                      ------------------------
                                      Assistant Treasurer



















                                 Page 134 of 137








                           Exhibit 7 to Form T-1

                              Bank Call Notice

                           RESERVE DISTRICT NO. 2
                    CONSOLIDATED REPORT OF CONDITION OF
                               Chemical Bank
                of 270 Park Avenue, New York, New York 10017
                   and Foreign and Domestic Subsidiaries,
                  a member of the Federal Reserve System,
                at the close of business March 31, 1996, in
      accordance with a call made by the Federal Reserve Bank of this
      District pursuant to the provisions of the Federal Reserve Act.

                              Dollar Amounts
                  ASSETS                                   in Millions
     Cash and balances due from depository institutions:
          Noninterest-bearing balances and
          currency and coin                                   $  3,391
          Interest-bearing balances                              2,075
     Securities:
     Held to maturity securities                                 3,607
     Available for sale securities                              29,029
     Federal Funds sold and securities purchased under
          agreements to resell in domestic offices of the
          bank and of its Edge and Agreement subsidiaries,
          and in IBF's:
          Federal funds sold                                     1,264
          Securities purchased under agreements to resell          354
     Loans and lease financing receivables:
          Loans and leases, net of unearned income     $73,216
          Less: Allowance for loan and lease losses      1,854
          Less: Allocated transfer risk reserve            104
          Loans and leases, net of unearned income,
          allowance, and reserve                                71,258
     Trading Assets                                             25,919
     Premises and fixed assets (including capitalized
          leases)                                                1,337
     Other real estate owned                                        30
     Investments in unconsolidated subsidiaries and
          associated companies                                     187
     Customer's liability to this bank on acceptances
          outstanding                                            1,082
     Intangible assets                                             419
     Other assets                                                7,406
     TOTAL ASSETS                                             $147,358
                                                             =========










                                 Page 135 of 137








     LIABILITIES

     Deposits
          In domestic offices                                  $45,786
          Noninterest-bearing      $14,972
          Interest-bearing          30,814
          In foreign offices, Edge and Agreement
            subsidiaries, and IBF's                             36,550
          Noninterest-bearing      $   202
          Interest-bearing          36,348

     Federal funds purchased and securities sold under agree-
     ments to repurchase in domestic offices of the bank and
          of its Edge and Agreement subsidiaries, and in IBF's
          Federal funds purchased                               11,412
          Securities sold under agreements to repurchase         2,444
     Demand notes issued to the U.S. Treasury                      699
     Trading liabilities                                        19,998
     Other Borrowed money:
          With a remaining maturity of one year or less         11,305
          With a remaining maturity of more than one year          130
     Mortgage indebtedness and obligations under capitalized
          leases                                                    13
     Bank's liability on acceptances executed and outstanding    1,089
     Subordinated notes and debentures                           3,411
     Other liabilities                                           6,778

     TOTAL LIABILITIES                                         139,615


     EQUITY CAPITAL

     Common stock                                                  620
     Surplus                                                     4,664
     Undivided profits and capital reserves                      3,058
     Net unrealized holding gains (Losses)
     on available-for-sale securities                            (607)
     Cumulative foreign currency translation adjustments             8

     TOTAL EQUITY CAPITAL                                        7,743
                                                                ______
     TOTAL LIABILITIES, LIMITED-LIFE PREFERRED
          STOCK AND EQUITY CAPITAL                            $147,358
                                                            ==========

     I, Joseph L. Sclafani, S.V.P. & Controller of the above-named bank, do hereby declare that this Report of Condition has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true to the best of my knowledge and belief.
                         JOSEPH L. SCLAFANI





                                 Page 136 of 137








     We, the undersigned directors, attest to the correctness of this Report of Condition and declare that it has been examined by us, and to the best of our knowledge and belief has been prepared in conformance with the in-structions issued by the appropriate Federal regulatory authority and is true and correct.

               WALTER V. SHIPLEY        )
               EDWARD D. MILLER         )DIRECTORS
               THOMAS G. LABRECQUE      )















































                                 Page 137 of 137